                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                                    Agreement

                                     between

                                 Spescom Limited

                            Spescom CIT (Pty) Limited

                              Altris Software, Inc.

                          Altris International Limited

                                Altris Group Plc

                                       and

                             Altris Software Limited

1.    Interpretation

1.1 The clause headings of this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2         Unless a contrary intention clearly appears -

1.2.1             expressions which denote -

1.2.1.1                 any gender shall include the other genders;

1.2.1.2 a natural person shall include an artificial person and vice versa;

1.2.1.3                 the singular shall include the plural and vice versa;

1.2.2 the following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings -

1.2.2.1           the accounting
                  date               -     shall mean December 31, 1998;

1.2.2.2           the Accounts       -     shall mean the audited financial
                                           statements of the company as at the
                                           accounting date which is accompanied
                                           by an opinion issued and signed by
                                           the auditors in unqualified form save
                                           and except for a going concern
                                           qualification together with other
                                           documents required by law to be
                                           annexed thereto, a copy of which is
                                           attached as Appendix 1;

1.2.2.3           the Acts           -     shall mean the Companies Acts of 1985
                                           and 1989 (as amended) regulating the
                                           affairs of companies incorporated
                                           under English law;

1.2.2.4           the Altris Group   -     shall mean that group of companies
                                           comprising of Altris Inc as the
                                           ultimate parent company and its
                                           subsidiaries;

1.2.2.5           Altris Inc         -     shall mean Altris Software, Inc.
                                           organised according to the laws of
                                           the State of California, United
                                           States of America, and the common
                                           stock of which is traded on the OTC
                                           Bulletin Board;

1.2.2.6           Altris
                  International      -     shall mean Altris International
                                           Limited, company number 3080640,
                                           incorporated under the Acts;

1.2.2.7           Altris Limited
                  or the company     -     shall mean Altris Software Limited,
                                           company number 2625912, originally
                                           incorporated under the Acts under the
                                           name and style of Trimco Enterprises
                                           Limited;

1.2.2.8           Altris Plc         -     shall mean Altris Group Plc, company
                                           number 2253256, originally
                                           incorporated under the Acts under the
                                           name and style of Trimco Group Plc;

1.2.2.9           Altris products    -     shall mean those products in respect
                                           of which any member of the Altris
                                           Group claims proprietorship and as
                                           identified in Appendix 2;

1.2.2.10          the Altris
                  Software
                  securities
                  litigation         -     shall mean that litigation between
                                           plaintiffs and defendants Altris Inc,
                                           Jay V Tanna, and John W Louw, in
                                           Robert Reiger, et al, on behalf of
                                           themselves and all others similarly
                                           situated, v. Altris Software, Inc.,
                                           et al, United States District Court,
                                           Southern District of California, Case
                                           No. 98 CV 0528 TW(JFS), consolidated
                                           with Case Nos. 98 CV 0553, 98 CV
                                           0612, 98 CV 0697, 98 CV 0806, and 98
                                           CV 0827, and all related litigation
                                           including counterclaims and
                                           cross-claims;

1.2.2.11          Altris' solicitors -     shall mean Allen and Overy,
                                           solicitors of London;

1.2.2.12          the attorneys      -     shall mean Kallmeyer & Strime,
                                           attorneys of Johannesburg, Republic
                                           of South Africa;

1.2.2.13          the auditors       -     shall mean the auditors of the
                                           company from time to time and shall
                                           at the effective
                                           date and as at the closing date be
                                           Grant Thornton;

1.2.2.14          the bank           -     shall mean Lloyds Bank Plc;

1.2.2.15          the closing date   -     shall mean a date 3 (three) days
                                           after the fulfilment or waiver, as
                                           the case may be, of the conditions,
                                           or earlier as may be agreed upon by
                                           the parties in writing;

1.2.2.16          the conditions     -     shall mean those conditions to which
                                           this agreement is subject as set out
                                           in 4;

1.2.2.17          the distribution
                  agreements         -     shall mean those exclusive
                                           distribution agreements to be
                                           concluded between:-

1.2.2.17.1                                       Spescom CIT and Altris Limited
                                                 in terms of which Altris
                                                 Limited is afforded exclusivity
                                                 to exploit the Spescom products
                                                 in the rest of the world
                                                 excluding sub-Saharan Africa;
                                                 and

1.2.2.17.2                                       Altris Inc and Altris Limited
                                                 in terms of which Altris
                                                 Limited is afforded exclusivity
                                                 to exploit the Altris products
                                                 in the rest of the world;

                                                 copies of which are attached as
                                                 Appendices 3 and 4
                                                 respectively;

1.2.2.18          effective date     -     shall mean 24h00 on March 31, 1999;

1.2.2.19          effective date
                  management
                  accounts           -     shall mean that pack of unaudited
                                           management accounts of the company as
                                           at the effective date, a copy of
                                           which is attached as Appendix 5;

1.2.2.20          Excon              -     shall mean the Exchange Control
                                           Authorities of the South African
                                           Reserve Bank;

1.2.2.21          execution date     -     shall mean the date of last signature
                                           hereto;

1.2.2.22          the executives     -     shall mean those persons whose names
                                           are reflected in Appendix 6, being
                                           senior executives in the employ of
                                           Altris Limited;

1.2.2.23          letter of intent   -     shall mean that letter of intent
                                           signed on behalf of SL and Altris Inc
                                           dated March 15, 1999;

1.2.2.24          rest of the world  -     shall mean all territories other than
                                           North, South, and Central America,
                                           the Caribbean and Mexico;

1.2.2.25          SL                 -     shall mean Spescom Limited,
                                           Registration No. 87/01083/06, a
                                           company incorporated in the Republic
                                           of South Africa, and shall for the
                                           purposes of this agreement if the
                                           provisions of 22.2 are applicable
                                           refer to its nominated subsidiary;

1.2.2.26          SL warranties      -     shall mean those warranties which
                                           shall be afforded to Altris Inc as
                                           set out in Appendix 16;

1.2.2.27          the settlement     -     shall mean that memorandum of
                                           understanding containing the
                                           principal terms of a settlement in
                                           relation to the Altris Software
                                           securities litigation, a copy of
                                           which is attached hereto as Appendix
                                           18;

1.2.2.28       the shareholders
               agreement             -     shall mean that agreement attached
                                           hereto as Appendix 7 and which shall
                                           come into effect on the
                                           implementation of this agreement on
                                           the closing date;

1.2.2.29       the shareholders
               claims                -     shall mean all claims of whatsoever
                                           nature and kind and howsoever arising
                                           which at the effective date shall be
                                           held by Altris Plc having
                                           consolidated in its own name as a
                                           single creditor all such claims as
                                           may immediately prior to the
                                           effective date have been held by all
                                           companies within the Altris Group as
                                           against Altris Limited and which
                                           shall be equal to or exceed GBP7 652
                                           245 (seven million six hundred and
                                           fifty two thousand two hundred and
                                           forty five pounds sterling);

1.2.2.30       Spescom CIT           -     shall mean Spescom CIT (Pty) Limited,
                                           Registration No. 83/08746/07, a
                                           company incorporated in the Republic
                                           of South Africa, the ultimate holding
                                           company of which is SL;

1.2.2.31       Spescom group         -     shall mean SL and its various
                                           subsidiaries and associated
                                           companies;

1.2.2.32       Spescom products      -     shall mean those products in respect
                                           of which any member of the Spescom
                                           group claims proprietorship and as
                                           identified in Appendix 8;

1.2.2.33       Spescom's solicitors  -     shall mean S J Berwin & Co.,
                                           solicitors of London;

1.2.2.34       taxation              -     shall mean all forms of taxation,
                                           duties, rates, levies, contributions,
                                           withholdings, deductions, liabilities
                                           to account, charges and imposts
                                           whether imposed in the United Kingdom
                                           or elsewhere in the world, including
                                           but
                                           not limited to all penalties,
                                           charges, costs and interest relating
                                           thereto or otherwise imposed by any
                                           taxation authority;

1.2.2.35       the UK warranties     -     shall mean those warranties and
                                           representations which shall be made
                                           by Altris Inc and Altris Plc in
                                           favour of SL as set out in Appendix
                                           9;

1.2.2.36       the US warranties     -     shall mean those warranties and
                                           representations which shall be made
                                           by Altris Inc and Altris Plc jointly
                                           and severally in favour of SL as set
                                           out in Appendix 10.

1.3 Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

1.5 When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.6 Where figures are referred to in numerals and in words, if there is any conflict between the two the words shall prevail.

1.7 A reference to a document includes an amendment or supplement to, or replacement or novation of that document.

1.8 Where a certificate or determination is required by the auditors in terms of this agreement, such shall be prepared by the auditors acting as experts and not as arbitrators and shall be final and binding upon the parties save for any manifest error in calculation.

1.9 Schedules, annexures and appendices to this agreement shall be deemed to be incorporated in and form part of this agreement.

1.10        The preamble shall be deemed to be incorporated herein.

2.    Preamble

      It is hereby recorded that:-

2.1         the ultimate holding company of Spescom CIT is SL;

2.2         Altris International is a wholly-owned subsidiary of Altris Inc;

2.3         Altris Plc is a wholly-owned subsidiary of Altris International;

2.4         Altris Limited is a wholly-owned subsidiary of Altris Plc;

2.5 Altris Inc has established a commercial relationship with Spescom CIT and has commenced a successful exploitation of certain of the Altris products in conjunction with certain of the Spescom products principally through Altris Limited and Altris Inc;

2.6         Altris Limited has been funded ultimately by Altris Inc;

2.7 for good commercial reasons SL is prepared subject to the terms and conditions contained herein to invest in Altris Limited and Altris Inc, and the Altris Group is prepared to achieve a restructure of the shareholding in and claims against Altris Limited to meet the requirements of SL;

2.8 the parties have reached agreement relating to the aforegoing and peripheral matters which they require to be reduced to writing and to be signed by them before the same shall be or become binding upon them;

2.9 in consideration of the mutual undertakings contained herein, the parties hereby agree as follows.

3.    Indivisibility

      Notwithstanding the plurality of the transactions herein recorded, this agreement shall be construed as an indivisible whole, no one aspect being severable from any other.

4.    The conditions

4.1 This agreement in its entirety is subject to and conditional upon the fulfilment of the following conditions precedent on or before May 14, 1999:-

4.1.1 the board of directors of Altris Inc, and the board of directors and shareholders of Altris Plc approving and ratifying this transaction to the extent required at law;

4.1.2 the boards of directors of SL and Spescom CIT approving and ratifying this transaction to the extent required at law;

4.1.3 a due diligence of the business, assets, operations, prospects, affairs, trade and dealings of the company being conducted by SL, and SL in its discretion expressing its satisfaction therewith;

4.1.4 the written approval of Merrill Lynch Business Financial Services Inc, Sirrom Capital Corporation d/b/a Tandem Capital, and the bank to the implementation of this transaction being obtained including the confirmation by each of Merrill Lynch Business Financial Services Inc and Sirrom Capital Corporation d/b/a Tandem Capital, and the bank that it has no lien or encumbrance on any of the assets of Altris Limited, Altris Plc or Altris International and permitting of a pledge in favour of SL (in a form reasonably determined by the attorneys) by Altris Plc of its 40% shareholding as shall be owned by it in Altris Limited by virtue of the implementation of the provisions of this agreement, such pledge not to extend beyond a period of 2 (two) years from the closing date;

4.1.5 the approval of Excon to the implementation of the transactions herein envisaged being obtained;

4.1.6 except as finds expression in the Disclosure Letter to the UK warranties, neither the bank nor any other creditor will have instituted proceedings by way of formal motion, application or other appropriate court procedure to place the company into receivership, liquidation, administration or any similar situation, nor shall any similar proceedings or voluntary arrangement have been instituted against or initiated by Altris Inc or the company; nor shall Altris Inc have made any general arrangement or assignment for the benefit of creditors; nor shall Altris Inc have become bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute or similar statute or law in the United States of America (unless, in the case of a petition filed against Altris Inc, such petition is dismissed within 30 (thirty) days after its original filing); nor shall any appointment of a trustee or receiver have been made to take possession of substantially all of Altris Inc's assets (unless possession is restored to Altris Inc within 30 (thirty) days after such taking); nor shall there have been any attachment, execution or judicial seizure of substantially all of Altris Inc's assets (unless such attachment, execution or judicial seizure is discharged within 30 (thirty) days after such attachment, execution or judicial seizure);

4.1.7 the approval of all applicable Government, State and other regulatory authorities both in the United Kingdom and United States of America to the conclusion and implementation of this agreement to the extent required, being obtained;

4.1.8 the parties shall have received opinion from legal counsel conversant with applicable law in the United Kingdom and the United States of America that to the extent required the terms and conditions of this agreement insofar as they affect the jurisdictions of the United Kingdom and the United States of America, comply with applicable legislation and common law (including Blue Sky), alternatively this agreement shall be re-negotiated between the parties and signed by the parties to comply therewith.

4.2 This agreement in its entirety is further subject to the resolutive conditions that on the date on which the last of the conditions referred to in 4.1.1 to 4.1.8 inclusive is fulfilled or waived, as the case may be:-

4.2.1 the currency exchange rate between ZAR and GBP does not exceed a ratio of 11:1, or between ZAR and USD does not exceed a ratio of 6,5:1;

4.2.2 the implementation of the settlement shall not have been aborted or delayed nor shall significant and/or material objection thereto have been noted by any person affected thereby, which objection is reasonably expected to result in the settlement being aborted or delayed or not approved by the court.

4.3 The aforegoing conditions are stipulated for the benefit of the parties and may only be waived or relaxed, in whole or in part, in writing signed by those affected thereby.

4.4 Each of the parties undertakes to use its best endeavours to achieve the fulfilment of the conditions.

4.5 In the event that any of the conditions are not fulfilled, waived, or relaxed, as the case may be, by May 14, 1999 or such later date that the parties may agree to in writing, this agreement shall, save for the provisions of 14, 16, 17, 21, and 23 be null and void and to the extent that any portion thereof has been implemented, the parties shall co-operate with each other to be restored to their respective positions quo ante.

5.    Restructuring and events upon closing date

5.1 The parties undertake upon the closing date to pass all such resolutions and to do all things as may be required to achieve that in consequence thereof, inter alia:-

5.1.1             through a fresh issue of shares in the company:-

5.1.1.1 the shareholders claims are converted to equity ranking pari passu in all respects with the existing issued share capital in the company, crediting to the extent required share premium account having regard to the philosophy and intent of this agreement and in particular this 5;

5.1.1.2 against payment of the sum of USD 400 000 (four hundred thousand United States Dollars) to the company (out of the funds to be received by Altris Plc pursuant to the provisions of 6) Altris Plc is issued with so many ordinary shares in the capital of the company ranking pari passu in all respects with all other existing issued shares in the capital of the company (being the two ordinary shares already owned by it constituting at the execution date and at the closing date the entire issued share capital of the company, and those shares into which the shareholders' claims are capitalised pursuant to the provisions of 5.1.1.1) and having regard to the provisions of 5.1.1.3 such as to constitute it as the registered and beneficial owner of 40% (forty per cent) of the fully diluted issued share capital in the company, the remaining 60% (sixty per cent) being owned by SL;

5.1.1.3 against payment of the sum of USD1 200 000 (one million two hundred thousand United States Dollars) to the company, SL is issued with so many ordinary shares in the capital of the company, ranking pari passu in all respects with all other existing share capital in the company and having regard to the provisions of 5.1.1.1 and 5.1.1.2 such as to constitute it then as the registered and beneficial owner of 60% (sixty per cent) of the fully diluted issued share capital in the company, the remaining 40% (forty per cent) being owned by Altris Plc;

5.1.2 service agreements between the executives and the company in the form annexed hereto as Appendices 11 and 12 shall be signed;

5.1.3 the financial year-end of the company, i.e the accounting reference date, shall be changed to 30 September;

5.1.4 the assets (including the software licenses and maintenance services to which the company may be entitled in respect of prepaid royalties and maintenance fees) stipulated in Appendix 13 and the ongoing obligations of the company beyond the effective date as stipulated in Appendix 14 shall be ceded, assigned and delegated in favour of Altris Inc on the closing date which hereby accepts such delegation and assumes liability therefor, all with the consent of the relevant creditors, and to the extent that such consent is not obtained Altris Inc shall discharge that liability and/or obligation without charge upon the company hereby indemnifying and holding harmless the company in respect of any claim against it therefor;

5.1.5 Altris Plc shall no later than the closing date deposit or procure the deposit of, or ensure that there is cash available to the credit of the account of the company conducted with the bank, an amount of

                  GBP100 000 (one hundred thousand pounds) to serve as working capital for the company, and if injected by any member of the Altris Group (excluding the company) shall be incorporated in and form portion of the shareholders claims to be converted to equity pursuant to 5.1.1.1;

5.1.6 the shareholders agreement shall come into effect and the terms thereof shall immediately be implemented, including without derogating from the generality of the aforegoing, insofar as the same relates to the appointment of directors and officers of the company;

5.1.7 Altris Limited shall pay to Spescom CIT the sum of GBP19 822,75 (nineteen thousand eight hundred and twenty two pounds seventy five pence) and Altris Inc shall pay to Spescom CIT the sum of USD101 807,51 (one hundred and one thousand eight hundred and seven United States Dollars fifty one cents) on the closing date. The parties reserve the right to debate such amounts, which are not regarded as conclusive payments in full settlement, at a later date.

5.1.8 Altris Plc shall pledge its 40% of the fully diluted shareholding in Altris Limited to SL in the form annexed hereto as Appendix 19.

5.2 Altris Plc shall produce to SL, in a form reasonably acceptable to the attorneys, written confirmation from:-

5.2.1 Merant International Limited (formerly Intersolv) (in relation to Sequelink licences) that against payment by the company of GBP20 000 (twenty thousand pounds) it will consent to the company ceding, assigning and delegating all rights and obligations in respect of existing agreement with the company in favour of Altris Inc which hereby accepts such cession, assignment and delegation, and in consequence of which Merant International Limited (formerly Intersolv) shall have no further claims against the company;

5.2.2 Fulcrum (in relation to FTR licences) that as at the effective date the liability due by the company to it was GBP15 151 (fifteen thousand one hundred and fifty one pounds) and that with effect from the effective date it has consented to the company ceding, assigning and delegating in favour of Altris Inc which has recorded its acceptance of the cession, assignment and delegation of all rights and obligations arising out of the contract between Fulcrum and the company and that as against payment of the aforesaid sum it will have no further claims against the company;

5.2.3 Inso Corporation (in relation to Torch licences) that against payment by the company of GBP9 697 (nine thousand six hundred and ninety seven pounds) it will consent to the company ceding, assigning and delegating all rights and obligations in respect of existing agreement with the company in favour of Altris Inc which hereby accepts such cession, assignment and delegation, and in consequence of which Inso Corporation shall have no further claims against the company;

5.2.4 Noblenet that as at the effective date the liability due by the company to it was GBP10 715,91 (ten thousand seven hundred and fifteen pounds ninety one pence) and that with effect from the effective date it has consented to the company ceding, assigning and delegating in favour of Altris Inc which has recorded its acceptance of the cession, assignment and delegation of all rights and obligations arising out of the contract between Noblenet and the company and that as against payment of the aforesaid sum it will have no further claims against the company;

5.2.5 Staffware Plc that it has passed credit in the sum of GBP 117 134 (one hundred and seventeen thousand one hundred and thirty four pounds) in favour of the company, has no further claims against the company and consents to all further obligations which might have been owed by the company to it being delegated to and assumed by Altris Inc;

5.2.6 Data General Corporation consenting to claims previously made by it upon the company constituting claims due not by the company but by Altris Inc, notwithstanding any documentation to the contrary;

5.2.7 Confederation Life Insurance Company (UK) Limited and Confederation Pooled Pensions Limited as landlords that they consent to the agreement of lease as between the landlords and Altris Plc as tenant being ceded, assigned and delegated without penalty on request in favour of Altris Limited and with effect from the effective date. The costs thereof shall be borne equally between Altris Inc and Altris Limited.

5.3         Altris Inc shall out of the proceeds to be paid to it in terms of
            7.1.1 effect payment of USD 200 000 (two hundred thousand United States Dollars) as collateral security for any obligations owed by Altris Inc or Altris Plc arising out of this agreement in favour of SL, into a joint account which shall be opened in the name of Altris Inc and administered solely by Spescom's solicitors and Altris' solicitors. Such amount shall be invested in a demand deposit account with a registered bank determined by the said solicitors and shall remain so invested until extinguished by any valid claim or until the expiration of a period of 2 (two) years from the closing date, whichever shall occur first. The purpose of the amount so held in escrow shall be to satisfy any valid claim made by SL pursuant to the provisions of this agreement and SL shall enjoy a first charge over the funds so held. The payment of any sum towards satisfaction of any such claim shall not in any way prejudice or affect any other rights or remedies of SL for the purpose of recovering any amount due by Altris Inc and/or Altris Plc and not satisfied by payment made out of the joint account. Interest accrued shall belong to Altris Inc. Unless utilised in accordance with the escrow any payment out of the joint account shall be effected on the joint signatures of Altris' solicitors and Spescom's solicitors on the written instructions of Altris Inc and SL, an order of court, or an arbitrator's award for that payment to be made. In the absence of such written instructions, Spescom's solicitors and Altris' solicitors shall have no obligation to release any funds from the account or to otherwise take any action.

5.4 In order to facilitate the payments to be made in terms of this agreement all amounts to be paid by SL in terms of 6 and 7 shall be paid to Spescom's solicitors who shall be obliged to immediately after receipt thereof effect payment on behalf of Altris Inc and Altris Plc of the amounts referred to in 5.1.1.2, 5.1.7, and 5.3 and on behalf of the company the amount referred to in 5.1.7, and thereafter account and pay the balance to the parties entitled thereto.

5.5 The parties shall do and sign all things necessary as are required to comply with the provisions of the Acts and to achieve the implementation of both the letter and spirit of this agreement.

5.6 The entire restructuring as envisaged in this 5 as read with 6 and 7 shall be deemed to have taken place simultaneously.

6.    Payment to Altris Inc

      In consideration for the conclusion of this agreement and the restructuring of the company as envisaged in 5, SL shall upon the closing date effect payment of the sum of USD1 000 000 (one million United States Dollars) to Altris Inc, which shall be obliged to simultaneously lend and advance Altris Plc USD600 000 (six hundred thousand United States Dollars) to enable Altris Plc to fulfil its obligations in terms of 5.1.1.2 and 5.3.

7.    Investment by SL in Altris Inc.

7.1

7.1.1 SL undertakes upon the closing date to pay to Altris Inc the sum of USD1 800 000 (one million eight hundred thousand United States Dollars) against the issue of 2 000 000 (two million) shares of common stock in Altris Inc, provided that in the event that the settlement is aborted or delayed or is not approved by the court for any reason, by September 30, 1999, there shall be issued to SL 1 000 000 (one million) additional shares of common stock in Altris Inc, the parties anticipating the possibility of a decrease in the value of such stock in such event.

7.1.2

7.1.2.1 At the request of SL sent to Altris Inc in writing Altris Inc shall use its best efforts to register the shares purchased by SL under 7.1.1 of this agreement under the Securities Act of 1933 ("the Securities Act") (other than on SEC Forms S-4 or S-8) or any successor form thereto) for sale by SL at anytime after the first anniversary of the closing date, including compliance with California blue sky laws. Altris Inc shall bear all costs and expenses of such registration customarily borne by the issuing company. Notwithstanding the foregoing, if:-

7.1.2.1.1 in the good faith judgment of the Board of Directors of Altris Inc., the filing of a registration statement as soon as practicable after receipt of the request for registration under this 7.1.2.1 would be seriously detrimental to Altris Inc. because there exist bona fide financing, acquisition or other activities of Altris Inc, and the Board of Directors concludes as a result, that it is essential to defer the filing of such registration statement at such time, and

7.1.2.1.2 Altris Inc. shall furnish SL a certificate signed by the President of Altris Inc stating that in the good faith judgment of the Board of Directors of Altris Inc, it would be materially detrimental to Altris Inc. for such registration statement to be filed in the near future and that it is essential to defer the filing of such registration statement, then Altris Inc may defer such filing for a period of not more that 90 days after receipt of the registration request, provided that the Altris Inc shall not defer its obligation in this manner for more than an aggregate of 90 days in any twelve month period.

7.1.2.2 Altris Inc shall promptly give to SL written notice of its decision to register any of its securities under the Securities Act (other than on SEC forms S-4 or S-8) or any successor form thereto) and shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, any or all of the shares purchased by SL under this agreement which SL specifies in a written request made within 15 (fifteen) days after receipt of the written notice from Altris Inc; provided, however, that:-

7.1.2.2.1 the maximum number of Shares to be sold shall not exceed the maximum number of Shares which the managing underwriter of the offering considers in good faith to be appropriate based on market conditions and other relevant factors (including, without limitation, pricing) (the "Maximum Number"); and

7.1.2.2.2 if the total quantity of securities desired to be sold exceeds the Maximum Number, Altris Inc. shall be entitled to include in the offering the full amount of Securities to be sold by Altris Inc. or by any holder who has exercised a demand registration right with respect to such offering, and each person who elects to participate in the offering shall be entitled to sell up to any remaining amount of Securities in proportion to the number of Securities held by such shareholder.

                  Nothing in 7.1.2.2 shall derogate from SL's rights under the provisions of 7.1.2.1.

7.1.2.3 Altris Inc shall inform SL in writing of the initiation of each such registration and the completion thereof. Altris Inc shall:-

7.1.2.3.1 use its best efforts to keep such registration effective for so long as any other selling shareholder registration statement of Altris Inc is kept effective, or until SL has completed the distribution described in the registration statement relating thereto, whichever first occurs;

7.1.2.3.2 furnish such reasonable number of prospectuses and other documents incidental thereto as from time to time SL may reasonably request; and

7.1.2.3.3 in connection with any underwritten registration, Altris will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the shares purchased by SL under this agreement, provided such underwriting agreement contains customary underwriting provisions.

7.1.3

7.1.3.1 The issuance by Altris Inc of any further shares shall, until SL has been issued with those shares to which it becomes entitled pursuant to the provisions of 7.1.1, be prohibited unless SL shall enjoy a right to increase on a proportional basis those shares in Altris Inc to which it becomes entitled in terms of 7.1.1.

7.1.3.2 So long as SL continues to hold at least 10% (ten per cent) of the Fully Diluted Shares (as hereinafter defined), subject to the terms and conditions specified in this 7.1.3.2, Altris Inc hereby grants to SL a right of first offer with respect to future sales by Altris Inc of its Shares (as hereinafter defined). Each time Altris Inc proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), Altris Inc shall first make an offering of such Shares to SL in accordance with the following provisions:-

7.1.3.2.1 Altris Inc shall deliver a notice ("Notice") to SL stating:-

7.1.3.2.1.1                   its bona fide intention to offer such Shares;

7.1.3.2.1.2                   the number of such Shares to be offered; and

7.1.3.2.1.3 the price and terms, if any, upon which it proposes to offer such Shares.

7.1.3.2.2 Within 15 (fifteen) calendar days after receipt of the Notice, SL may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion or exercise of all convertible or exercisable securities of Altris Inc then held ("collectively, the "Fully Diluted Shares") by SL bears to the total number of shares of common stock of Altris Inc then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) issued and held by all security holders of Altris Inc.

7.1.3.2.3 If all Shares referred to in the Notice are not elected to be obtained as provided in 7.1.3.2.2, Altris Inc may, during the 60 (sixty) day period following the expiration of the period provided in 7.1.3.2.2, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favourable to the offeree than those specified in the Notice. If Altris Inc does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 (thirty) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first re-offered to SL in accordance herewith.

7.1.3.2.4 The right of first offer in this 7.1.3.2 shall not be applicable:-

7.1.3.2.4.1 to the issuance or sale of shares of common stock (or options therefor) to employees, directors, or consultants for the primary purpose of soliciting or retaining their employment or services, or

7.1.3.2.4.2 the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or

7.1.3.2.4.3 the issuance of securities in connection with any merger, acquisition, consolidation, exchange, reorganization, reclassification,.stock split, stock dividend or similar transaction.

7.1.3.2.5 The right of first offer set forth in this 7.1.3.2 may not be assigned or transferred, except that such right is assignable by SL to a purchaser of all of its securities of Altris Inc.

7.2 Effective upon the issuance of shares in Altris Inc to SL the closing of the transactions contemplated hereby, a nominee of SL shall be elected a director. For so long as SL or any affiliate holds 50% (fifty per cent) of common stock issued to SL hereunder, Altris Inc agrees to include a nominee of SL in management's slate of nominees to be elected to the board of directors and to recommend to the stockholders the election of such nominee. Any nominee of SL hereunder shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of Altris Inc, including indemnity and advancement of expenses to the fullest extent permitted under applicable law.

7.3 Altris Inc shall use reasonable efforts to procure that its stockholders shall vote their stock to achieve and maintain compliance with the provisions of 7.2.

8.    Warranties

8.1 Altris Inc and Altris Plc jointly and severally hereby warrant and represent the truth and accuracy of the UK warranties and the US warranties to SL and acknowledge that SL has concluded the whole of this agreement and will implement the transactions which are the subject thereof, relying on the truth and accuracy of the UK warranties and the US warranties.

8.2 Altris Inc and Altris Plc jointly and severally warrant, represent and undertake to SL that each and every UK warranty and US warranty is true, correct, accurate and not misleading at the execution date and that each and every such warranty shall continue to be true, correct and accurate and not misleading throughout the period from the execution date up to and including the closing date, and hereby indemnifies and holds SL harmless in respect of any breach thereof.

8.3 Altris Inc and Altris Plc jointly and severally acknowledge that the conduct of the due diligence investigation referred to in 4.1.3 and any other event or matter shall in no way whatever detract from any of their obligations pursuant to the provisions of this agreement and/or the warranties except a specific and duly authorised written waiver or release.

8.4 SL hereby gives the SL warranties to Altris Inc and acknowledges that Altris Inc has concluded the whole of this agreement and will implement the transactions which are the subject thereof, relying on the truth and accuracy of the SL warranties.

8.5 The representations and warranties set forth in this agreement and the appendices hereto shall survive for a period of two years from the closing date and shall then expire. Upon the expiration of a representation or warranty pursuant to this 8.5, unless written notice of a claim based on such a representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to the party who has made such representation or warranty prior to such expiration, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for breach of contract, tort or under any other legal theory, provided however that in no event shall any provision of 8 be deemed to place any limitation on the making of any claim arising from a fraudulent misrepresentation by any party.

8.6 Promptly after receipt of notice of commencement of any action or the assertion of any claim by a third party against a party to this agreement who is or may be entitled to indemnification in respect of such action or claim for breach of a representation or warranty hereunder, the indemnified party shall give the indemnifying party who made such representation or warranty written notice of such action or claim. In the case of the commencement of an action such notice shall be provided in any event no less than 10 (ten) days (or if notice within 10 (ten) days is not practicable, then as soon as practicable) prior to the date on which any response is required to be filed or served by the indemnified party. The indemnifying party shall then have the right to undertake the defense thereof by representatives of its own choosing that are reasonably satisfactory to the indemnified party; provided, however, that the indemnifying party shall be required to provide reasonable assurances to the indemnified party (which may include a bond, escrow or other security) of its ability to pay the likely costs, award and any other amount for which the indemnified party is entitled to be indemnified.

8.7 No claim in respect of a breach of a representation or warranty will be made by any party against another party (whether for breach of contract, tort or under any other legal theory) unless the aggregate of all costs, expenses, damages and losses ("Losses") incurred by the non-breaching party exceed USD16 000 (sixteen thousand United States Dollars) and only to the extent of any such Losses in excess of USD16 000 (sixteen thousand United States Dollars). In addition, no claim for breach of any representation or warranty may be made by any party against another party (whether for breach of contract, tort or under any other legal theory) to the extent the aggregate Losses claimed (including any Losses previously recovered) by such party exceeds USD2 000 000 (two million United States Dollars).

8.8 If prior to the closing date any of the warranties is found to be untrue, incorrect, inaccurate or misleading, SL shall be entitled to rescind this agreement by notice to Altris Inc on or prior to the closing date. This right to rescind shall be in addition and without prejudice to any rights and remedies which would have been available to SL had this agreement not been rescinded.

8.9 Altris Inc shall immediately give written notice to SL of the occurrence of any event which results or may result in any of the warranties being untrue, incorrect, inaccurate or misleading giving sufficient details of the event.

8.10 Any information supplied by Altris Limited, its officers or employees to Altris Inc, their agents, representatives or advisers in connection with, or to form the basis of, the warranties or any matter covered in the Disclosure Letter, or for any other reason, shall be deemed not to include or have included a representation, warranty or guarantee of its accuracy to Altris Inc and shall not constitute a defence to Altris Inc to any claim made by SL. Altris Inc waives any and all claims against Altris Limited, its officers or employees in respect of any information so supplied.

8.11 If any warranty shall prove to be untrue, inaccurate, incorrect or misleading, SL may at its option and without prejudice to any other right or remedy which may be available to it:-

8.11.1 claim for all loss suffered by it in consequence of such breach of warranty (and for this purpose an amount equal to, without limitation, the amount of any stamp duty (including any penalty for late stamping) payable on any document which ought to be in the possession of Altris Limited as at the date of completion and which has not been properly stamped shall be deemed to be a loss suffered by SL whether or not that company has a legal obligation to present or re-present the same for stamping); and

8.11.2 require Altris Inc and Altris Plc jointly and severally to pay to Altris Limited such sum as is equal to the amount by which the assets of Altris Limited are less, or less valuable, or their liabilities greater, than they would have been if the statement concerned had been true, accurate and correct and not misleading, and for these purposes, without limitation, an amount equal to the amount of any such stamp duty as is described in 8.11.1 shall be deemed to be a liability of Altris Limited; and

8.11.3 require Altris Inc and Altris Plc jointly and severally forthwith when called upon so to do to purchase from Altris Limited any debt to which the warranty contained in paragraph 2.4 of Appendix 9 refers except as provided in the Disclosure Letter to the UK warranties and which shall not have been recovered in full and as therein mentioned for an immediate cash consideration equal to the full value thereof and SL shall procure that upon receipt of such payment in full Altris Limited shall assign such debt to Altris Inc or as they may direct, it being understood, for example, that SL shall not be entitled to require Altris Inc or Altris Plc to make payments to both Altris Limited and SL in respect of the same losses.

            and so that the exercise by SL of any of the additional remedies set out in this 8.11 shall be without prejudice to any other of them, provided that the provisions of this 8.11 shall be construed only to afford compensation to SL to make SL whole, and not to afford it additional punitive compensation.

8.12 Altris Inc agrees to pay to SL from time to time an amount equal to any liability in respect of taxation of the company arising in respect of or by reference to or in consequence of any of the following:-

8.12.1 any transaction, act, circumstance, omission, agreement, arrangement or event whatsoever occurring on or before the closing date; or

8.12.2 any income, profits or gains arising, earned, accrued or received on or before the closing date; or

8.12.3 any income, profits or gains arising, earned, accrued or received on or before the closing date;

            together with costs and expenses incurred and payable by SL or the company in connection with or in consequence of any matter from which it appears that a liability in respect of taxation is or may be imposed which may give rise to a claim under this covenant.

            This covenant shall notwithstanding anything to the contrary contained in this agreement endure for a period of 6 (six) years from the end of the accounting period current at the closing date.

8.13 References to the awareness or knowledge of Altris Inc or Altris Plc as the case may be in a warranty in Appendix 9 shall only limit that warranty by Altris Inc's or Altris Plc's awareness or knowledge if Altris Inc or Altris Plc as the case may be has made all due and careful enquiries to ascertain if the relevant information is true, accurate, correct and not misleading.

8.14 Nothing in this agreement shall be deemed to limit the duty of any party to mitigate its damages in the event it is entitled hereunder to indemnification for any matter.

9.    Releases and other agreements

9.1 SL undertakes that it shall use reasonable endeavours (including without limitation substituting the guarantee of SL or Spescom CIT or paying in full the underlying obligation) as soon as practical after the arrival of the closing date, to achieve the release of Altris Inc from the guarantees extended by Altris Inc in favour of the persons stated in Appendix 15, the outstanding amount of which is set forth in Appendix 15.

9.2 Pending the obtaining of such releases SL hereby indemnifies and holds Altris Inc harmless in respect of any claim which may be made upon it by any of the creditors concerned in respect of the amounts for which SL hereby undertakes to achieve the release of Altris Inc.

9.3 The parties undertake reciprocally in favour of each other that they shall as soon as is practical after the arrival of the closing date take such steps as may be required to cause agreements to be executed and implemented based on sound commercial terms to achieve that:-

9.3.1 the company appoints Spescom CIT as its sole and exclusive distributor of the Altris products in sub-Saharan Africa;

9.3.2 Spescom CIT appoints Altris Inc as its exclusive distributor for the Spescom products in the North, South and Central Americas and the Caribbean and Mexico; and

9.3.3 Spescom CIT and Altris Inc shall conclude a technology agreement to achieve the full integration of the Spescom products and the Altris products.

9.3.4 For the duration of Appendix 3 Altris Inc shall permit Altris Limited without charge to use the Altris name and logo.

9.4 To the extent that the parties cannot agree upon the commercial terms of the arrangements described in 9.3, the Chief Executive Officer of Altris Inc and the Chief Executive Officer of SL shall meet with a view to resolving the issue and if as between them they are unable to do so within 30 (thirty) days, the matter shall be referred to arbitration in terms of 17 for an arbitrator to resolve the conflict. In so doing the parties shall have regard to the concepts, time frames, rights, duties, privileges, and obligations considered and given effect to in the distributor agreements.

10.   Transfer of software engineers

      Altris Inc shall procure that as and from the closing date all software engineers previously in the employ of Altris Limited, shall with their consent have been transferred from Altris Limited to another company within the Altris Group and Altris Inc and Altris Plc jointly and severally hereby undertake to procure that no claim shall lie by any of them, whether pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 1981 or otherwise, as against Altris Limited or SL, and Altris Inc and Altris Plc jointly and severally hereby indemnify and hold Altris Limited and SL harmless against any and all such claims. Altris Limited shall be reimbursed for any compensation paid or payable by Altris Limited to such engineers with respect to their employment from the effective date through the closing date. For a period of 6 (six) months after the closing date, Altris Limited shall continue to provide office space and office support for such engineers in a manner consistent with that provided to such engineers prior to the closing date. For so long as such engineers and the facilities utilised by them are physically present within the premises from which Altris Limited conducts business, all direct and indirect costs listed in Appendix 17 related to the activities of those engineers shall be borne and discharged by Altris Inc and Altris Plc jointly and severally which indemnify and hold Altris Limited and SL harmless therefor.

11.   Non-competition

11.1 The principal activity of Altris Limited after the closing date shall be the marketing and sales of the technology of the Altris products and the Spescom products for the rest of the world (and in relation to the Spescom products excluding sub-Saharan Africa).

11.2        Accordingly:-

11.2.1 to protect the goodwill of the business of Altris Limited and thereby ensure that SL receives the full benefit of this in making the investment anticipated by this agreement, the Altris Group hereby:-

11.2.1.1 undertakes that it shall not directly or indirectly, whether through any direct or indirect subsidiary, any other associated company (as such term is defined in 11.3) or otherwise, compete with the technologies of the Altris products and the Spescom products in the rest of the world and additionally with the Spescom products in either South and Central America, the Caribbean and Mexico; provided, however, that the marketing and sale of products by any member of the Altris Group to customers or resellers of Altris products for delivery to or use in the rest of the world shall not constitute competition in violation of this agreement if conducted in accordance with the distribution agreements entered into hereunder;

11.2.1.2 acknowledges that the covenants not to compete as herein contained:-

11.2.1.2.1 are fair and reasonable in respect of geographical area and extent and are no greater than is necessary to protect the goodwill of Altris Limited and that the investment by SL as anticipated by this agreement provides adequate compensation for the restrictions imposed; and

11.2.1.2.2 shall endure for a period ending upon the date on which Altris Limited ceases to be entitled under the distribution agreements to be the exclusive distributor of Altris products in the rest of the world and shall be relaxed only insofar as and in the territories in which Altris Limited loses exclusive distribution rights as set out in the distribution agreements;

11.2.2            the Spescom Group hereby:-

11.2.2.1 undertakes that it shall not directly or indirectly, whether through any direct or indirect subsidiary, other associated party (as defined in 11.3) or otherwise, compete with the technologies of the Altris products and the Spescom products anywhere in the world other than sub-Saharan Africa;

11.2.2.2 acknowledges that the covenants not to compete as herein contained are fair and reasonable in respect of geographical area and extent, and they shall endure for a period of 12 (twelve) months beyond that date on which SL ceases to be the owner of shares in Altris Limited.

11.3 As used herein, the term "associated company" shall mean with respect of any party, any entity of any kind that is controlled by such party directly or indirectly or as to which such party owns an equity interest (other than an interest of not more than 2% of a publicly traded company), including but not limited to any direct or indirect subsidiary of such party; provided however that an entity that acquires all or a portion of any party shall not be deemed an associated company with respect to such party for purposes hereof.

11.4 The parties agree that should any restriction be found to be void or unenforceable without the deletion of some part of it or the reduction in area or duration specified, that restriction shall apply with such modification as may be necessary to make it valid.

12.   Supersession

      The terms and conditions of this agreement supersede the letter of intent in all respects which is deemed replaced by these presents.

13.   Default

13.1 Subject to the provisions of 8.8, should any of the parties breach any of the terms or provisions of this agreement and should such breach not be remedied within 14 (fourteen) days after receipt by the defaulting party of a written notice calling upon it to do so, the aggrieved party shall at its election without prejudice to any other rights which it might have for damages or otherwise be entitled at any time prior to the performance of all those matters required to be dealt with on the closing date to -

13.1.1            terminate this agreement; or

13.1.2            enforce specific performance of the terms hereof.

13.2 Notwithstanding the foregoing no party shall be entitled to terminate this agreement unless the breach complained of is capable of being remedied and is not remedied promptly in terms hereof, or if the breach complained of is incapable of being remedied, is a material breach of a material term going to the root of this transaction.

13.3 For the avoidance of doubt no party shall be entitled to terminate this agreement after those matters which are required to be dealt with on the closing date have been duly achieved.

14.   Confidentiality and announcements

      Save for any announcements and filings as shall be required by law or any regulatory authority, this agreement shall remain confidential to the parties and none of the parties shall be entitled to disclose any aspect thereof or the existence thereof to any person, save for professional advisors, without the concurrence of the others, which shall not be unreasonably withheld, and in this regard it is anticipated that both SL and Altris Inc will as a matter of record make public announcements regarding this transaction and that Altris Inc will file a report with the United States Securities and Exchange Commission that will include a copy or description of this agreement and the other agreements contemplated hereby.

15.   Co-operation

      Each of the parties hereto undertakes (as far as each is legally able) to
      -

15.1 do, and to procure the doing by other persons, and to refrain and procure that other persons will refrain from doing, all such acts; and

15.2 pass, and to procure the passing of all such resolutions of directors or shareholders of any company,

            to the extent that the same may reasonably lie within such party's power as may be required to give effect to the import or intent of this agreement or to procure the fulfilment of any condition to which it may be subject.

16.   Good faith

      The parties agree that they enter into this agreement on the basis of trust and record that they will observe good faith in contracting and dealing with each other and implementing the provisions hereof. This implies, inter alia, that they -

16.1 will at all times during the currency of this agreement act reasonably and in good faith;

16.2 will perform their obligations arising from this agreement diligently and with reasonable care;

16.3 have made a full disclosure to each other of any matter that may affect the execution of this agreement.

17.   Arbitration

17.1 All disputes, differences or questions arising out of this agreement or as to the rights or obligations of the parties under it or in connection with the construction of it shall be referred to the arbitration of a single arbitrator to be agreed between the parties or, failing agreement within 14 (fourteen) days on the nomination by any party of an arbitrator to be appointed at the request of any party, by the President for the time being of The Law Society of England and Wales having due regard to any representations made to him as to the appropriate qualifications of such arbitrator. The arbitration shall take place in London and shall be in accordance with the Arbitration Act 1996 or any re-enactment or modification of such Act for the time being in force.

17.2 Notwithstanding the provisions of this 17 the parties shall remain vested with rights to apply to Court in respect of any interdict or urgent relief as may otherwise be required for the protection of their rights.

18.   Proper law

      This agreement is governed by and is to be construed in accordance with the substantive laws of England and Wales ignoring any question of conflict of laws.

      The parties consent accordingly to the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this agreement or any document supplemental hereto. Altris Inc, Altris International and Altris Plc hereby jointly and severally irrevocably appoint Altris' solicitors as their agent for the service of any proceedings upon them pursuant to this agreement. Prior to the closing date Altris Limited irrevocably appoints Altris' solicitors and after the closing Altris Limited irrevocably appoints Spescom's solicitors as its agent for the service of any proceedings upon it pursuant to this agreement. SL and Spescom CIT hereby jointly and severally irrevocably appoint Spescom's solicitors as their agent for the service of any proceedings upon them pursuant to this agreement.

19.   Brokerage

      No party shall be entitled to any brokerage arising out of the conclusion of this agreement.

20.   Whole agreement and non-waiver

20.1 This agreement together with the other documents referred to herein constitutes the sole and exclusive record of the agreement between the parties relating to the subject matters hereof and no representation or warranty made or given by any party to any other and not contained herein shall be valid and binding and no variation, modification or waiver of any provision thereof, or consent to any departure therefrom by any party, or consensual cancellation, shall be of any force or effect unless the same shall be confirmed in writing signed by or on behalf of that party and any other party affected thereby, and in any event the same shall be effective only in the specific instance and for the purpose, and to the extent for which made or given.

20.2 No indulgence of whatever nature or any relaxation of any of the terms or conditions of this agreement granted by any party to any other shall in any way constitute a waiver or a novation of the grantor's rights to strictly enforce the terms hereof, nor operate as any estoppel.

21.   Notices

21.1 Any notice or legal process served under this agreement must be in writing and must be served on the relevant party at the address set out below or such other address as may have been notified to the serving party:-

21.1.1            SL
                  and Spescom CIT             Spescom Park
                                              cnr Alexandra Road
                                              and Second Street
                                              Halfway House
                                              Midrand 1685

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director

                                              with a copy to:

                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank
                                              2196 Johannesburg
                                              Attention: L A Kallmeyer
                                              Fax No. (2711) 447 5030

21.1.2            Altris Inc.
                  Altris International
                  Altris Plc                  9339 Carroll Park Drive
                                              San Diego
                                              California 92121

                                              Fax No. (619) 546 7671
                                              marked for the attention of
                                              the President

                                              with a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000
                                              Los Angeles
                                              California 90067
                                              Attention: Russell C Hansen
                                              Fax No. (310) 551 8741

21.1.3            Altris Limited

                  before the closing date     9339 Carroll Park Drive
                                              San Diego
                                              California 92121
                                              Fax No. (619) 546 7671
                                              marked for the attention of
                                              the President

                                              with a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000
                                              Los Angeles
                                              California 90067
                                              Attention: Russell C Hansen
                                              Fax No. (310) 551 8741

                  after the closing date      c/o SL Spescom Park
                                              cnr Alexandra Road and
                                              Second Street Halfway House
                                              Midrand 1685

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director
                                              with a copy to:
                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank
                                              2196 Johannesburg
                                              Attention: L A Kallmeyer
                                              Fax No. (2711) 447 5030

21.2 All notices to be given under this agreement shall either be delivered personally or sent by first class or airmail prepaid post or by facsimile transmission and shall be deemed duly served unless the contrary is proved:-

21.2.1 in the case of a notice delivered personally, at the time of delivery;

21.2.2 in the case of a notice sent inland by first class prepaid post, 5 (five) clear business days after the date of dispatch;

21.2.3 in the case of a notice sent overseas by airmail, 10 (ten) business days (being business days in the place to which the notice is dispatched) after the date of dispatch; and

21.2.4 in the case of a facsimile transmission, if sent during normal business hours then at the time of transmission and if sent outside normal business hours then on the next following business day.

21.3 Each notice shall be addressed to the address of the party concerned set out in 21.1 or to such other address as that party shall have previously notified to the sender.

22.   Prohibition against assignment

      None of the parties shall be entitled to assign any of its rights arising under this agreement, provided however that:-

22.1 Spescom CIT shall be entitled to cede, assign and delegate any rights and obligations to which it is bound in terms of this agreement to any other company which from time to time is controlled by SL; provided, however, that if Spescom CIT so cedes, assigns or delegates to any such company any obligations hereunder, Spescom CIT shall remain liable for any breach or violation by such company of this agreement or any agreement, certificate or document executed or delivered hereunder; and

22.2 SL shall be entitled to nominate in its place a subsidiary of SL, whether presently in existence or to be incorporated and/or registered after the execution date, to which the rights and obligations vested in and/or undertaken by SL in terms of this agreement will be passed and/or assumed. Such nominee shall become bound in writing to the terms hereof. If SL so nominates a subsidiary, SL shall remain liable for any breach or violation by such subsidiary of this agreement or any other agreement, certificate or document executed or delivered hereunder.

23.   Costs

      The costs hereof and incidental hereto including the costs of negotiation, drafting and drawing this agreement and any further drafts as incurred with the attorneys, shall be borne and paid for as follows:-

23.1 Altris Inc shall bear and pay USD10 000 (ten thousand United States Dollars) of such costs;

23.2        SL shall bear and pay all of the remaining amount of such costs; and

23.3 Altris Inc shall bear and pay all out-of-pocket costs incurred by it, Altris Plc, and Altris Limited.

            All such costs shall be on the scale as between attorney and his own client.

24.   Partial invalidity

      Any provision of this agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this agreement invalid, illegal or unenforceable in any other jurisdiction.

25.   General

25.1        Altris Inc will furnish to SL the following:-

25.1.1            Quarterly Statements

                  As soon as available and in any event within 45 (forty-five) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

25.1.1.1 consolidated and consolidating balance sheets of Altris Inc. and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year;

25.1.1.2 consolidated and consolidating statements of income and retained earnings of Altris Inc. and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year; and

25.1.1.3 consolidated and consolidating statements of cash flows of Altris Inc. and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of Altris Inc. that such financial statements fairly present the financial condition and results of operations and cash flows of Altris Inc. at and for the periods presented, subject to normal year-end adjustment;

25.1.2            Annual Statements

                  As soon as available and in any event within 90 (ninety) days after the close of each fiscal year of Altris Inc, copies of:-

25.1.2.1 consolidated and consolidating balance sheets of Altris Inc. and Subsidiaries as of the close of such fiscal year, and

25.1.2.2 consolidated and consolidating statements of income and retained earnings and cash flows of Altris Inc. and Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to SL;

25.1.3            Sec and Other Reports

                  Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Altris Inc. to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by Altris Inc. or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which Altris Inc. or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over Altris Inc. or any of its Subsidiaries. Altris Inc. specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

25.1.4            Pipeline Report and Other Requested Information

                  Within 5 (five) business days after preparation, Altris Inc's internal pipeline report, and with reasonable promptness, such financial data and other information relating to the business of Altris Inc. as SL may from time to time reasonably request.

25.2 Each party to this agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this agreement.

25.3 Time and strict and punctual performance are of the essence with respect to each provision of this agreement.

25.4 In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this agreement, the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of:-

25.4.1 such Proceeding (whether or not such Proceeding proceeds to judgment), and

25.4.2 any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's and expert witness fees.

25.5 Each party to this agreement and its legal counsel have reviewed and revised this agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this agreement or of any amendments or exhibits to this agreement.

25.6 This agreement shall become effective when it has been executed by all of the parties to this agreement.

25.7

25.7.1 The obligations of Altris Inc and Altris Plc under this agreement shall be the joint and several obligations of Altris Inc and Altris Plc.

25.7.2 Altris Inc hereby interposes and binds itself as guarantor, jointly and severally for, and as co-principal debtor in solidum with Altris Plc in favour of SL, in respect of any claim arising out of this agreement or any cancellation thereof, under renunciation of the benefits of excussion, division and cession of action and of the benefit of all other exceptions which might or could be pleaded by it (the meaning and effect of which it hereby declares that it fully appreciates and understands) and it shall -

25.7.2.1 be bound by all acknowledgments and admissions by Altris Plc;

25.7.2.2 not be entitled to be released herefrom by virtue of any variation or novation of this agreement, the release of any other security furnished by or on behalf of Altris Plc, or any extension of time or other indulgence granted by SL.

25.7.3 Altris Plc hereby interposes and binds itself as guarantor, jointly and severally for, and as co-principal debtor in solidum with Altris Inc in favour of SL, in respect of any claim arising out of this agreement or any cancellation thereof, under renunciation of the benefits of excussion, division and cession of action and of the benefit of all other exceptions which might or could be pleaded by it (the meaning and effect of which it hereby declares that it fully appreciates and understands) and it shall -

25.7.3.1                be bound by all acknowledgments and admissions by Altris
                        Inc;

25.7.3.2 not be entitled to be released herefrom by virtue of any variation or novation of this agreement, the release of any other security furnished by or on behalf of Altris Inc, or any extension of time or other indulgence granted by SL.

25.8 In the case of conflict between any provision of this agreement and the shareholders agreement (Appendix 7 hereto), the provisions hereof shall prevail.

25.9 Any provisions of this agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding the expiry of the execution date except in respect of those matters already performed.

25.10 This agreement may be executed in several counterparts (whether original or facsimile) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

Thus done and signed by the parties hereto as follows -

Date:    May 7, 1999                                        For and on behalf of
                                                                 Spescom Limited


Place:   London, England                /s/ Hilton Isaacman
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                           Altris Software, Inc.


Place:   London, England                /s/ Roger Erickson
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                       Spescom CIT (Pty) Limited


Place:   London, England                /s/ Hilton Isaacman
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                For and on behalf of each of
                                              the companies in the Spescom group


Place:   London, England                /s/ Hilton Isaacman
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                           Altris Software, Inc.


Place:   London, England                /s/ Roger Erickson
                                        ----------------------------------------
                                                 President, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                         Altris Software Limited

Place:   London, England                /s/Peter J.J. Brady
                                        ----------------------------------------

                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                    Altris International Limited


Place:   London, England                /s/ John W. Low
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                        For and on behalf of
                                                                Altris Group Plc


Place:   London, England                /s/ John W. Low
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:    May 7, 1999                                For and on behalf of each of
                                               the companies in the Altris group


Place:   London, England                /s/ Peter J.J. Brady
                                        ----------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto

                                TABLE OF CONTENTS

                                                                            Page

1.   Interpretation..........................................................  2

2.   Preamble................................................................ 10

3.   Indivisibility.......................................................... 11

4.   The conditions.......................................................... 11

5.   Restructuring and events upon closing date.............................. 15

6.   Payment to Altris Inc................................................... 20

7.   Investment by SL in Altris Inc.......................................... 21

8.   Warranties.............................................................. 27

9.   Releases and other agreements........................................... 32

10.  Transfer of software engineers.......................................... 34

11.  Non-competition......................................................... 34

12.  Supersession............................................................ 37

13.  Default................................................................. 37

14.  Confidentiality and announcements....................................... 37

15.  Co-operation............................................................ 38

16.  Good faith.............................................................. 38

17.  Arbitration............................................................. 39

18.  Proper law.............................................................. 39

19.  Brokerage............................................................... 40

20.  Whole agreement and non-waiver.......................................... 40

21.  Notices................................................................. 41

22.  Prohibition against assignment.......................................... 43

23.  Costs................................................................... 44

24.  Partial invalidity...................................................... 45

25.  General................................................................. 45

                                   APPENDICES

Appendix 1     Accounts

Appendix 2     Altris products

Appendix 3     Distribution Agreement

Appendix 4     Distribution Agreement

Appendix 5     Effective Date Management Accounts

Appendix 6     Executives

Appendix 7     Shareholders Agreement

Appendix 8     Spescom products

Appendix 9     U K  Warranties

Appendix 10    U S  Warranties

Appendix 11    Service Agreement

Appendix 12    Service Agreement

Appendix 13    Assets of Altris Limited taken over by Altris Inc

Appendix 14    Ongoing obligations of the company assumed by Altris Inc

Appendix 15    Releases

Appendix 16    SL warranties

Appendix 17    Reimbursable Costs Relating to UK Engineers

Appendix 18    Memorandum of understanding in relation to Altris Software securities litigation

Appendix 19    Pledge

                                                                      APPENDIX 3

                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                                    Agreement

                                     between

                              Altris Software, Inc.

                                       and

                             Altris Software Limited

1.    Interpretation

1.1 The clause headings of this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2         Unless a contrary intention clearly appears -

1.2.1             expressions which denote -

1.2.1.1                 any gender shall include the other genders;

1.2.1.2 a natural person shall include an artificial person and vice versa;

1.2.1.3                 the singular shall include the plural and vice versa;

1.2.2 the following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings -

1.2.2.1           "Altris Additional
                  Product"           -     shall mean any Computer Software
                                           Program relating to knowledge
                                           management products, document
                                           management systems, product data
                                           management
                                           products, or configuration management
                                           products, other than EB or Wintrack,
                                           in whole or in part including and
                                           without detracting from the
                                           generality of the aforegoing, any one
                                           or more of the modules of the program
                                           and any Upgrades, Modifications and
                                           Enhancements thereto, in respect
                                           whereof Altris Software Inc or any
                                           other member of the Altris Group owns
                                           the copyright or will own the
                                           copyright in future or in respect
                                           whereof the copyright does not
                                           subsist at present, but will come
                                           into being in future and will be
                                           owned by Altris Inc or any such
                                           member of the Altris Group;

1.2.2.2           "Altris Inc"
                  or "Licensor"      -     shall mean Altris Software, Inc.
                                           organised according to the laws of
                                           the State of California, United
                                           States of America;

1.2.2.3           "Altris Limited"
                  or "Licensee"      -     shall mean Altris Software Limited,
                                           company number 2625912, incorporated
                                           in the United Kingdom under the
                                           Companies Act 1985;

1.2.2.4           "Altris Limited
                  Territory"         -     shall mean every territory or country
                                           save and except for North-, Central-,
                                           South America, Caribbean and Mexico;

1.2.2.5           "Altris products"  -     shall mean EB, Wintrack or Altris
                                           Additional Product;

1.2.2.6           "Code"             -     shall mean a computer programming
                                           code; unless otherwise specified,
                                           Code shall include both object code
                                           and source code and Code shall
                                           include any maintenance
                                           Modifications, Upgrades or
                                           Enhancements thereto created by the
                                           Licensor or owner of the copyright
                                           from time to time;

1.2.2.7           "Computer Software

                  Program"           -     shall mean the program forming the
                                           subject matter of the right licensed
                                           in terms of clause Error! Reference
                                           source not found. hereof;

1.2.2.8           "EB"               -     shall mean EB Software, a Computer
                                           Software Program, as more fully
                                           particularised in annexure "A"
                                           hereto, in whole or in part and
                                           including, without detracting from
                                           the generality of the aforegoing, any
                                           one or more modules of the program
                                           presently available;

1.2.2.9           "EMS"              -     shall mean EMS Software, a computer
                                           program, as more fully particularised
                                           in annexure "B" hereto, in whole or
                                           in part and including, without
                                           detracting from the generality of the
                                           aforegoing, any one or more modules
                                           of the program presently available
                                           and any Upgrades, Modifications and
                                           Enhancements thereto;

1.2.2.10          "Enhancements"     -     shall mean significant changes to a
                                           computer software program, resulting
                                           in the addition of a feature or
                                           capability not present in the
                                           computer software program prior to
                                           the introduction of the changes, as
                                           well as any changes to the computer
                                           software program designed to permit
                                           the use of the software on hardware
                                           or in conjunction with operating
                                           system software other than that for
                                           which the software was initially
                                           designed;

1.2.2.11          "the Integrated
                  Software"          -     shall mean the integrated software
                                           product resulting from the
                                           combination of PRO-CM and EB and/or
                                           Wintrack and/or the Altris Additional
                                           Product and/or the Spescom Additional
                                           Product;

1.2.2.12          "Intellectual
                  Property"          -     shall mean all intellectual property,
                                           whether tangible or intangible,
                                           relating to, associated with or
                                           arising from the
                                           software product in question,
                                           including and without detracting from
                                           the generality hereof, all copyright
                                           applications and registrations, the
                                           right to exercise aspects of
                                           copyright whether registered or not,
                                           ownership of any aspect of copyright
                                           whether registered or not, trade
                                           marks, trade names, trade secrets,
                                           marketing development and strategy
                                           data, calculations, development cost
                                           research and information, plans,
                                           proprietary rights, installation and
                                           user manuals whether or not
                                           incorporated in humanly intelligible
                                           media or data, data base designs,
                                           data base entity relationships, data
                                           base triggers and procedures, common
                                           object models, information,
                                           processes, flow diagrams and system
                                           descriptions, technology rights,
                                           licences, market research, field
                                           research data, market projections,
                                           promotional data, research and
                                           development, tests and the result
                                           thereof whether still in progress or
                                           otherwise, discoveries, developments,
                                           prototypes, designs, diagrams,
                                           engineering technology, acquisitions,
                                           productions, all inventions,
                                           formulas, processes, works of any
                                           nature, techniques, diagrams,
                                           concepts, software, Code,
                                           information, working papers, and
                                           anything which is devised and is
                                           subject to any intellectual property
                                           rights, logos, whether registered or
                                           not and all or any rights relating to
                                           any of the aforesaid;

1.2.2.13          the Interface
                  Product            -     shall mean a computer software
                                           program with interface capability,
                                           designed primarily to link the
                                           components of the Integrated
                                           Software, as more fully
                                           particularised in annexure "C"
                                           hereto, in whole or in part and
                                           including, without detracting from
                                           the generality of the aforegoing, any
                                           one or more modules of the program
                                           presently available and any Upgrades,

                                           Modifications and Enhancements
                                           thereto;

1.2.2.14          "Licensee"         -     shall mean Altris Limited;

1.2.2.15          "Licensor"         -     shall mean Altris Inc;

1.2.2.16          "List Price"       -     shall mean the value placed on the
                                           transaction in question by reference
                                           to the price list of the Licensor
                                           then in effect;

1.2.2.17          "Modifications"    -     shall mean changes, improvements or
                                           customisation of or to a computer
                                           software program, which may be
                                           required to adapt the software to the
                                           requirements of the user;

1.2.2.18          "PRO-CM"           -     shall mean the software program
                                           resulting from the combination of EMS
                                           and the Interface Product;

1.2.2.19          "restructuring
                  agreement"         -     shall mean that agreement as between
                                           Spescom Limited, Spescom CIT, Altris
                                           Inc, Altris Limited, Altris
                                           International Limited, and Altris
                                           Group Plc, and to which this
                                           constitutes Appendix 3;

1.2.2.20          "right of
                  copyright"         -     shall mean the reproduction of the
                                           Computer Software Program for the
                                           purposes of use thereof by third
                                           parties, subject to the third parties
                                           being licensed in the terms set out
                                           in annexure "D" hereto;

1.2.2.21          "Spescom Additional
                  Product"           -     shall mean any computer software
                                           program relating to knowledge
                                           management products, document
                                           management systems, product data
                                           management products, or configuration
                                           management products, other than EMS,
                                           Interface Product or PRO-CM, in whole
                                           or in part including and without
                                           detracting from the generality of the
                                           aforegoing, any one or more of the
                                           modules of the
                                           program and any Upgrades,
                                           Modifications and Enhancements
                                           thereto, in respect whereof Spescom
                                           CIT, SL or any other member of the
                                           Spescom group owns the copyright or
                                           will own the copyright in future or
                                           in respect whereof the copyright does
                                           not subsist at present, but will come
                                           into being in future and will be
                                           owned by Spescom CIT, SL or any other
                                           member of the Spescom group;

1.2.2.22          "Spescom CIT"      -     shall mean Spescom CIT (Pty) Limited,
                                           Registration No. 83/08746/07, a
                                           company incorporated in the Republic
                                           of South Africa, and its cessionaries
                                           and assigns;

1.2.2.23          "Spescom products" -     shall mean EMS, Interface Product,
                                           PRO-CM or Spescom Additional Product;

1.2.2.24          "Term"             -     shall mean in perpetuity, subject
                                           however to the provisions of 13;

1.2.2.25          "Territory"        -     shall mean a single geographic
                                           territory identified in annexure "G"
                                           hereto, which constitutes a portion
                                           of the Altris Limited Territory;

1.2.2.26          "Upgrades"         -     shall mean changes or improvements to
                                           a computer software program, which
                                           relate to or affect the operating
                                           performance of the software or an
                                           aspect of the software, but which do
                                           not change the basic operation or
                                           functioning of the computer software
                                           program;

1.2.2.27          "Wintrack"         -     shall mean Wintrack Software, a
                                           Computer Software Program as more
                                           fully particularised in annexure "E"
                                           hereto including PRO-EDM and Target,
                                           in whole or in part and including,
                                           without detracting from the
                                           generality of the aforegoing, any one
                                           or more modules of the program
                                           presently available.

1.3 Terms and expressions defined in the restructuring agreement shall, unless the context dictates otherwise, have the same meanings where referred to herein.

1.4 Wherever the context permits, a reference to a licence shall include a sub-licence and vice versa and a reference to a licensor shall include a reference to a sub-licensor and vice versa and a reference to a licensee shall include a reference to a sub-licensee and vice versa.

1.5 Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.6 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

1.7 When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.8 Where figures are referred to in numerals and in words, if there is any conflict between the two the words shall prevail.

1.9 A reference to a document includes an amendment or supplement to, or replacement or novation of that document.

1.10 Where a certificate or determination is required by the auditors in terms of this agreement, such shall be prepared by the auditors acting as experts and not as arbitrators and shall be final and binding upon the parties save for any manifest error in calculation.

1.11 Schedules, annexures or appendices to this agreement shall be deemed to be incorporated in and form part of this agreement.

1.12        The preamble shall be deemed to be incorporated herein.

2.    Preamble

      It is hereby recorded that:-

2.1 Spescom CIT or another member of the Spescom Group is the owner of the full and complete copyright in the Spescom products and the Intellectual Property associated therewith;

2.2 Altris Inc or another member of the Altris Group is the owner of the full and complete copyright in the Altris products and the Intellectual Property associated therewith; provided, however, that the Altris products include software licensed to Altris Inc or such member of the Altris Group by third parties pursuant to licenses from such third parties which permit the sublicense of such software hereunder.

2.3 Altris Inc and Spescom CIT enjoy rights of copyright in certain third party computer software programs and may acquire ownership of the copyright therein, such software being either embedded or utilised or to be utilised in conjunction with the Altris products and/or the Spescom products;

2.4 Altris Limited is the licensee in respect of certain right of copyright in the Altris products which it is authorised to sub-license in the terms contemplated in this agreement;

2.5 Spescom CIT has developed the Interface Product of which it is the owner of the right of copyright and which enables the integration of certain of the Altris products and certain of the Spescom products;

2.6 Altris Inc wishes to grant to Altris Limited licenses in relation to the Altris products in order inter alia to facilitate the marketing of the Altris products independently of, or in conjunction with the Spescom products;

2.7 the Integrated Software which is created by the combination of the respective products of Altris Inc and Spescom CIT is capable of separation at any time and the respective products are capable of distinct identification at any time;

2.8 Altris Limited wishes to license, market and install the Integrated Software and individual products to and at various customers as end users and/or distributors;

2.9 the parties desire to regulate their relationship in terms of this agreement;

2.10 the parties have reached agreement relating to the aforegoing and peripheral matters which they require to be reduced to writing and to be signed by them before the same shall be or become binding upon them;

2.11 in consideration of the mutual undertakings contained herein, the parties hereby agree as follows.

3.    Grant of licence

3.1 In consideration of the remunerations and royalties provided for herein and subject to the terms and conditions hereof Altris Inc on behalf of itself and each other member of the Altris Group:-

3.1.1 hereby grants to Altris Limited, for the Term and in the Altris Limited Territory, the exclusive right, subject to 3.2.1, to exercise the right of copyright in EB and Wintrack; and

3.1.2 agrees to grant, upon any release thereof by Licensor, to Altris Limited for the remainder of the Term from and after the date of such release and in the Altris Limited Territory, the exclusive right, subject to 3.2.1, to exercise the right of copyright in any Altris Additional Product and any Enhancement, Upgrade or Modification of EB or Wintrack. The license of such Enhancement, Upgrade or Modification shall be subject to the terms set forth in 11 below.

3.2

3.2.1 The exclusivity granted to Altris Limited in terms of 3.1 is conditional on the royalties forecast in operating statements dated 20 February 1999 in the line "Altris Capital SW Royalty" (identified by the initials of the parties' representatives and annexed hereto marked "F") not falling below 75% of the forecast amount through the year 2001. Should a royalty deficiency arise in any period prior to December 31, 2000, the exclusivity will remain in full effect, it being understood that the first year in which the royalties may affect the future exclusivity of the license granted hereunder shall be 2001.

3.2.2 The goal and the minimum royalty amount for the year 2001 is set forth in annexure "F". After 2001 the parties shall determine by mutual agreement on or before 1 December of the preceding year the amount of the aggregate goal for royalties payable to Licensor to be generated from sales of the Altris products by Licensee for such year and the minimum amount of royalties for such year, which shall be equal to 75% (seventy-five percent) of the amount of such aggregate goal; provided, however, that in the event that the parties fail to timely agree to the amount of such goal and minimum royalty for any year, such goal and minimum royalty shall be determined by the Arbitration Board in accordance with 21 below and the Arbitration Board shall take into account in determining such goal and minimum royalty the license revenue growth for Altris products sold in the United States. If:-

3.2.2.1 a royalty deficiency exists in any calendar year commencing on or after January 1, 2001 such that the royalties earned by

                        Licensor fall below the minimum royalty amount for such year (which equals 75% (seventy-five per cent) of the amount of the aggregate goal for such year); and

3.2.2.2 the royalties earned by Licensor in any year within the immediately succeeding 3 (three) years (hereinafter referred to as a "Second Shortfall Year") fall below the minimum royalty amount for such Second Shortfall Year (which equals 75% (seventy-five per cent) of the amount of the aggregate goal for such Second Shortfall Year); and

3.2.2.3 in the Second Shortfall Year the royalties earned by Licensor from the sale of Altris products in such Second Shortfall Year in any single Territory constitutes less than 5% (five per cent) of the aggregate goal for such Second Shortfall Year for all of the Altris Limited Territory,

                  the exclusivity of the rights of Licensee hereunder with respect to such Territory shall thereupon cease and Altris Inc may thereafter sell Altris products or appoint other distributors to sell Altris products in any such Territory. In such event, Altris Limited shall retain its distributor rights to these Territories but on a non-exclusive basis.

3.3 Altris Inc furthermore undertakes for the Term to provide from time to time to Altris Limited training as may reasonably be required at the premises of Altris Limited of such number of persons employed by Altris Limited as is reasonably determined by Altris Limited, in the use and marketing of the Altris products. Altris Limited shall pay to Altris Inc:-

3.3.1 an amount necessary to reimburse Altris Inc for all travel, subsistence and other out-of-pocket costs incurred by Altris Inc in providing such training; and

3.3.2 50% (fifty per cent) of the published training class rate applicable to such training.

4.    Licence Fees / Royalties

4.1 The Licensee shall pay the Licensor royalties, in consideration for the rights granted in terms of clause 3 hereof, in respect of Altris products an amount equal to 50% (fifty per cent) of the net invoiced value in accordance with the Licensor's published List Price minus, in the case of sales to a distributor of Licensee who is not affiliated or associated with Licensee , any discount provided in the ordinary course of business to such distributor which is approved by Licensor in advance, which approval shall not be unreasonably withheld.

4.2 Any payment due by the Licensee to the Licensor shall be made free of exchange, deduction or set off within 60 (sixty) days of the relevant invoice having been issued by the Licensee to the third party user or within 60 (sixty) days of the end of the month in which the Computer Software Program was delivered to the third party user, whichever is the earlier.

4.3 Within 60 (sixty) days after the end of the Licensee's financial year, the Licensee shall furnish the Licensor with a certificate from its auditors verifying the quantum of the payments due by the Licensee to the Licensor.

4.4 The parties acknowledge that certain customers and marketing partners can be expected to order Altris products within the Altris Limited Territory for use wholly or partially at user installations outside the Altris Limited Territory or to order Altris products outside the Altris Limited Territory for use wholly or partially at user installations within the Altris Limited Territory. For purposes of determining whether the sale is deemed to have been made by Licensee and therefore subject to this agreement, the sale of such Altris product and any related maintenance thereon shall be deemed to have occurred:-

4.4.1 within the Altris Limited Territory (and within a specific Territory) if the purchase order is issued by the customer from a location within the Altris Limited Territory (and such Territory); and

4.4.2 outside the Altris Limited Territory if the purchase order is issued by the customer from a location outside of the Altris Limited Territory;

            provided, however, that in the event that the sale of Altris products involves a user installation with more than 100 (one hundred) licensed seats and would otherwise be deemed to have been made outside the territory in which such installation is located, the portion of the revenues from such sale that relate to such user installation of one hundred (100) or more seats shall be deemed to have been made in such Territory as the chief executives of Licensor and Licensee shall agree considering all of the facts and circumstances surrounding such sale, and in the absence of such agreement then by the Arbitration Board under Error! Reference source not found. below. Both Licensor and Licensee shall make available customary maintenance support services to user installations located within their respective territories irrespective of whether the sale of the Altris product or maintenance thereon occurred outside of such territory. All such maintenance support services shall be provided at the published rates charged by Licensee or Licensor, as the case may be, for such services.

5.    Use of licence

      Altris Limited shall only be entitled to market and otherwise exercise the right granted to it in terms of clause 3 hereof, in relation to Altris products within the Altris Limited Territory.

6.    Delivery and installation

6.1 Altris Inc shall provide Altris Limited with a master copy software for Altris products required for Altris Limited to exercise the rights granted herein.

6.2 Altris Inc shall furnish such software and do all things, expeditiously and diligently, reasonably necessary to give effect to the terms of this agreement.

6.3 Installation of the Computer Software Program, shall be carried out in accordance with the specifications of the Licensor, as set out in Licensor's standard product documentation, as may be reasonably amended from time to time in writing and duly delivered to the Licensee, which new specifications shall be deemed to become part of this agreement. Without prejudice to anything herein contained, the Licensor shall assume no liability for software failure, malfunction or any damage of whatsoever nature or howsoever arising, where the failure, malfunction or damage is due to non-compliance with the Licensor's specifications.

6.4 The Licensor shall use its best endeavours to timeously deliver and activate the Computer Software Program, however, neither party shall be liable for any losses or damages suffered by the other party in consequence of any delay in this regard.

7.    Licensee's undertakings

      The Licensee undertakes:-

7.1 save as contained in this agreement, not to copy, reproduce or translate the Computer Software Program and not to communicate the Computer Software Program to any third party, including any person affiliated to or associated with the Licensee, without the prior written consent of the Licensor;

7.2 to maintain accurate and updated records of the number and siting of all copies of the Computer Software Program;

7.3 to supervise and control the use of the Computer Software Program in accordance with the terms of this agreement;

7.4 to reproduce and include the copyright notice or notices forming part of or reflected on the Computer Software Program;

7.5 save as contained in this agreement, not to make the Computer Software Program available to any person.

8.    Source code

8.1 It is recorded that the original Computer Software Programs contemplated in this agreement shall be delivered in object machine language for ease of installation and use; however, it is acknowledged that the programs had been, can be or shall be developed in a source language or Code different from the object machine language.

8.2 The Licensee shall not de-compile, reverse compile, disassemble or print the source code nor derive nor attempt to derive the source code nor the functionality inherent in the source code of the Computer Software Program except to the extent permissible under English law, having regard to the provisions of section 50B of the Copyright, Designs and Patents Act 1988 where the purpose of such decompiling is solely to enable interoperability with other programs.

8.3 It is specifically recorded that any breach of the aforesaid term shall constitute an irremediable breach of this agreement.

8.4 The Licensor shall be obliged as soon as practical and at the cost of Licensor (except that if Licensee requests the addition of any of its customers as a party designated as eligible to access the escrow, Licensee shall pay the costs of such designation) lodge the source code of each Computer Software Program in escrow with an escrow agent reasonably approved of by the Licensee and upon terms reasonably and customarily applicable to agreements of such nature to protect both the competing interests of:-

8.4.1 the Licensor to protect the value of the source code, to preserve maintenance revenue, and to prevent the Licensee from modifying the Computer Software Program; and

8.4.2 the Licensee to ensure that the Computer Software Program will be maintained, upgraded and enhanced irrespective of the fate of the Licensor.

            In the event that the parties are unable to agree upon such terms, they will be determined by an appropriately qualified Arbitration Board upon the basis set out in clause 21.

9.    Alterations and Modifications

      Save as specifically permitted in this agreement, the Licensee shall not be entitled to alter, modify or add to the Computer Software Program.

10.   Irremediable breach

      Any use of a Computer Software Program or the right to exercise the right of copyright by the Licensee for any purpose other than that permitted herein, without the prior written consent of the Licensor, shall constitute an irremediable breach of this agreement.

11.   Enhancements / Upgrades / Modifications

11.1 The Licensor shall supply information with regard to Enhancements of the Computer Software Program, and shall supply such Enhancements to the Licensee at such costs as may be notified by the Licensor from time to time.

11.2 The Licensor shall assume no obligation in terms of this agreement, in respect of Upgrades to the Computer Software Program. Upgrades to the Computer Software Program shall be furnished by the Licensor to the Licensee under the terms and conditions provided for in a separate maintenance agreement between the parties and shall not be deemed licensed under this agreement.

11.3 The Licensor shall assume no obligation in terms of this agreement, in respect of Modifications of or to the Computer Software Program.

11.4 If a particular complaint be directed to the Licensor within a period of 90 (ninety) days from the date of an installation of the Computer Software Program, the Licensor shall, free of charge, furnish such materials and services as may be reasonably necessary to correct any defects in the operations of the Computer Software Program.

11.5 The Licensor shall perform any other services in respect of the Computer Software Program, as may reasonably be required by the Licensee, in accordance with the terms of a separate software maintenance agreement between the parties materially in the form of Annexure "H".

11.6 The Licensee shall pay to Licensor a royalty equal to 35% (thirty-five percent) of the net invoiced amount charged by Licensee to its customers under any software maintenance agreement under which Upgrades of the Computer Software Program may be provided. Such royalty shall be paid free of exchange, deduction or set off within 60 (sixty) days of the relevant invoice having been issued by the Licensee to the third party with whom the maintenance agreement is entered into.

12.   Exclusion of liability

12.1 Altris Limited shall ensure that the Computer Software Program shall be sold with a disclaimer by the Licensor and Licensee in such form as is specified from time to time by Licensor and is reasonably acceptable to Licensee in respect of inter alia any loss or damage arising directly or indirectly in connection with the Computer Software Program, as the case may be, and the use thereof and without detracting from the generality thereof:-

12.1.1 for any loss or damage arising directly or indirectly as a result of abuse, misuse, or unauthorised use of the Computer Software Program, as the case may be;

12.1.2 for any Modifications or other changes to the Computer Software Program which are not carried out by an authorised representative of the Licensor;

12.1.3            in respect of a breach of a licence;

12.1.4 for loss of profits or for incidental, special or consequential damages arising from the installation, service, performance and use of the Computer Software Program, as the case may be;

12.1.5 any design flaw or any malfunction in the Computer Software Program or the equipment relating thereto, as the case may be,

            to the extent that such liability is capable of being excluded or disclaimed under English law.

12.2 The Licensor shall not be liable to the Licensee for any loss or damage arising directly or indirectly in connection with the Computer Software Program, the use of the Computer Software Program and without detracting from the generality hereof:-

12.2.1 for any loss or damage arising directly or indirectly as a result of abuse, misuse or unauthorised use of the Computer Software Program;

12.2.2 any Modifications to the Computer Software Program which had not been carried out or authorised by the Licensor;

12.2.3 in respect of anything which may constitute a breach of this agreement by the Licensor by reason of circumstances beyond the control of either of the parties hereto;

12.2.4 for loss of profits or for incidental, special or consequential damages arising out of or in connection with the licensing, installation, delivery, performance, Enhancements, Upgrades or Modifications of the Computer Software Program,

            to the extent that such liability is capable of being excluded or disclaimed under English law.

13.   Commencement and termination

13.1 This agreement shall be deemed to have commenced, notwithstanding the date of signature hereof, on the closing date of the restructuring agreement and shall continue in force until it is terminated in accordance with the provisions of this 13.

13.2 In addition to any rights of termination which either party may have at law, this agreement may be terminated by either party, by written notice, without prejudice to the aggrieved party's rights to recover all damages and losses it may suffer and otherwise:-

13.2.1 should the other party commit a breach of any of the terms of this agreement and fail to rectify the breach within a period of 30 (thirty) days of receipt of a written notice specifying the breach;

13.2.2 immediately should the breach be irremediable and material going to the root of this agreement.

13.3 In the event of the insolvency, liquidation or the institution of proceedings against the defaulting party or the defaulting party making any arrangements or filing any documents in a court in contemplation of insolvency, then and in any such event, without prejudice to the aggrieved party's rights, the entire balance of all and any monies due by the defaulting party to the other party shall immediately become due and payable, notwithstanding that it would not otherwise have been due. In such an event, and failing payment of the full amount due within 5 (five) days of a written demand by the aggrieved party, the aggrieved party shall be entitled, to either terminate this agreement by written notice or to claim specific performance; provided that in either event, the aggrieved party shall be entitled to recover all damages it may suffer and all amounts due to it.

13.4 Upon termination of this agreement due to a default by either of the parties and in addition to the rights granted to the aggrieved party in terms hereof, the aggrieved party shall be entitled, without prejudice to its other rights or remedies at law, to suspend performance of all its obligations in terms of this agreement. The defaulting party shall be liable for all costs incurred by the aggrieved party in connection with the recovery of monies and legal costs incurred in securing the rights of the aggrieved party in terms hereof.

13.5 This agreement may be terminated by an agreement duly signed by both parties.

13.6 Upon the termination of this agreement for any reason whatsoever, any right to exercise the right of copyright or license granted in terms hereof shall terminate and the Licensee shall return to the Licensor any version or copy of the Computer Software Program in its possession and any master copy of the same and all Intellectual Property relating thereto in its possession.

13.7 In the event of termination of this agreement for any reason whatsoever, Altris Inc shall be entitled to require, within 14 (fourteen) days of termination, that any maintenance or support agreement in respect of Altris products or any other Computer Software Program licensed by Altris Inc in terms hereof and to which Altris Limited is a party, be assigned to it or that it be entitled, without prejudice to any other rights it may have, to maintain and support the relevant Computer Software Program. In this regard, Altris Limited shall make available all relevant information and shall sign all documents, upon demand, to give effect hereto. In addition hereto, the Licensor shall be entitled, from time to time, to conduct routine inspections as to the maintenance, marketing distribution of the Computer Software Program and the exercise by the Licensee of its rights in terms hereof and in this regard, the Licensee shall furnish all reasonable information and assistance to give effect hereto.

14.   Infringement of rights of copyright

14.1 In the event that the right to exercise the right of copyright is infringed by a third party, both parties may agree, but neither shall be obligated to, join in instituting proceedings against the third party and the costs of such proceedings and any damages, account of profits, delivery-up of infringing copies and the proceeds of any proceedings which may be recovered shall be divided equally between them.

14.2 In the event that the parties fail to agree to jointly institute proceedings, only the owner or Licensor of the infringed right in question shall be entitled to institute proceedings in respect of the same; provided that any damages, account of profits, delivery-up of infringing copies and the proceeds of any proceedings shall accrue to that party only.

15.   No partnership created

      This agreement does not create a partnership, joint venture, or fiduciary relationship. Each party shall conduct its obligations independently and not as an agent or employee of the other party. Subject to the terms hereof, each party shall be responsible for choosing the means to be employed and the manner of carrying out its obligations hereunder. Each party shall be responsible for the supervision and payment of its personnel.

16.   Joint marketing activities

      The parties agree to consult and co-operate with each other in the interest of promoting Altris products in order to maximize their collective return from the division of royalties in respect thereof. To that end, the Licensee shall:-

16.1 become familiar with the technical and operational functions and features of the Altris products;

16.2 visit potential new customers for marketing presentations, at the reasonable request of the other party;

16.3 conduct demonstrations and performance benchmarks of the Computer Software Program;

16.4 be provided with such promotional material as the Licensor shall consider reasonable;

16.5 be entitled to call upon the Licensor to support the Computer Software Program, subject to a separate maintenance agreement between the parties;

16.6 not sell, market, distribute or promote any document management system product that is similar to or competitive with any Computer Software Program licensed or to be licensed to Licensee hereunder or any Enhancement, Modification or Upgrade thereof; provided, however, that in the event that the sales of Altris products in the United States in any year commencing with 2001 decline by more than 20% (twenty percent) from the immediately preceding year, Licensee may elect by written notice to Licensor at any time during the immediately succeeding year to terminate the exclusivity of this agreement for the Altris Limited Territory, in which event Licensee may thereafter offer competing or similar products and Licensor may offer the Altris products in the Altris Limited Territory or appoint another distributor or distributors to offer the Altris products. Altris Inc shall make available to Altris Limited all its relevant records on reasonable notice to ensure that the provisions of this
            16.6 are complied with.

17.   Documentation standards

      To the extent possible and in order to assist the Licensee to achieve the goals contemplated in terms of this agreement, Altris Inc shall establish and conform to reasonable requirement for technical and functional documentation.

18.   Supporting documentation; audit

      Reasonable books of account relating to Computer Software Program reproductions, names and addresses of customers where Computer Software Program was installed, the charges made in respect of the aforesaid and the relevant invoices shall be kept and maintained by Licensee. All such records shall be open for review, copy and audit by Licensor at reasonable times and on reasonable notice to support charges and amounts due by Licensee to the Licensor. An audit of such records may be made, upon demand by Licensor, no more than twice each year, by an independent firm of accountants or by such other individuals as may be reasonably acceptable to the Licensee.

19.  Taxation

      Unless a double taxation agreement between USA and the UK from time to time permits payments due in terms of this agreement to be made without deduction of withholding or other taxes or unless a valid exemption is obtained, any sums in respect of withhold in or other taxes which USA law or UK law, as the case may be, require to be deducted from payments due in terms of this agreement, shall be deducted from such payments. Where applicable, either party shall promptly furnish the other with a certificate of payment from the appropriate authority confirming that such taxes have been paid.

20.   Warranties

20.1 The Licensor warrants that it is entitled to license and transmit the rights granted in terms hereof and for the purposes hereof and that the Computer Software Program and the rights granted in terms hereof do not infringe upon or violate any copyright, trademarks or other Intellectual Property, privacy or any other right of any third party, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending against the Licensor (or, to the best of the Licensor's knowledge, against any entity from which the Licensor may have obtained such a right).

20.2 The Licensor represents and warrants that it is under no obligation or restriction, nor will it assume any obligation or restriction that does or may in any way interfere or conflict with, its obligations in terms hereof.

20.3 The Licensor indemnifies the Licensee against any loss or damage suffered by the Licensee as a result of a breach of any of the warranties given in terms hereof.

21.   Arbitration

21.1 In the event of any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof, both parties shall meet and exert their best efforts to find an amicable settlement.

21.2 Failing agreement within a period of 30 (thirty) days from the date on which either party, in writing, with reference to the present clause, requests an amicable settlement, the matter shall be settled by arbitration adjudicated under English Law, conducted in English and held in London, England, in accordance with Rules of Conciliation and Arbitration of the International Chamber of Commerce.

21.3 The Arbitration Board shall consists of three members. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third. If the chosen arbitrators cannot agree on the choice of the third arbitrator, such arbitrator shall be appointed by the Court of Arbitration of the International Chamber of Commerce.

21.4 The arbitration shall be conducted in accordance with the Rules of the International Chamber of Commerce and it is agreed that the decision shall be definite and there shall be no appeal to the Courts from the decision of the arbitrators.

21.5 Either party shall be entitled to have any arbitration award made an order of Court.

21.6 The obligation herein to arbitrate shall not be binding upon either party with respect to requests for temporary restraining orders, preliminary injunctions or interdicts or other procedures (or their functional equivalent) in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to:-

21.6.1 preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties; or

21.6.2            to order specific performance.

22.   Confidentiality and restraint

22.1 Each party acknowledges that all material information which has or will come into the possession or knowledge of the other in connection with this agreement or the performance of any obligations hereunder or the Computer Software Program, including without limitation the Intellectual Property of the parties, consists of confidential and proprietary information, which, if disclosed to third parties, might be damaging to the proprietor thereof.

22.2 Both parties therefore agree to hold such material information in the strictest confidence, not to make use thereof other than in the performance of the obligations under this agreement, to release it only to employees requiring such information and not to release or disclose it to any other party; provided, however, that any party shall be entitled to make such disclosures to the extent such party is required to do so by law or legal process.

22.3 Neither party shall use the name of the other in publicity releases or advertising or for other promotional purposes, without securing the prior written approval of the other party, save in such instances as any of the parties are required to make public announcements as a matter of law, regulation or rule of any stock exchange.

22.4 The parties agree that the provisions of the clause shall survive the termination of this agreement.

23.   Intellectual Property rights

23.1 Without prejudice to the Licensor's rights, each party acknowledges that any and all Intellectual Property used or embodied in or in connection with the Computer Software Program and the ownership of the copyright in question, shall remain the exclusive property of the Licensor.

23.2 The Licensee shall not question or dispute the ownership of any such rights at any time during the continuation in force of this agreement or thereafter.

23.3 The aforesaid shall apply whether or not the copyright in question or any other similar rights are registered.

23.4 All rights to and in connection with the Computer Software Program and copyright in question not specifically granted to the Licensee in terms of this agreement are reserved to the Licensor.

23.5 The rights granted in terms of this agreement shall be by way of a licence and the Licensee shall not acquire any ownership or interest in such rights.

24.   Severability

24.1 If any provision of this agreement is found or held to be invalid, unlawful or unenforceable, the validity of all the other provisions hereof shall not be affected thereby and the parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same object as the invalid or unenforceable provision, to adopt such means by way of variation of this agreement.

24.2 In the event that any of the terms of this agreement are found to be invalid, unlawful or unenforceable, such term shall be severable from the remaining terms, which shall continue to be valid and enforceable. If any invalid term is capable of amendment to render it valid, the parties agree to negotiate an amendment to remove the invalidity.

25.   Force majeure

      In the event that either party is unable to perform any obligation hereunder due to any circumstances beyond its control, including the action, intervention, or decree of any government, and such circumstances are not caused by the fault of a party and such circumstances continue for a period of at least 60 (sixty) days, either party may terminate this agreement by means of written notice to the other party.

26.   Assignment

      Neither party shall be entitled to assign, delegate, cede or transfer any rights or obligations acquired in terms of this agreement, in whole or in part, to any other party or person without the prior written consent of the other party; provided, however, that Licensor shall be entitled to assign, delegate, cede or transfer its rights and obligations hereunder to any person or entity acquiring all or substantially all of the business of Licensor.

27.   Addresses and notices

27.1 The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:-

27.1.1            Altris Inc                  9339 Carroll Park Drive
                                              San Diego
                                              California 92121
                                              Fax No. (619) 546 7671
                                              marked for the attention of
                                              the President

                                              with a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000

                                              Los Angeles
                                              California 90067
                                              Attention: Russell C Hansen
                                              Fax No. (310) 551 8741

27.1.2            Altris Limited
                  before the closing date     9339 Carroll Park Drive
                                              San Diego
                                              California 92121
                                              Fax No. (619) 546 7671
                                              marked for the attention of
                                              the President

                                              with a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000
                                              Los Angeles
                                              California 90067
                                              Attention: Russell C Hansen
                                              Fax No. (310) 551 8741

                  after the closing date      c/o SL
                                              Spescom Park
                                              cnr Alexandra Road
                                              and Second Street
                                              Halfway House
                                              Midrand 1685
                                              Republic of South Africa

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director

                                              with a copy to:
                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank
                                              2196 Johannesburg
                                              Republic of South Africa

                                              Attention: L A Kallmeyer
                                              Fax No. (2711) 447 5030

27.2 Any notice or communication required to be given in terms of this agreement shall be valid and effective only if in writing.

27.3 Either party may by notice to the other change its domicilium citandi et executandi to another physical address either in the United States of America or in the United Kingdom or in the Republic of South Africa; provided that the change shall become effective on the 7th day after receipt of the notice.

27.4 Any notice which the one party may require to give the other shall be deemed to have been received:-

27.4.1 if sent by prepaid registered post addressed to the other party, not later than 14 (fourteen) business days after the date of posting; or

27.4.2            if delivered by hand, on the date of the delivery thereof; or

27.4.3 if despatched by telefax, on the date of a valid transmission report indicating that a transmission had taken place, being duly printed on the sender's telefax machine.

27.5 Notwithstanding anything to the contrary herein contained, a written notice actually received by a party shall be an adequate written notice to it, notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

27.6 Where, in terms of this agreement, any communication is required to be in writing, the term "writing" shall include communication by telefax.

28.   Whole agreement

28.1        This agreement constitutes the entire agreement between the parties.
            No party shall be entitled to rely upon any term, warranty, condition or representation unless it is herein contained.

28.2 No amendment, novation, variation, addition to or consensual cancellation of this agreement or any provision or term thereof (including this clause) and no extension of time, waiver or relaxation of any of the provisions or terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation which is so given or made shall be construed as relating strictly to the matter in respect whereof it was made or given.

28.3 No extension of time or waiver or relaxation of any of the provisions or terms of this agreement shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

29.   Proper law

      This agreement is governed by and is to be construed in accordance with the substantive laws of England and Wales ignoring any question of conflict of laws. The parties consent accordingly to the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this agreement or any document supplemental hereto. Altris Inc hereby irrevocably appoints Altris' solicitors as its agent for the service of any proceedings upon it pursuant to this agreement. Prior to the closing date Altris Limited irrevocably appoints Altris' solicitors and after the closing Altris Limited irrevocably appoints Spescom's solicitors as its agent for the service of any proceedings upon it pursuant to this agreement.

Thus done and signed by the parties hereto as follows -


Date:   May 7, 1999                                         For and on behalf of
                                                           Altris Software, Inc.


Place:  London, England                    /s/ Roger Erickson
                                           -------------------------------------
                                                 President, who warrants that he
                                                       is duly authorised hereto


Date:   May 7, 1999                                        For and on behalf of
                                                         Altris Software Limited

Place:  London, England                    /s/ Peter J.J. Brady
                                           -------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:   May 7, 1999                                 For and on behalf of each of
                                               the companies in the Altris group


Place:  London, England                    /s/ John W. Low
                                           -------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto

                                TABLE OF CONTENTS

                                                                            Page

1.   Interpretation..........................................................  2

2.   Preamble................................................................ 14

3.   Grant of licence........................................................ 17

4.   Licence Fees / Royalties................................................ 20

5.   Use of licence.......................................................... 23

6.   Delivery and installation............................................... 23

7.   Licensee's undertakings................................................. 24

8.   Source code............................................................. 25

9.   Alterations and Modifications........................................... 27

10.  Irremediable breach..................................................... 27

11.  Enhancements / Upgrades / Modifications................................. 27

12.  Exclusion of liability.................................................. 29

13.  Commencement and termination............................................ 31

14.  Infringement of rights of copyright..................................... 34

15.  No partnership created.................................................. 35

16.  Joint marketing activities.............................................. 35

17.  Documentation standards................................................. 37

18.  Supporting documentation; audit......................................... 37

19.  Taxation................................................................ 37

20.  Warranties.............................................................. 38

21.  Arbitration............................................................. 39

22.  Confidentiality and restraint........................................... 40

23.  Intellectual Property rights............................................ 42

24.  Severability............................................................ 43

25.  Force majeure........................................................... 43

26.  Assignment.............................................................. 44

27.  Addresses and notices................................................... 44

28.  Whole agreement......................................................... 47

29.  Proper law.............................................................. 48

                                    ANNEXURES

"A"  -    EB Software Description

"B"  -    EMS Software Description

"C"  -    Interface Software Description

"D"  -    Form of License Agreement for use by Licensee

"E"  -    Wintract Software Description

"F"  -    Forecast Royalties

"G"  -    List of Territories

"H"  -    Software Maintenance Agreement

                                                                     APPENDIX  4

                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                                    Agreement

                                     between

                        Spescom CIT (Proprietary) Limited

                                       and

                             Altris Software Limited

1.    Interpretation

1.1 The clause headings of this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2         Unless a contrary intention clearly appears -

1.2.1             expressions which denote -

1.2.1.1                 any gender shall include the other genders;

1.2.1.2 a natural person shall include an artificial person and vice versa;

1.2.1.3                 the singular shall include the plural and vice versa;

1.2.2 the following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings -

1.2.2.1           "Altris Additional
                  Product"           -      shall mean any Computer Software
                                            Program relating to knowledge
                                            management products, document
                                            management systems, product data
                                            management
                                            products, or configuration
                                            management products, other than EB
                                            or Wintrack, in whole or in part
                                            including and without detracting
                                            from the generality of the
                                            aforegoing, any one or more of the
                                            modules of the program and any
                                            Upgrades, Modifications and
                                            Enhancements thereto, in respect
                                            whereof Altris Software Inc or any
                                            other member of the Altris Group
                                            owns the copyright or will own the
                                            copyright in future or in respect
                                            whereof the copyright does not
                                            subsist at present, but will come
                                            into being in future and will be
                                            owned by Altris Inc or any such
                                            member of the Altris Group;

1.2.2.2           "Altris Limited"
                  or "Licensee"      -      shall mean Altris Software Limited,
                                            company number 2625912, incorporated
                                            in the United Kingdom under the
                                            Companies Act 1985;

1.2.2.3           "Altris Limited

                  Territory"         -      shall mean every territory or
                                            country save and except for North-,
                                            Central-, South America, Caribbean
                                            and Mexico;

1.2.2.4           "Altris products"  -      shall mean EB, Wintrack or Altris
                                            Additional Product;

1.2.2.5           "Code"             -      shall mean a computer programming
                                            code; unless otherwise specified,
                                            Code shall include both object code
                                            and source code and Code shall
                                            include any maintenance
                                            Modifications, Upgrades or
                                            Enhancements thereto created by the
                                            Licensor or owner of the copyright
                                            from time to time;

1.2.2.6           "Computer Software
                  Program"           -      shall mean the program forming the
                                            subject matter of the right licensed
                                            in terms of clause Error! Reference
                                            source not found. hereof;

1.2.2.7           "EB"               -      shall mean EB Software, a Computer
                                            Software Program, as more fully
                                            particularised in annexure "A"
                                            hereto, in whole or in part and
                                            including, without detracting from
                                            the generality of the aforegoing,
                                            any one or more modules of the
                                            program presently available;

1.2.2.8           "EMS"              -      shall mean EMS Software, a computer
                                            program, as more fully
                                            particularised in annexure "B"
                                            hereto, in whole or in part and
                                            including, without detracting from
                                            the generality of the aforegoing,
                                            any one or more modules of the
                                            program presently available;

1.2.2.9           "Enhancements"     -      shall mean significant changes to a
                                            computer software program, resulting
                                            in the addition of a feature or
                                            capability not present in the
                                            computer software program prior to
                                            the introduction of the changes, as
                                            well as any changes to the computer
                                            software program designed to permit
                                            the use of the software on
                                            hardware or in conjunction with
                                            operating system software other than
                                            that for which the software was
                                            initially designed;

1.2.2.10          "the Integrated
                  Software"          -      shall mean the integrated software
                                            product resulting from the
                                            combination of PRO-CM and EB and/or
                                            Wintrack and/or the Altris
                                            Additional Product and/or the
                                            Spescom Additional Product;

1.2.2.11          "Intellectual
                  Property"          -      shall mean all intellectual
                                            property, whether tangible or
                                            intangible, relating to, associated
                                            with or arising from the software
                                            product in question, including and
                                            without detracting from the
                                            generality hereof, all copyright
                                            applications and registrations, the
                                            right to exercise aspects of
                                            copyright whether registered or not,
                                            ownership of any aspect of copyright
                                            whether registered or not, trade
                                            marks, trade names, trade
                                            secrets, marketing development and
                                            strategy data, calculations,
                                            development cost research and
                                            information, plans, proprietary
                                            rights, installation and user
                                            manuals whether or not incorporated
                                            in humanly intelligible media or
                                            data, data base designs, data base
                                            entity relationships, data base
                                            triggers and procedures, common
                                            object models, information,
                                            processes, flow diagrams and system
                                            descriptions, technology rights,
                                            licences, market research, field
                                            research data, market projections,
                                            promotional data, research and
                                            development, tests and the result
                                            thereof whether still in progress or
                                            otherwise, discoveries,
                                            developments, prototypes, designs,
                                            diagrams, engineering technology,
                                            acquisitions, productions, all
                                            inventions, formulas, processes,
                                            works of any nature, techniques,
                                            diagrams, concepts, software, Code,
                                            information, working
                                            papers, and anything which is
                                            devised and is subject to any
                                            intellectual property rights, logos,
                                            whether registered or not and all or
                                            any rights relating to any of the
                                            aforesaid;

1.2.2.12          the Interface
                  Product            -      shall mean a computer software
                                            program with interface capability,
                                            designed primarily to link the
                                            components of the Integrated
                                            Software, as more fully
                                            particularised in annexure "C"
                                            hereto, in whole or in part and
                                            including, without detracting from
                                            the generality of the aforegoing,
                                            any one or more modules of the
                                            program presently available and any
                                            Upgrades, Modifications and
                                            Enhancements thereto;

1.2.2.13          "Licensee"         -      shall mean Altris Limited;

1.2.2.14          "Licensor"         -      shall mean Spescom CIT (Proprietary)
                                            Limited;

1.2.2.15          "List Price"       -      shall mean the value placed on the
                                            transaction in question by reference
                                            to the price list of the Licensor
                                            then in effect;

1.2.2.16          "Modifications"    -      shall mean changes, improvements or
                                            customisation of or to a computer
                                            software program, which may be
                                            required to adapt the software to
                                            the requirements of the user;

1.2.2.17          "PRO-CM"           -      shall mean the software program
                                            resulting from the combination of
                                            EMS and the Interface Product;

1.2.2.18          "restructuring
                  agreement"         -      shall mean that agreement as between
                                            Spescom Limited, Spescom CIT, Altris
                                            Inc, Altris Limited, Altris
                                            International Limited, and Altris
                                            Group Plc, and to which this
                                            constitutes Appendix 4;

1.2.2.19          "right of
                  copyright"         -      shall mean the reproduction of the
                                            Computer Software Program for the
                                            purposes of
                                            use thereof by third parties,
                                            subject to the third parties being
                                            licensed in the terms set out in
                                            annexure "D" hereto;

1.2.2.20          "Spescom Additional
                  Product"           -      shall mean any computer software
                                            program relating to knowledge
                                            management products, document
                                            management systems, product data
                                            management products, or
                                            configuration management products,
                                            other than EMS, Interface Product or
                                            PRO-CM, in whole or in part
                                            including and without detracting
                                            from the generality of the
                                            aforegoing, any one or more of the
                                            modules of the program and any
                                            Upgrades, Modifications and
                                            Enhancements thereto, in respect
                                            whereof Spescom CIT, SL or any other
                                            member of the Spescom group owns the
                                            copyright or will own the copyright
                                            in future or in respect whereof the
                                            copyright does not subsist at
                                            present, but will come into
                                            being in future and will be owned by
                                            Spescom CIT, SL or any other member
                                            of the Spescom group;

1.2.2.21          "Spescom CIT"
                  or "Licensor"      -      shall mean Spescom CIT (Pty)
                                            Limited, Registration No.
                                            83/08746/07, a company incorporated
                                            in the Republic of South Africa;

1.2.2.22          "Spescom products" -      shall mean EMS, Interface Product,
                                            PRO-CM or Spescom Additional
                                            Product;

1.2.2.23          "Term"             -      shall mean in perpetuity, subject
                                            however to the provisions of 13;

1.2.2.24          "Territory"        -      shall mean a single geographic
                                            territory identified in annexure "G"
                                            hereto, which constitutes a portion
                                            of the Altris Limited Territory;

1.2.2.25          "Upgrades"         -      shall mean changes or improvements
                                            to a computer software program,
                                            which
                                            relate to or affect the operating
                                            performance of the software or an
                                            aspect of the software, but which do
                                            not change the basic operation or
                                            functioning of the computer software
                                            program;

1.2.2.26          "Wintrack"         -      shall mean Wintrack Software, a
                                            Computer Software Program as more
                                            fully particularised in annexure "E"
                                            hereto including PRO-EDM and Target,
                                            in whole or in part and including,
                                            without detracting from the
                                            generality of the aforegoing, any
                                            one or more modules of the program
                                            presently available.

1.3 Terms and expressions defined in the restructuring agreement shall, unless the context dictates otherwise, have the same meanings where referred to herein.

1.4 Wherever the context permits, a reference to a licence shall include a sub-licence and vice versa and a reference to a licensor shall include a reference to a sub-licensor and vice versa and a reference to a licensee shall include a reference to a sub-licensee and vice versa.

1.5 Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.6 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

1.7 When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.8 Where figures are referred to in numerals and in words, if there is any conflict between the two the words shall prevail.

1.9 A reference to a document includes an amendment or supplement to, or replacement or novation of that document.

1.10 Where a certificate or determination is required by the auditors in terms of this agreement, such shall be prepared by the auditors acting as experts and not as arbitrators and shall be final and binding upon the parties save for any manifest error in calculation.

1.11 Schedules, annexures or appendices to this agreement shall be deemed to be incorporated in and form part of this agreement.

1.12        The preamble shall be deemed to be incorporated herein.

2.    Preamble

      It is hereby recorded that:-

2.1 Spescom CIT or another member of the Spescom Group is the owner of the full and complete copyright in the Spescom products and the Intellectual Property associated therewith; provided, however, that the Spescom products include software licensed to Spescom CIT. or such member of the Spescom Group by third parties pursuant to licenses from such third parties which permit the sublicense of such software hereunder;

2.2 Altris Inc or another member of the Altris Group is the owner of the full and complete copyright in the Altris products and the Intellectual Property associated therewith, provided, however, that the Altris products include software licensed to Altris Inc or such member of the Altris Group by third parties pursuant to licenses from such third parties which permit the sublicense of such software hereunder;

2.3 Spescom CIT and Altris Inc enjoy rights of copyright in certain third party computer software programs and may acquire ownership of the copyright therein, such software being either embedded or utilised or to be utilised in conjunction with the Spescom products and/or the Altris products;

2.4 Altris Limited is the licensee in respect of certain rights of copyright in the Spescom products which it is authorised to sub-license in the terms contemplated in this agreement;

2.5 Spescom CIT has developed the Interface Product of which it is the owner of the right of copyright and which enables the integration of certain of the Spescom products and certain of the Altris products;

2.6 Spescom CIT wishes to grant to Altris Limited licenses in relation to the Spescom products in order inter alia to facilitate the marketing of the Spescom products independently of, or in conjunction with the Altris products;

2.7 the Integrated Software which is created by the combination of the respective products of Altris Inc and Spescom CIT is capable of separation at any time and the respective products are capable of distinct identification at any time;

2.8 Altris Limited wishes to license, market and install the Integrated Software and individual products to and at various customers as end users and/or distributors;

2.9 the parties desire to regulate their relationship in terms of this agreement;

2.10 the parties have reached agreement relating to the aforegoing and peripheral matters which they require to be reduced to writing and to be signed by them before the same shall be or become binding upon them;

2.11 in consideration of the mutual undertakings contained herein, the parties hereby agree as follows.

3.    Grant of licence

3.1 In consideration of the remunerations and royalties provided for herein and subject to the terms and conditions hereof Spescom CIT, on behalf of itself and each other member of the Spescom Group, (a) hereby grants to Altris Limited, for the Term and in the Altris Limited Territory, the exclusive right, subject to 3.2.1, to exercise the right of copyright in EMS and Interface Product and (b) agrees to grant, upon any release thereof by Licensor, to Altris Limited for the remainder of the Term from and after the date of such release and in the Altris Limited Territory, the exclusive right, subject to 3.2.1, to exercise the right of copyright in any Spescom Additional Product and any Enhancement, Upgrade or Modification of EMS and Interface Product. The license of such Enhancement, Upgrade or Modification shall be subject to the terms set forth in 11 below.

3.2

3.2.1 The exclusivity granted to Altris Limited in terms of 3.1 is unconditional until the end of the year 2000.

3.2.2 After 2000 the parties shall determine by mutual agreement on or before 1 December of the preceding year (starting in December 2000 for the year 2001) the amount of the aggregate goal for royalties payable to Licensor to be generated from sales of the Spescom products by Licensee for such year and the minimum amount of royalties for such year, which shall be equal to seventy-five percent (75%) of the amount of such aggregate goal; provided, however, that in the event that the parties fail to timely agree to the amount of such goal and minimum royalty for any year, such goal and minimum royalty shall be determined by the Arbitration Board in accordance with 21 below. If (a) a royalty deficiency exists in any calendar year commencing on or after January 1, 2001 such that the royalties earned by Licensor fall below the minimum royalty amount for such year (which equals seventy five per cent (75%) of the amount of the aggregate goal for such year), (b) the royalties earned by Licensor in any year within the immediately succeeding three years (hereinafter referred to as a "Second Shortfall Year") fall below the minimum royalty amount for such Second Shortfall Year (which equals seventy five per cent (75%) of the amount of the aggregate goal for such Second Shortfall Year), and (c) in the Second Shortfall Year the royalties earned by Licensor from the sale of Spescom products in such Second Shortfall Year in any single Territory constitute less than five percent (5%) of the aggregate goal for such Second Shortfall Year for all of the Altris Limited Territory, the exclusivity of the rights of Licensee hereunder with respect to such Territory shall thereupon cease and Spescom CIT may thereafter sell Spescom products or appoint other distributors to sell Spescom products in any such Territory. In such event, Altris Limited shall retain its distributor rights to these Territories but on a non-exclusive basis.

3.3 Spescom CIT furthermore undertakes for the Term to provide from time to time to Altris Limited training as may reasonably be required at the premises of Altris Limited of such number of persons employed by Altris Limited as is reasonably determined by Altris Limited, in the use and marketing of the Spescom products. Altris Limited shall pay to Spescom CIT (a) an amount necessary to reimburse Spescom CIT for all travel, subsistence and other out-of-pocket costs incurred by Spescom CIT in providing such training and (b) fifty percent (50%) of the published training class rate applicable to such training.

4.    Licence Fees / Royalties

4.1 The Licensee shall pay the Licensor royalties, in consideration for the rights granted in terms of clause 3 hereof, in respect of Spescom products an amount equal to 50% (fifty per cent) of the net invoiced value in accordance with the Licensor's published List Price minus, in the case of sales to a distributor of Licensee who is not affiliated or associated with Licensee , any discount provided in the ordinary course of business to such distributor which is approved by Licensor in advance, which approval shall not be unreasonably withheld.

4.2 Any payment due by the Licensee to the Licensor shall be made free of exchange, deduction or set off within 60 (sixty) days of the relevant invoice having been issued by the Licensee to the third party user or within 60 (sixty) days of the end of the month in which the Computer Software Program was delivered to the third party user, whichever is the earlier.

4.3 Within 60 (sixty) days after the end of the Licensee's financial year, the Licensee shall furnish the Licensor with a certificate from its auditors verifying the quantum of the payments due by the Licensee to the Licensor.

4.4 The parties acknowledge that certain customers and marketing partners can be expected to order Spescom products within the Altris Limited Territory for use wholly or partially at user installations outside the Altris Limited Territory or to order Spescom products outside the Altris Limited Territory for use wholly or partially at user installations within the Altris Limited Territory. For purposes of determining whether the sale is deemed to have been made by Licensee and therefore subject to this agreement, the sale of such Spescom product and any related maintenance thereon shall be deemed to have occurred (a) within the Altris Limited Territory (and within a specific Territory) if the purchase order is issued by the customer from a location within the Altris Limited Territory (and such Territory), and (b) outside the Altris Limited Territory if the purchase order is issued by the customer from a location outside of the Altris Limited Territory; provided, however, that in the event that the sale of Spescom products involves a user installation with more than one hundred (100) licensed seats and would otherwise be deemed to have been made outside the territory in which such installation is located, the portion of the revenues from such sale that relate to such user installation of one hundred (100) or more seats shall be deemed to have been made in such territory as the chief executives of Licensor and Licensee shall agree considering all of the facts and circumstances surrounding such sale, and in the absence of such agreement then by the Arbitration Board under 21 below. Both Licensor and Licensee shall make available customary maintenance support services to user installations located within their respective territories irrespective of whether the sale of the Spescom product or maintenance thereon occurred outside of such territory. All such maintenance support services shall be provided at the published rates charged by Licensee or Licensor, as the case may be, for such services.

5.    Use of licence

      Altris Limited shall only be entitled to market and otherwise exercise the right granted to it in terms of clause 3 hereof, in relation to Spescom products within the Altris Limited Territory.

6.    Delivery and installation

6.1 Spescom CIT shall provide Altris Limited with a master copy software for Spescom products required for Altris Limited to exercise the rights granted herein.

6.2 Spescom CIT shall furnish such software and do all things, expeditiously and diligently, reasonably necessary to give effect to the terms of this agreement.

6.3 Installation of the Computer Software Program, shall be carried out in accordance with the specifications of the Licensor, as set out in Licensor's standard product documentation, as may be reasonably amended from time to time in writing and duly delivered to the Licensee, which new specifications shall be deemed to become part of this agreement. Without prejudice to anything herein contained, the Licensor shall assume no liability for software failure, malfunction or any damage of whatsoever nature or howsoever arising, where the failure, malfunction or damage is due to non-compliance with the Licensor's specifications.

6.4 The Licensor shall use its best endeavours to timeously deliver and activate the Computer Software Program, however, neither party shall be liable for any losses or damages suffered by the other party in consequence of any delay in this regard.

7.    Licensee's undertakings

      The Licensee undertakes:-

7.1 save as contained in this agreement, not to copy, reproduce or translate the Computer Software Program and not to communicate the Computer Software Program to any third party, including any person affiliated to or associated with the Licensee, without the prior written consent of the Licensor;

7.2 to maintain accurate and updated records of the number and siting of all copies of the Computer Software Program;

7.3 to supervise and control the use of the Computer Software Program in accordance with the terms of this agreement;

7.4 to reproduce and include the copyright notice or notices forming part of or reflected on the Computer Software Program;

7.5 save as contained in this agreement, not to make the Computer Software Program available to any person.

8.    Source code

8.1 It is recorded that the original Computer Software Programs contemplated in this agreement shall be delivered in object machine language for ease of installation and use; however, it is acknowledged that the programs had been, can be or shall be developed in a source language or Code different from the object machine language.

8.2 The Licensee shall not de-compile, reverse compile, disassemble or print the source code nor derive nor attempt to derive the source code nor the functionality inherent in the source code of the Computer Software Program except to the extent permissible under English law, having regard to the provisions of section 50B of the Copyright, Designs and Patents Act 1988 where the purpose of such decompiling is solely to enable interoperability with other programs.

8.3 It is specifically recorded that any breach of the aforesaid term shall constitute an irremediable breach of this agreement.

8.4 The Licensor shall be obliged as soon as practical and at the cost of Licensor (except that if Licensee requests the addition of any of its customers as a party designated as eligible to access the escrow, Licensee shall pay the costs of such designation) lodge the source code of each Computer Software Program in escrow with an escrow agent reasonably approved of by the Licensee and upon terms reasonably and customarily applicable to agreements of such nature to protect both the competing interests of:-

8.4.1 the Licensor to protect the value of the source code, to preserve maintenance revenue, and to prevent the Licensee from modifying the Computer Software Program; and

8.4.2 the Licensee to ensure that the Computer Software Program will be maintained, upgraded and enhanced irrespective of the fate of the Licensor.

            In the event that the parties are unable to agree upon such terms, they will be determined by an appropriately qualified Arbitration Board upon the basis set out in clause 21.

9.    Alterations and Modifications

      Save as specifically permitted in this agreement, the Licensee shall not be entitled to alter, modify or add to the Computer Software Program.

10.   Irremediable breach

      Any use of a Computer Software Program or the right to exercise the right of copyright by the Licensee for any purpose other than that permitted herein, without the prior written consent of the Licensor, shall constitute an irremediable breach of this agreement.

11.   Enhancements / Upgrades / Modifications

11.1 The Licensor shall supply information with regard to Enhancements of the Computer Software Program, and shall supply such Enhancements to the Licensee at such costs as may be notified by the Licensor from time to time.

11.2 The Licensor shall assume no obligation in terms of this agreement, in respect of Upgrades to the Computer Software Program. Upgrades to the Computer Software Program shall be furnished by the Licensor to the Licensee under the terms and conditions provided for in a separate maintenance agreement between the parties and shall not be deemed licensed under this agreement.

11.3 The Licensor shall assume no obligation in terms of this agreement, in respect of Modifications of or to the Computer Software Program.

11.4 If a particular complaint be directed to the Licensor within a period of 90 (ninety) days from the date of an installation of the Computer Software Program, the Licensor shall, free of charge, furnish such materials and services as may be reasonably necessary to correct any defects in the operations of the Computer Software Program.

11.5 The Licensor shall perform any other services in respect of the Computer Software Program, as may reasonably be required by the Licensee, in accordance with the terms of a separate software maintenance agreement between the parties materially in the form of Annexure "H".

11.6 The Licensee shall pay to Licensor a royalty equal to thirty-five percent (35%) of the net invoiced amount charged by Licensee to its customers under any software maintenance agreement under which Upgrades of the Computer Software Program may be provided. Such royalty shall be paid free of exchange, deduction or set off within 60 (sixty) days of the relevant invoice having been issued by the Licensee to the third party with whom the maintenance agreement is entered into.

12.   Exclusion of liability

12.1 Altris Limited shall ensure that the Computer Software Program shall be sold with a disclaimer by the Licensor and Licensee in such form as is specified from time to time by Licensor and is reasonably acceptable to Licensee in respect of inter alia any loss or damage arising directly or indirectly in connection with the Computer Software Program, as the case may be, and the use thereof, and without detracting from the generality thereof:-

12.1.1 for any loss or damage arising directly or indirectly as a result of abuse, misuse, or unauthorised use of the Computer Software Program, as the case may be;

12.1.2 for any Modifications or other changes to the Computer Software Program which are not carried out by an authorised representative of the Licensor;

12.1.3            in respect of a breach of a licence;

12.1.4 for loss of profits or for incidental, special or consequential damages arising from the installation, service, performance and use of the Computer Software Program, as the case may be;

12.1.5 any design flaw or any malfunction in the Computer Software Program or the equipment relating thereto, as the case may be,

            to the extent that such liability is capable of being excluded or disclaimed under English law.

12.2 The Licensor shall not be liable to the Licensee for any loss or damage arising directly or indirectly in connection with the Computer Software Program, the use of the Computer Software Program and without detracting from the generality hereof:-

12.2.1 for any loss or damage arising directly or indirectly as a result of abuse, misuse or unauthorised use of the Computer Software Program;

12.2.2 any Modifications to the Computer Software Program which had not been carried out or authorised by the Licensor;

12.2.3 in respect of anything which may constitute a breach of this agreement by the Licensor by reason of circumstances beyond the control of either of the parties hereto;

12.2.4 for loss of profits or for incidental, special or consequential damages arising out of or in connection with the licensing, installation, delivery, performance, Enhancements, Upgrades or Modifications of the Computer Software Program,

            to the extent that such liability is capable of being excluded or disclaimed under English law.

13.   Commencement and termination

13.1 This agreement shall be deemed to have commenced, notwithstanding the date of signature hereof, on the closing date of the restructuring agreement and shall continue in force until it is terminated in accordance with the provisions of this 13.

13.2 In addition to any rights of termination which either party may have at law, this agreement may be terminated by either party, by written notice, without prejudice to the aggrieved party's rights to recover all damages and losses it may suffer and otherwise:-

13.2.1 should the other party commit a breach of any of the terms of this agreement and fail to rectify the breach within a period of 30 (thirty) days of receipt of a written notice specifying the breach;

13.2.2 immediately should the breach be irremediable and material going to the root of this agreement.

13.3 In the event of the insolvency, liquidation or the institution of proceedings against the defaulting party or the defaulting party making any arrangements or filing any documents in a court in contemplation of insolvency, then and in any such event, without prejudice to the aggrieved party's rights, the entire balance of all and any monies due by the defaulting party to the other party shall immediately become due and payable, notwithstanding that it would not otherwise have been due. In such an event, and failing payment of the full amount due within 5 days of a written demand by the aggrieved party, the aggrieved party shall be entitled, to either terminate this agreement by written notice or to claim specific performance; provided that in either event, the aggrieved party shall be entitled to recover all damages it may suffer and all amounts due to it.

13.4 Upon termination of this agreement due to a default by either of the parties and in addition to the rights granted to the aggrieved party in terms hereof, the aggrieved party shall be entitled, without prejudice to its other rights or remedies at law, to suspend performance of all its obligations in terms of this agreement. The defaulting party shall be liable for all costs incurred by the aggrieved party in connection with the recovery of monies and legal costs incurred in securing the rights of the aggrieved party in terms hereof.

13.5 This agreement may be terminated by an agreement duly signed by both parties.

13.6 Upon the termination of this agreement for any reason whatsoever, any right to exercise the right of copyright or license granted in terms hereof shall terminate and the Licensee shall return to the Licensor any version or copy of the Computer Software Program in its possession and any master copy of the same and all Intellectual Property relating thereto in its possession.

13.7 In the event of termination of this agreement for any reason whatsoever, Spescom CIT shall be entitled to require, within 14 (fourteen) days of termination, that any maintenance or support agreement in respect of Spescom products or any other Computer Software Program licensed by Spescom CIT in terms hereof and to which Altris Limited is a party, be assigned to it or that it be entitled, without prejudice to any other rights it may have, to maintain and support the relevant Computer Software Program. In this regard, Altris Limited shall make available all relevant information and shall sign all documents, upon demand, to give effect hereto. In addition hereto, the Licensor shall be entitled, from time to time, to conduct routine inspections as to the maintenance, marketing distribution of the Computer Software Program and the exercise by the Licensee of its rights in terms hereof and in this regard, the Licensee shall furnish all reasonable information and assistance to give effect hereto.

14.   Infringement of rights of copyright

14.1 In the event that the right to exercise the right of copyright is infringed by a third party, both parties may agree, but neither shall be obligated to, join in instituting proceedings against the third party and the costs of such proceedings and any damages, account of profits, delivery-up of infringing copies and the proceeds of any proceedings which may be recovered shall be divided equally between them.

14.2 In the event that the parties fail to agree to jointly institute proceedings, only the owner or Licensor of the infringed right in question shall be entitled to institute proceedings in respect of the same; provided that any damages, account of profits, delivery-up of infringing copies and the proceeds of any proceedings shall accrue to that party only.

15.   No partnership created

      This Agreement does not create a partnership, joint venture, or fiduciary relationship. Each party shall conduct its obligations independently and not as an agent or employee of the other party. Subject to the terms hereof, each party shall be responsible for choosing the means to be employed and the manner of carrying out its obligations hereunder. Each party shall be responsible for the supervision and payment of its personnel.

16.   Joint marketing activities

      The parties agree to consult and co-operate with each other in the interest of promoting Spescom products in order to maximize their collective return from the division of royalties in respect thereof. To that end, the Licensee shall:-

16.1 become familiar with the technical and operational functions and features of the Spescom products;

16.2 visit potential new customers for marketing presentations, at the reasonable request of the other party;

16.3 conduct demonstrations and performance benchmarks of the Computer Software Program;

16.4 be provided with such promotional material as the Licensor shall consider reasonable;

16.5 be entitled to call upon the Licensor to support the Computer Software Program, subject to a separate maintenance agreement between the parties.

16.6 not sell, market, distribute or promote any knowledge management products, document management systems, product data management products, or configuration management products that is similar to or competitive with any Computer Software Program licensed or to be licensed to Licensee hereunder or any Enhancement, Modification or Upgrade thereof. Spescom CIT shall make available to Altris Limited all its relevant records on reasonable notice to ensure that the provisions of this 16.6 are complied with.

17.   Documentation standards

      To the extent possible and in order to assist the Licensee to achieve the goals contemplated in terms of this agreement, Spescom CIT shall establish and conform to reasonable requirement for technical and functional documentation.

18.   Supporting documentation; audit

      Reasonable books of account relating to Computer Software Program reproductions, names and addresses of customers where Computer Software Program was installed, the charges made in respect of the aforesaid and the relevant invoices shall be kept and maintained by Licensee. All such records shall be open for review, copy and audit by Licensor at reasonable times and on reasonable notice to support charges and amounts due by Licensee to the Licensor. An audit of such records may be made, upon demand by Licensor, no more than twice each year, by an independent firm of accountants or by such other individuals as may be reasonably acceptable to the Licensee.

19.   Taxation

      Unless a double taxation agreement between RSA and the UK from time to time permits payments due in terms of this agreement to be made without deduction of withholding or other taxes or unless a valid exemption is obtained, any sums in respect of withhold in or other taxes which RSA law or UK law, as the case may be, require to be deducted from payments due in terms of this agreement, shall be deducted from such payments. Where applicable, either party shall promptly furnish the other with a certificate of payment from the appropriate authority confirming that such taxes have been paid.

20.   Warranties

20.1 The Licensor warrants that it is entitled to license and transmit the rights granted in terms hereof and for the purposes hereof and that the Computer Software Program and the rights granted in terms hereof do not infringe upon or violate any copyright, trademarks or other Intellectual Property, privacy or any other right of any third party, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending against the Licensor (or, to the best of the Licensor's knowledge, against any entity from which the Licensor may have obtained such a right).

20.2 The Licensor represents and warrants that it is under no obligation or restriction, nor will it assume any obligation or restriction that does or may in any way interfere or conflict with, its obligations in terms hereof.

20.3 The Licensor indemnifies the Licensee against any loss or damage suffered by the Licensee as a result of a breach of any of the warranties given in terms hereof.

21.   Arbitration

21.1 In the event of any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof, both parties shall meet and exert their best efforts to find an amicable settlement.

21.2 Failing agreement within a period of thirty (30) days from the date on which either party, in writing, with reference to the present clause, requests an amicable settlement, the matter shall be settled by arbitration adjudicated under English Law, conducted in English and held in London, England, in accordance with Rules of Conciliation and Arbitration of the International Chamber of Commerce.

21.3 The Arbitration Board shall consists of three members. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third. If the chosen arbitrators cannot agree on the choice of the third arbitrator, such arbitrator shall be appointed by the Court of Arbitration of the International Chamber of Commerce.

21.4 The arbitration shall be conducted in accordance with the Rules of the International Chamber of Commerce and it is agreed that the decision shall be definite and there shall be no appeal to the Courts from the decision of the arbitrators.

21.5 Either party shall be entitled to have any arbitration award made an order of Court.

21.6 The obligation herein to arbitrate shall not be binding upon either party with respect to requests for temporary restraining orders, preliminary injunctions or interdicts or other procedures (or their functional equivalent) in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to:-

21.6.1 preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties; or

21.6.2            to order specific performance.

22.   Confidentiality and restraint

22.1 Each party acknowledges that all material information which has or will come into the possession or knowledge of the other in connection with this agreement or the performance of any obligations hereunder or the Computer Software Program, including without limitation the Intellectual Property of the parties, consists of confidential and proprietary information, which, if disclosed to third parties, might be damaging to the proprietor thereof.

22.2 Both parties therefore agree to hold such material information in the strictest confidence, not to make use thereof other than in the performance of the obligations under this agreement, to release it only to employees requiring such information and not to release or disclose it to any other party; provided, however, that any party shall be entitled to make such disclosures to the extent such party is required to do so by law or legal process.

22.3 Neither party shall use the name of the other in publicity releases or advertising or for other promotional purposes, without securing the prior written approval of the other party, save in such instances as any of the parties are required to make public announcements as a matter of law, regulation or rule of any stock exchange.

22.4 The parties agree that the provisions of the clause shall survive the termination of this agreement.

23.   Intellectual Property rights

23.1 Without prejudice to the Licensor's rights, each party acknowledges that any and all Intellectual Property used or embodied in or in connection with the Computer Software Program and the ownership of the copyright in question, shall remain the exclusive property of the Licensor.

23.2 The Licensee shall not question or dispute the ownership of any such rights at any time during the continuation in force of this agreement or thereafter.

23.3 The aforesaid shall apply whether or not the copyright in question or any other similar rights are registered.

23.4 All rights to and in connection with the Computer Software Program and copyright in question not specifically granted to the Licensee in terms of this agreement are reserved to the Licensor.

23.5 The rights granted in terms of this agreement shall be by way of a licence and the Licensee shall not acquire any ownership or interest in such rights.

24.   Severability

24.1 If any provision of this agreement is found or held to be invalid, unlawful or unenforceable, the validity of all the other provisions hereof shall not be affected thereby and the parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same object as the invalid or unenforceable provision, to adopt such means by way of variation of this agreement.

24.2 In the event that any of the terms of this agreement are found to be invalid, unlawful or unenforceable, such term shall be severable from the remaining terms, which shall continue to be valid and enforceable. If any invalid term is capable of amendment to render it valid, the parties agree to negotiate an amendment to remove the invalidity.

25.   Force majeure

      In the event that either party is unable to perform any obligation hereunder due to any circumstances beyond its control, including the action, intervention, or decree of any government, and such circumstances are not caused by the fault of a party and such circumstances continue for a period of at least 60 (sixty) days, either party may terminate this agreement by means of written notice to the other party.

26.   Assignment

      Neither party shall be entitled to assign, delegate, cede or transfer any rights or obligations acquired in terms of this agreement, in whole or in part, to any other party or person without the prior written consent of the other party; provided, however, that Licensor shall be entitled to assign, delegate, cede or transfer its rights and obligations hereunder to any person or entity acquiring all or substantially all of the business of Licensor.

27.   Addresses and notices

27.1 The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:-

27.1.1            Spescom CIT                 Spescom Park
                                              cnr Alexandra Road
                                              and Second Street
                                              Halfway House
                                              Midrand 1685
                                              Republic of South Africa

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director

                                              with a copy to:
                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank
                                              2196 Johannesburg
                                              Republic of South Africa

                                              Attention: L A Kallmeyer
                                              Fax No. (2711) 447 5030

27.1.2            Altris Limited
                  before the closing date     9339 Carroll Park Drive
                                              San Diego
                                              California 92121
                                              Fax No. (619) 546 7671
                                              marked for the attention of
                                              the President

                                              with a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000
                                              Los Angeles
                                              California 90067
                                              Attention: Russell C Hansen
                                              Fax No. (310) 551 8741

                  after the closing date      c/o SL
                                              Spescom Park
                                              cnr Alexandra Road
                                              and Second Street
                                              Halfway House
                                              Midrand 1685
                                              Republic of South Africa

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director
                                              with a copy to:

                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank
                                              2196 Johannesburg
                                              Republic of South Africa

                                              Attention: L A Kallmeyer
                                              Fax No. (2711) 447 5030

27.2 Any notice or communication required to be given in terms of this agreement shall be valid and effective only if in writing.

27.3 Either party may by notice to the other change its domicilium citandi et executandi to another physical address either in the Republic of South Africa or in the United Kingdom; provided that the change shall become effective on the 7th day after receipt of the notice.

27.4 Any notice which the one party may require to give the other shall be deemed to have been received:-

27.4.1 if sent by prepaid registered post addressed to the other party, not later than 14 (fourteen) business days after the date of posting; or

27.4.2            if delivered by hand, on the date of the delivery thereof; or

27.4.3 if despatched by telefax, on the date of a valid transmission report indicating that a transmission had taken place, being duly printed on the sender's telefax machine.

27.5 Notwithstanding anything to the contrary herein contained, a written notice actually received by a party shall be an adequate written notice to it, notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

27.6 Where, in terms of this agreement, any communication is required to be in writing, the term "writing" shall include communication by telefax.

28.   Whole agreement

28.1        This agreement constitutes the entire agreement between the parties.
            No party shall be entitled to rely upon any term, warranty, condition or representation unless it is herein contained.

28.2 No amendment, novation, variation, addition to or consensual cancellation of this agreement or any provision or term thereof (including this clause) and no extension of time, waiver or relaxation of any of the provisions or terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation which is so given or made shall be construed as relating strictly to the matter in respect whereof it was made or given.

28.3 No extension of time or waiver or relaxation of any of the provision or terms of this agreement shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

29.   Proper law

      This agreement is governed by and is to be construed in accordance with the substantive laws of England and Wales ignoring any question of conflict of laws. The parties consent accordingly to the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this agreement or any document supplemental hereto. Altris Inc hereby irrevocably appoints Altris' solicitors as its agent for the service of any proceedings upon it pursuant to this agreement. Prior to the closing date Altris Limited irrevocably appoints Altris' solicitors and after the closing Altris Limited irrevocably appoints Spescom's solicitors as its agent for the service of any proceedings upon it pursuant to this agreement.

Thus done and signed by the parties hereto as follows -

Date:   May 7th,  1999                                      For and on behalf of
                                                           Altris Software, Inc.


Place:  London, England                    /s/ Roger Erickson
                                           -------------------------------------
                                                 President, who warrants that he
                                                       is duly authorised hereto


Date:   May 7th, 1999                                       For and on behalf of
                                                         Altris Software Limited


Place:  London, England                    /s/ Peter J.J. Brady
                                           -------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:   May 7th, 1999                               For and on behalf of each of
                                              the companies in the Spescom group


Place:  London, England                    /s/ Hilton Isaacman
                                           -------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto


Date:   May 7th, 1999                               For and on behalf of each of
                                               the companies in the Altris group


Place:  London, England                    /s John W. Low
                                           -------------------------------------
                                                  Director, who warrants that he
                                                       is duly authorised hereto

                                TABLE OF CONTENTS

                                                                            Page

1.   Interpretation..........................................................  2

2.   Preamble................................................................ 14

3.   Grant of licence........................................................ 16

4.   Licence Fees / Royalties................................................ 19

5.   Use of licence.......................................................... 21

6.   Delivery and installation............................................... 22

7.   Licensee's undertakings................................................. 23

8.   Source code............................................................. 24

9.   Alterations and Modifications........................................... 26

10.  Irremediable breach..................................................... 26

11.  Enhancements / Upgrades / Modifications................................. 26

12.  Exclusion of liability.................................................. 28

13.  Commencement and termination............................................ 30

14.  Infringement of rights of copyright..................................... 33

15.  No partnership created.................................................. 33

16.  Joint marketing activities.............................................. 34

17.  Documentation standards................................................. 35

18.  Supporting documentation; audit......................................... 35

19.  Taxation................................................................ 36

20.  Warranties.............................................................. 36

21.  Arbitration............................................................. 37

22.  Confidentiality and restraint........................................... 39

23.  Intellectual Property rights............................................ 40

24.  Severability............................................................ 41

25.  Force majeure........................................................... 41

26.  Assignment.............................................................. 42

27.  Addresses and notices................................................... 42

28.  Whole agreement......................................................... 45

29.  Proper law.............................................................. 46

                                    ANNEXURES

"A"  -    EB Software Description

"B"  -    EMS Software Description

"C"  -    Interface Software Description

"D"  -    Form of License Agreement for use by Licensee

"E"  -    Wintract Software Description

"G"  -    List of Territories

"H"  -    Software Maintenance Agreement

                                                                     APPENDIX  7

                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                             SHAREHOLDERS AGREEMENT

                                     between

                                 Spescom Limited

                                Altris Group Plc

                              Altris Software, Inc.

                                       and

                             Altris Software Limited

1.    Interpretation

1.1 The clause headings of this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2         Unless a contrary intention clearly appears -

1.2.1             expressions which denote -

1.2.1.1                 any gender shall include the other genders;

1.2.1.2 a natural person shall include an artificial person and vice versa;

1.2.1.3                 the singular shall include the plural and vice versa;

1.2.2 the following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings -

1.2.2.1           Altris Inc         -     shall mean Altris Software, Inc.
                                           organised according to the laws of
                                           the State of California, United
                                           States of America, and the common
                                           stock of which is traded on the OTC
                                           Bulletin Board;

1.2.2.2           Altris Group       -     shall mean that group of companies
                                           comprising of Altris Inc as the
                                           ultimate parent company and its
                                           subsidiaries;

1.2.2.3           Altris Plc         -     shall mean Altris Group Plc, company
                                           number 2253256, incorporated under
                                           the Companies Acts as Trimco Group
                                           Plc;

1.2.2.4           the auditors       -     shall mean the auditors of the
                                           company for the time being and shall
                                           initially be Grant Thornton;

1.2.2.5           the Bank           -     shall mean Lloyds Bank Plc;

1.2.2.6           base rate          -     shall mean the base rate of interest
                                           from time to time publicly quoted by
                                           the Bank and which rate of interest
                                           is compounded monthly in arrear and
                                           is calculated on the basis of a 365
                                           day year;

1.2.2.7           the Companies
                  Acts               -     shall mean the Companies Acts of 1985
                                           and 1989, as amended, regulating the
                                           affairs of companies incorporated
                                           under English law;

1.2.2.8           the company        -     shall mean Altris Software Limited,
                                           company number 2625912, incorporated
                                           under the Acts and having an
                                           authorised share capital of (pound)1
                                           000 divided into 1 000 ordinary
                                           shares of (pound)1,00 each, of which
                                           2 shares have been issued;

1.2.2.9           the conditions     -     shall mean the conditions precedent
                                           referred to in 4;

1.2.2.10          the effective date -     shall correspond with the closing
                                           date as defined in the restructuring
                                           agreement;

1.2.2.11          the execution date -     shall mean the date of last signature
                                           to this agreement;

1.2.2.12          loan or loan
                  accounts           -     shall mean, in relation to any
                                           shareholder, all amounts which may be
                                           or become owing by the company to
                                           such shareholder from whatever cause
                                           arising;

1.2.2.13          the restructuring
                  agreement          -     shall mean that agreement entered
                                           into between SL, Altris Inc, the
                                           company and others and to which this
                                           agreement constitutes Appendix 7;

1.2.2.14          SL                 -     shall mean Spescom Limited,
                                           Registration No. 87/01083/06, a
                                           company registered in the Republic of
                                           South Africa, and shall for the
                                           purposes of this agreement if the
                                           provisions of 22.2 of the
                                           restructuring agreement are
                                           applicable refer to its nominated
                                           subsidiary;

1.2.2.15          the shareholders/
                  members            -     shall mean Altris Plc and SL, and any
                                           other party whom the others may
                                           henceforth permit to own shares in
                                           the capital of the company, and who
                                           shall be subject to the terms hereof,
                                           either jointly or alone as the
                                           context may dictate;

1.2.2.16          shares             -     shall mean the ordinary shares in the
                                           capital of the company;

1.2.2.17          Spescom Group      -     shall mean SL and its various
                                           subsidiaries and associated
                                           companies.

1.3 Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

1.5 When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.6 Where figures are referred to in numerals and in words, if there is any conflict between the two the words shall prevail.

1.7 Where a certificate or determination is required by the auditors in terms of this agreement, such shall be prepared by the auditors acting as experts and not as arbitrators and shall be final and binding upon the parties save for any manifest error in calculation.

1.8 Schedules, annexures or appendices to this agreement shall be deemed to be incorporated in and form part of this agreement.

1.9 Terms and expressions defined in the restructuring agreement shall have the same meaning where referred to herein unless a contrary intention clearly appears.

1.10        The preamble shall be deemed to be incorporated herein.

2.    Preamble

      It is hereby recorded that -

2.1 pursuant to the terms of the restructuring agreement the shareholding in the company shall be held as to:-

2.1.1             60% (sixty per cent) by SL; and

2.1.2             40% (forty per cent) by Altris Plc;

2.2 the shareholders desire to regulate their rights and obligations in the company inter se;

2.3         the parties are desirous of recording -

2.3.1             the basis upon which the company is to be restructured; and

2.3.2             the terms and conditions upon and subject to which -

2.3.2.1                 their association inter se, in the company; and

2.3.2.2                 the loan finance to be provided or procured;

                  is and will be governed;

2.4 the parties require that the terms and conditions of their agreement be reduced to writing and be signed by them before the same shall be or become binding upon them.

3.    Future issue of shares

      Unless otherwise determined by the shareholders unanimously, any future issue of shares in the company shall be issued on the basis of the then prevailing shareholding percentages of the shareholders in the company.

4.    Conditions

4.1 This agreement is subject to and conditional upon the restructuring agreement being signed and becoming unconditional.

4.2 Unless this condition is fulfilled by May 14, 1999, or by such later date as may be agreed upon in writing by the parties, the provisions of this agreement, save as set out in 18, shall be of no force or effect.

5.    Issue of Shares and Meetings of Shareholders

5.1 Should the shareholders agree to issue further shares, the shares must first be offered to the existing shareholders pro rata to their respective shareholding in the company inter se unless all the shareholders will have agreed to offer such shares directly to any third party not being a shareholder or unless such issuance is being made to an executive of Limited who is not an affiliate of Altris Inc. or SL pursuant to a stock option or other management equity plan under which the company may issue shares to its executives constituting no more than ten percent (10%) of the number of issued shares in the company's issued share capital from time to time.

5.2 Should a shareholder refuse an offer of further shares, such shares not taken up shall then be offered on the same terms and conditions to the remaining shareholders who had accepted their respective offers until all shares are taken up by the shareholders, or until none of the shareholders is desirous of taking up further shares. Such shares not taken up by the shareholders shall thereafter be offered on the same terms and conditions to any third party not being a shareholder, provided that such third party shall be obliged to undertake in writing to be bound and subject to the appropriate provisions of this agreement and of any other shareholders' agreement in respect of the company.

5.3 Notice of any shareholders' meeting shall be given a reasonable time before the date of such meeting, but subject to the provisions of the Act.

5.4         The chairman of any meeting shall not have a casting vote.

5.5 The presence of a representative of SL on the one hand, and of Altris Inc on the other subject to 11.3 is necessary to constitute a quorum at a shareholders' meeting, provided that -

5.5.1 if within 10 (ten) minutes after the time appointed for a shareholders' meeting a quorum is not present, such meeting shall stand adjourned to the same time and place on a day 5
                  (five) business days after the date of the meeting; and

5.5.2 the shareholders present at such an adjourned meeting shall be a quorum.

5.6 At any shareholders' meeting a resolution put to the vote of the meeting shall be decided on a show of hands, any member who being an individual is present in person, and a corporate member to be represented in terms of Section 375 of the Companies Act 1985, provided that any shareholder may demand a poll (before or on the declaration of the result of the show of hands). The shareholders shall be entitled to one vote in respect of every ordinary share held. All resolutions shall be passed by a majority vote save for any resolutions falling within the ambit of a shareholders resolution and referred to in 11.2 save as required by law.

5.7 At the request of any shareholder, shareholders' meetings shall be conducted utilising electronic media conferencing facilities, provided that the required quorum is met.

5.8 The chairman of the board of directors shall act as chairman of all shareholders meetings. If the chairman of the board of directors is absent at the time appointed for a shareholders' meeting, the shareholders present shall elect a chairman from one of their number to be chairman of the meeting.

6.    Directors

6.1 For every 10% (ten per cent) of the issued shares in the company as are owned by SL, it shall be entitled to:-

6.1.1 appoint 1 (one) director, and in any subsidiary of the company to appoint 1 (one) director, and by written notice, to remove any such persons so appointed by it; and

6.1.2 upon such removal or upon any such appointee ceasing to hold office for any other reason, by similar written notice to appoint in his stead another person or persons; and

6.1.3             appoint the chairman of the company;

            approved by the other shareholders whose approval shall not be unreasonably withheld. Any dispute as to whether the approval of any member as herein required has been unreasonably withheld shall be dealt with in terms of 12.

6.2 For every 10% (ten per cent) of the issued shares in the company as are owned by Altris Plc, it shall be entitled to:-

6.2.1 appoint 1 (one) director, and in any subsidiary of the company to appoint 1 (one) director, and by written notice, to remove any such persons so appointed by it; provided, however, that Altris Plc shall in all events be entitled to appoint at least 1 (one) director of the company and any subsidiary so long as it continues to hold at least 50% of the shares of the company issued to it under the restructuring agreement (or any shares or other securities issued hereafter in respect of such shares of the company under any stock split, stock dividend, reclassification, merger, reorganization or other similar transaction affecting the capital stock of the company); and

6.2.2 upon such removal or upon any such appointee ceasing to hold office for any other reason, by similar written notice to appoint in his stead another person;

            approved by the other shareholders whose approval shall not be unreasonably withheld. Any dispute as to whether the approval of any member as herein required has been unreasonably withheld shall be dealt with in terms of 12.

6.3 Each of the directors or his alternate appointed by a particular shareholder shall have as many votes as the number of shares which the shareholder appointing him holds divided by the number of directors appointed by that particular shareholder, who vote on the particular resolution.

6.4 Each of the shareholders undertakes to exercise his voting right to achieve compliance with the provisions of 6.1 and 6.2.

6.5 The shareholders shall have the right to nominate any person, whether a shareholder of the company or not, possessing the necessary qualifications of a director, to act as alternate director during its or his nominated director's absence or inability to act as such provided such person is approved by all the other shareholders which approval will not be unreasonably withheld. Any dispute as to whether the approval of any member as herein required has been unreasonably withheld shall be dealt with in terms of 12.

6.6 The quorum necessary for the transaction of the business of directors is 3 (three) of which at least 1 (one) director shall be a nominee of SL, and another subject to 11.3 a nominee of Altris Plc, provided that -

6.6.1 if within 10 (ten) minutes after the time appointed for a directors' meeting a quorum is not present, such meeting shall stand adjourned to the same time and place on a day 5 (five) business days after the date of the meeting; and

6.6.2 the directors present at such an adjourned meeting shall be a quorum.

6.7 Notice of any directors' meeting shall be given a reasonable time before the date of such meeting.

6.8 Directors' meetings must be held at least once a quarter at a time and place convenient to most of the directors. At the request of any director, directors' meetings shall be conducted utilising electronic media conferencing facilities, provided that the required quorum is met.

6.9         The chairman shall not have a casting vote.

6.10 If the chairman is not present at any directors' meeting, the directors present shall elect one of their number to be chairman of the meeting.

6.11 All resolutions put to the vote at meetings of directors shall be passed by majority vote save that no resolution of the board of directors shall be passed unless a vote is cast in its favour by a majority of the directors who are nominees of Altris Plc which relates to any of the matters referred to in 11.2.

6.12 No fees shall be payable to any person strictly for his services as a director.

6.13 Irrespective of any provisions to the contrary contained in this agreement, it is recorded that it is the intention of the shareholders that this agreement shall in no way fetter the discretion of the directors in making decisions as directors in the best interests of the company.

7.    Funding

7.1 Any loan accounts established by the members from time to time shall bear interest at base rate unless otherwise agreed between the parties which having regard to prudent financial management of the company and its available cash resources shall be paid 6 (six) monthly (i.e. semiannually) in arrears.

7.2 Any amount owing in respect of any loan accounts to any shareholder (subject to any contrary provision of this agreement or as may be otherwise agreed upon where the terms of the specific loan provide a specific date for repayment) shall only be repayable with the consent of the other shareholders, or on the happening of one or more of the following events -

7.2.1 a special resolution being passed for the winding-up of the company;

7.2.2             the company being placed in liquidation;

7.2.3 an administrator is appointed in respect of the company or an administrative receiver or receiver is appointed over the whole or substantially the whole of the undertaking, property, or assets of the company;

7.2.4 any assets of the company being attached in execution of a judgment;

7.2.5 the company having cash resources surplus to its needs and commitments for the time being, as reasonably determined by each of the shareholders in good faith, and in the event of there being any dispute as to whether or not it has cash resources surplus to its usual needs and commitments and the extent, if any, then such dispute shall be determined in terms of 12;

                  and provided further that all loan accounts of the shareholders shall be repaid on a pro rata basis.

8.    Dividend Policy

      Unless otherwise agreed by the board of the company commencing with the financial period October 1, 2000 dividends will be distributed based on 40% (forty per cent) of the after tax profits of the company and shall be distributed having regard to the financial position of the company within 90 (ninety) days of each accounting reference date.

9.    Documents and Reporting

9.1 All books, papers, records, documents and correspondence relating to or containing a reference to the business of the company shall immediately be returned to the company by a shareholder at the termination of such shareholder's shareholding in the company.

9.2 No later than 21 days after the end of each fiscal quarter of the company, the company shall deliver to Altris Plc and SL the balance sheet of the company as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the company for such quarter and for the elapsed period in the year, all in reasonable detail and in any event to the extent necessary to enable each of Altris Inc and SL to meet their respective reporting obligations under the securities and other laws applicable to each of them. The company shall also furnish to each shareholder such additional information regarding the results of operations, financial condition, business or prospects of the company, including projected information, as any shareholder may reasonably request.

9.3 Upon reasonable notice, the company will permit any officer, employee, accountant or other representative or agent of a shareholder to visit and inspect, during normal business hours, any of the assets or properties owned or held by the company and to audit and examine the books of account, records, reports and other papers (and to make copies thereof) of the company and to discuss the affairs, finances and accounts of the company with the directors, officers, agents, accountants and attorneys of the company, all at such times during normal business hours as such shareholder may reasonably request.

10.   Pre-Emptive Rights

10.1 Unless otherwise agreed in writing by all the members of the company, a member may dispose of any of his shares only if in one and the same transaction he disposes of that portion of his claims against the company on loan account which bears the same proportion to the whole of his claims as the shares disposed of bear to the whole of his shareholding in the company, and a reference in this clause 10 to "shares" shall embrace a reference to all loan accounts.

10.2        A share -

10.2.1 may be transferred in accordance with any written agreement in force between the members of the company;

10.2.2 may not be transferred in conflict with the provisions of any written agreement in force between the members of the company.

10.3

10.3.1 When any shareholder intends to dispose of any shares, such disposing shareholder shall offer them to the remaining shareholders stating:

10.3.1.1 the number of shares which the disposer proposes to sell;

10.3.1.2 the price (which shall sound in money in GBP) at and the terms upon which the disposer proposes to sell those shares.

10.3.2 Such offer shall constitute an irrevocable offer to the offerees but, should they not have accepted the offer in full, in writing (if more than one accepts, they shall be deemed to have purchased pro rata to their shareholdings in the company or in such other proportions as they may agree on and of which they notify the disposer in writing), within 60

                  (sixty) days of the date upon which the notice is given, they shall be deemed to have declined the offer, it being the intention that all but not some of the shares of the disposer shall be accepted in this manner. If the offer is deemed declined the disposer shall be entitled to dispose of those shares within a further period of 60 (sixty) days to any person, being a bona fide third party at a price and on terms not lower and not more favourable to such person than the price and terms stated in the offer, provided that such third party shall be obliged to undertake in writing to be bound and subject to the appropriate provisions of this agreement and of any other shareholders agreement in respect of the company.

10.4 A shareholder who has sold all his shares undertakes to immediately resign as director of the company or, if applicable, to procure the resignation of the director nominated by him. Any employee of the company who is a director shall resign as such at the time of the termination of his employment.

10.5 In the event of a sale of shares to a bona fide third party as envisaged herein, the other shareholders undertake, by exercising their voting rights as shareholders and/or directors, to ensure that the transfer of such shares will be approved and effected by the company.

10.6 If the offeror's offer in terms of 10.3 is accepted, the offeror hereby irrevocably authorises and appoints the auditors to sign all transfer documents on the offeror's behalf in order to effect the transfer and cession of the shares and loan account sold into the name of the shareholder who had accepted the offer.

10.7        If:-

10.7.1 at any time after the third anniversary of the effective date, Altris Plc or SL receives an offer (the "outside offer") for the purchase of all the shares in the capital of the company;

10.7.2 Altris Plc or SL has signified in writing to the remaining shareholders its intention to accept that offer, which notice shall be deemed to be an offer for the purposes of 10.3 and to constitute an offer by the Altris Group or SL, as the case may be, to sell its shares to the remaining shareholders mutatis mutandis upon the terms of the outside offer, which shall be irrevocable and capable of acceptance by the remaining shareholders in their shareholding ratios in the company inter se or in such other ratios as they may otherwise agree upon, for a period of 30 (thirty) days after the receipt by them of such notice; and

10.7.3 the offer referred to in 10.7.2 is refused or expires unaccepted;

            and the outside offer does not differentiate between the Altris Group and SL, as the case may be, on the one hand and the remaining shareholders on the other as to the price per share payable to them or in any other respect, Altris Plc or SL, as the case may be, shall have the right to require that the remaining shareholders shall join in accepting the outside offer and give effect to the sale resulting therefrom.

10.8        If:-

10.8.1 SL receives an offer (the "SL majority offer") for the purchase of any of its shares in the capital of the company, provided, however, that this Section 10.8 shall in no event apply to the sale by SL of an aggregate number of such shares equal to or less than twenty percent (20%) of the total number of shares held by SL and Altris Plc immediately after the effective date, after giving effect to any subsequent stock split, stock dividend, reclassification, merger, reorganization or other similar transaction affecting the capital stock of the company;

10.8.2 SL has signified in writing to the remaining shareholders its intention to accept that offer, which notice shall be deemed to be an offer for the purposes of 10.3 and to constitute an offer by SL to sell the shares which are the subject of the SL majority offer to the remaining shareholders mutatis mutandis upon the terms of the SL majority offer, which shall be irrevocable and capable of acceptance by the remaining shareholders in their shareholding ratios in the company inter se or in such other ratios as they may otherwise agree upon, for a period of 30 (thirty) days after the receipt by them of such notice; and

10.8.3 the offer referred to in 10.8.2 is refused or expires unaccepted;

            the remaining shareholders acting jointly shall have the right to require that SL shall procure that the offeror concerned makes a similar offer to all of them on the same basis as made to SL and they shall join with SL to achieve that a number of shares not more than the number of shares to be sold by SL in the SL majority offer shall be sold by the remaining shareholders and purchased respectively together with their loan accounts at face value. The requirement by the remaining shareholders to join with SL shall be by written notice within 14 (fourteen) days after the offer in
            10.8.2 expires unaccepted.

11.   Management and administration of the company

11.1 The business of the company shall be managed by the board of directors.

11.2 Prior board approval supported by the votes of the directors nominated by SL and subject to 11.3 those nominated by Altris Plc shall be required for the following -

11.2.1 The acquisition (whether by merger, consolidation, purchase of stock or assets or otherwise) of any new businesses inside or outside of the industry in which the company presently carries on business;

11.2.2 The disposal of assets, otherwise than in the ordinary course of business, at consideration in excess of GBP50 000 (fifty thousand pounds);

11.2.3            The disposal of any business;

11.2.4            The raising of new debt;

11.2.5 The price, if any, at which any new shares in the company are to be issued, it being recognised by the parties that the company may require to raise additional capital through share issues in the future;

11.2.6            The passing of any special resolution;

11.2.7 The approval of the company's financial statements including the approval of (a) the company's annual budgets and any expenditure which causes the company to exceed any such budget and (b) the company's agreement to the amount of the minimum royalty payments in 2002 or in any year thereafter required in order to maintain exclusivity under the distribution agreements;

11.2.8 Any change in the nature of the company's business, including conducting any business outside of the industry in which it is at present;

11.2.9 The making of any loans or the guaranteeing of the obligations of any other person;

11.2.10 Any transaction or arrangement with any shareholder or any of its affiliates or associated entities;

11.2.11 The dissolution, liquidation, discontinuance or winding up of a major part of the business activity of the company;

11.2.12 The investment of any amount in another entity or the creation of any subsidiary entity;

11.2.13 Any change in the auditors of the company or any material change in the accounting principles and policies used by the company;

11.2.14 The appointment, termination or acceptance of resignation of the Managing Director of the company (or other officer having the powers of the chief executive officer of the company) or the Finance Director (or any other officer having the powers of the chief financial officer of the company); or

11.2.15 The performance of anything or the decision to omit to do anything which is inconsistent with the provisions of the restructuring agreement or the other agreements and documents executed under the restructuring agreement.

11.3 The additional rights granted in favour of Altris Plc in terms of being required to count for constituting a quorum in terms of 5.6 and 6.6, and to vote in favour of resolutions envisaged in terms of
            11.2 shall be available to it only for so long as Altris Plc itself is a shareholder owning at least 20% ( twenty per cent) of the issued share capital in the company (excluding shares issued or issuable to employees under employee incentive plans or arrangements) and neither it nor Altris Inc has been placed into receivership, liquidation, bankruptcy or suffered any other similar diminished status by virtue of the appointment of an administrator or administrative receiver or similar officer.

12.   Arbitration

12.1 All disputes, differences or questions arising out of this agreement or as to the rights or obligations of the parties under it or in connection with the construction of it or any deadlock which results in a failure to pass a resolution dealing with any matter referred to in 11.2 shall be referred to the arbitration of a single arbitrator to be agreed between the parties or, failing agreement within 14 (fourteen) days on the nomination by any party of an arbitrator to be appointed at the request of any party, by the President for the time being of The Law Society of England and Wales having due regard to any representations made to him as to the appropriate qualifications of such arbitrator. The arbitration shall take place in London and shall be in accordance with the Arbitration Act 1996 or any re-enactment or modification of such Act for the time being in force.

12.2 Notwithstanding the provisions of this 12 the parties shall remain vested with rights to apply to Court in respect of any interdict or urgent relief as may otherwise be required for the protection of their rights.

13.   Co-operation

      Each of the parties hereto undertakes (so far as each is legally able) to
      -

13.1 do, and to procure the doing by other persons, and to refrain and procure that other persons will refrain from doing, all such acts; and

13.2 pass, and to procure the passing of all such resolutions of directors or shareholders of any company,

      to the extent that the same may reasonably lie within such parties' power and may be required to give effect to the import and intent of this agreement or to procure the fulfilment of any condition to which it may be subject.

14.   Notices

14.1 Any notice or legal process served under this agreement must be in writing and must be served on the relevant party at the address set out below or such other address as may have been notified to the serving party:-

14.1.1            SL                          Spescom Park
                                              cnr Alexandra Road
                                              and Second Street
                                              Halfway House
                                              Midrand
                                              1685

                                              Fax No. (011) 266 1707

                                              marked for the attention of
                                              the Managing Director

                                              With a copy to:

                                              Kallmeyer & Strime
                                              2nd Floor Sanlam Arena
                                              Entrance 3
                                              10 Cradock Avenue
                                              Rosebank, Johannesburg, 2196
                                              Republic of South Africa

                                              Attention: L A Kallmeyer

                                              Fax No. (2711) 447 5030

14.1.2            Altris Inc
                  and Altris Plc              9339 Carroll Park Drive
                                              San Diego, California 92121

                                              Fax No. (619) 546-7671

                                              marked for the attention of
                                              the President

                                              With a copy to:

                                              Gibson, Dunn & Crutcher LLP
                                              2029 Century Park East
                                              Suite 4000
                                              Los Angeles, California 90067
                                              Attention: Russell C. Hansen

                                              Fax No. (310) 551-8741

14.1.3 the company To each of SL and Altris Inc at the addresses and fax numbers set forth above

14.2 All notices to be given under this agreement shall either be delivered personally or sent by first class or airmail prepaid post or by facsimile transmission and shall be deemed duly served:-

14.2.1 in the case of a notice delivered personally, at the time of delivery;

14.2.2 in the case of a notice sent inland by first class prepaid post, 2 (two) clear business days after the date of dispatch;

14.2.3 in the case of a notice sent overseas by airmail, 10 (ten) business days (being business days in the place to which the notice is dispatched) after the date of dispatch; and

14.2.4 in the case of a facsimile transmission, if sent during normal business hours then at the time of transmission and if sent outside normal business hours then on the next following business day.

14.3 Each notice shall be addressed to the address of the party concerned set out in 14.1 or to such other address as that party shall have previously notified to the sender.

15.   Conflict with Articles and/or Restructuring Agreement

15.1 In the event of any of the provisions of the articles of association of the company at any time being in conflict with the terms of this agreement, then the relevant terms of this agreement shall, as between the shareholders, prevail. In the further event of such conflict, if required by one or more of the shareholders, the shareholders shall be obliged to exercise their voting rights in favour of the passing, and shall procure the registration, of a special resolution in terms of which the relevant conflicting articles are amended in order to remove the conflict.

15.2 In the case of conflict between any provision of this agreement and the restructuring agreement, the provisions of the restructuring agreement shall prevail.

16.   Entire Agreement

      This agreement together with the previously executed confidentiality agreement and simultaneously executed documents constitutes the entire agreement between the parties and -

16.1 no variation or amendment of, addition to, deletion from this agreement or consensual cancellation shall be of any force or effect unless it is recorded in writing and signed by all the parties, provided however, that any variation, amendment, addition or deletion as envisaged herein which may affect the shareholders only, shall be recorded in writing and signed by the shareholders only; and

16.2 no relaxation or indulgence which any of the parties may allow each other at any time in regard to the carrying out of their respective obligations under this agreement or under the articles of association, shall prejudice or be regarded as a waiver of any of their respective rights in any manner whatsoever.

17.   Cession and Assignment

      Save as otherwise provided for herein no party shall cede any of its rights or assign any of its obligations hereunder without the prior written consent of all the other parties, which consent shall not be unreasonably withheld. Any dispute as to whether the approval of any party as herein required has been unreasonably withheld shall be dealt with in terms of 12.

18.   Good Faith

      The parties agree that they enter into this agreement on the basis of trust and record that they will observe good faith in contracting and dealing with each other and implementing the provisions hereof. This implies, inter alia, that they -

18.1 will at all times during the currency of this agreement act reasonably and in good faith;

18.2 will perform their obligations arising from this agreement diligently and with reasonable care;

18.3 have made a full disclosure to each other of any matter that may affect the execution of this agreement.

19.   Proper law

      This agreement is governed by and is to be construed in accordance with the substantive laws of England and Wales ignoring any question of conflict of laws. The parties consent accordingly to the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this agreement or any document supplemental hereto. Altris Inc and Altris Plc hereby jointly and severally irrevocably appoint Altris' solicitors as their agent for the service of any proceedings upon them pursuant to this agreement. SL and the company hereby jointly and severally irrevocably appoint Spescom's solicitors as their agent for the service of any proceedings upon them pursuant to this agreement.

20.   Confidentiality

      Each of the parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the company's business) any confidential information relating to the company including but not limited to intellectual property (whether owned or licensed by the company), lists of customers, reports, notes, memoranda and all other documentary records pertaining to the company or its business affairs, finances, suppliers, customers or contractual or other arrangements but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of any party) or which they are required to disclose by law or by the rules of any regulatory body to which the company is subject.

22.   Announcements

      No announcement concerning the terms of this agreement shall be made or caused to be made before or after the date hereof by any party other than as required by law or by London Stock Exchange Limited (in which case the parties shall consult with each other on the form of the announcement) without the prior written approval of the Board.

23.   General

23.1 A party shall cease to be a party to this agreement for the purpose of receiving benefits and enforcing his rights with effect from the date he ceases to hold or beneficially own any shares in the capital of the company (but without prejudice to any benefits and rights enjoyed prior to such cessation).

23.2 The waiver, express or implied, by any party of any right under this agreement or any failure to perform or breach by another party shall not constitute or be deemed a waiver of any other right under this agreement.

23.3 This agreement may be executed in several counterparts (whether original or facsimile) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

23.4 If at any time any provision of this agreement is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this agreement shall not be affected or impaired thereby.

      IN WITNESS WHEREOF, this deed has been executed and delivered on 7th May 1999

Executed as a deed by           )
ALTRIS SOFTWARE, INC.               )
acting by its President and         )
Secretary acting under              )
the authority of that company   )

          /s/ Roger Erickson
          -------------------------
          Roger Erickson, President

          /s/ John W. Low
          -------------------------
          John W. Low, Secretary

Executed as a deed by           )
SPESCOM  LIMITED                    )
acting by Director under            )
the authority of that company   )

          /s/ Hilton Isaacman
          -------------------------


          -------------------------


Executed as a deed by           )
ALTRIS SOFTWARE LIMITED             )
acting by Director under            )
the authority of that company   )

          /s/ Peter J.J. Brady
          -------------------------
          _____________, Director


          /s/ John W. Low
          -------------------------
          ___________, Director


Executed as a deed by           )
ALTRIS GROUP Plc                    )
acting by Director under            )
the authority of that company   )

          /s/ Peter J.J. Brady
          -------------------------
          _____________, Director



          -------------------------
          ___________, Director

                                                                      APPENDIX 9

                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                               THE U K WARRANTIES

In these warranties:-

(1) the provisions contained in the agreement to which these warranties constitute Appendix 9 ("the agreement"), relating to its interpretation shall apply mutatis mutandis;

(2) expressions to which a meaning is attributed in the agreement shall bear the same meaning.

Altris Inc and Altris Plc jointly and severally warrant to SL that save as fully, fairly, clearly and accurately disclosed in the Disclosure Letter attached hereto:-

1.    The Shares and Share Capital

1.1         There are no agreements or other arrangements in force which:

1.1.1 provide for the present or future issue, allotment or transfer of; or

1.1.2 accord to any person the right (absolute or conditional) to call for the issue, allotment or transfer of any share or loan capital of the company (including any option or right of pre-emption or conversion).

1.2 No share or loan capital of the company has been undertaken to be issued or allotted or agreed to be issued or allotted whether conditionally or absolutely after the effective date.

1.3 There is no pledge, lien, option, warrant, charge or encumbrance on, over or affecting any of the shares in the company, no agreement to create such pledge, lien, option, warrant, charge or encumbrance has been made and no claim has been made that any person is entitled to any such pledge, lien, charge or encumbrance.

1.4 So far as Altris Inc and Altris Plc are aware, as a result of the acquisition of the investment by SL contemplated by this agreement:-

1.4.1 no material supplier of the company will cease or reduce or be entitled to cease or reduce its supplies to the company;

1.4.2 no material customer of the company will, or will be entitled to, cease dealing with or reduce the level of business done with the company; and

1.4.3 no officer or senior employee of the company will leave (other than as may be provided for in this agreement).

2.    The Accounts

2.1         The Accounts:-

2.1.1 have been prepared on a consistent basis in accordance with generally accepted accounting practice, principles, and standards in the United Kingdom and comply with all current Financial Reporting Standards applicable to the company as a United Kingdom company;

2.1.2 are accurate in all material respects and show a true and fair view of the financial position, profits and losses, assets and liabilities of the company and of its results for the financial period ending on the accounting date;

2.1.3             make full provision for any bad or doubtful debt;

2.2 The Accounts set out correctly all such reserves or provisions for Taxation as are necessary on the basis of the rates of tax in force to cover all Taxation (present and future) in respect of any transaction occurring prior to the accounting date liable to be assessed on the company or for which the company is or may be accountable up to such date and make full provision for deferred Taxation and show the full potential liability of the company for deferred Taxation.

2.3 All material liabilities (including liabilities for defective products sold by the company) or outstanding capital commitments of the company as at the accounting date have been included in the Accounts by way of:

2.3.1             full provision or reserve; or

2.3.2 (in the case of such a liability as was contingent, unquantified or disputed) by way of note stating the maximum amount which has been or could be claimed and the best estimate of the Directors (after taking all relevant professional advice) of the likelihood of such a claim materialising or being successful.

2.4 Each of the book debts shown in the Accounts, in the effective date management accounts and such other book debts relating to the period up to and including the closing date will realise within 6 (six) months of such date their nominal value less the value attributed to any reserve for bad or doubtful debts included in the Accounts and less any deferred revenue and any liabilities to the account debtors reflected in the Accounts or effective date management accounts. None of the book debts (or other debts of the company) is subject to any counterclaim or set-off except as so reflected.

2.5         The effective date management accounts:

2.5.1 have been prepared on a basis consistent with that employed in preparing the annual statutory accounts of the company;

2.5.2 are accurate in all material respects and show a true and fair view of the assets and liabilities and profits and losses of the company and of its results for the financial period ended March 31, 1999;

2.5.3 All material liabilities (including liabilities for defective products sold by the company) or outstanding capital commitments of the company as at the accounting date have been included in the effective date management accounts by way of:

2.5.3.1                 full provision or reserve; or

2.5.3.2 (in the case of such a liability as was contingent, unquantified or disputed) by way of note stating the maximum amount which has been or could be claimed and the best estimate of the Directors (after taking all relevant professional advice) of the likelihood of such a claim materialising or being successful.

2.5.3.3 reflect all liabilities with respect to products theretofore sold by the company, other than liabilities have been effectively disclaimed by the company and other than the company's obligation to remedy software "bugs" occurring in the ordinary course of the company's business provided that the cost of remedying such bugs will not be material to the company.

3.    Borrowings and lending

3.1 The total amount borrowed by the company from its bankers does not exceed the limit of its facilities as set out in the Disclosure Letter or in any debenture or other agreement binding on it.

3.2 Except as disclosed in the effective date management accounts, the company does not have outstanding (whether made by or incurred by the company):

3.2.1 any borrowing or indebtedness in the nature of borrowing including (other than those contained in the Disclosure Letter) any bank overdrafts liability under acceptances (otherwise than in respect of normal trade bills) or any acceptance credit (including any amounts due to any present or former Directors or to members of the company other than remuneration accrued due or for reimbursement of business expenses); or

3.2.2             any encumbrances; or

3.2.3 any arrangements of a type covered by Sections 320 or 330 of the Companies Act 1985 or any agreements for such arrangements or any other transaction in which a Director of or a person connected with the company has a material interest.

3.3         The company:

3.3.1 has not lent any money which has not been repaid to it other than routine travel expense advances to employees;

3.3.2 does not own the benefit of any debt (whether present or future) or the right to receive any monies other than debts accrued to it in the ordinary course of its business.

3.4         The company has not:-

3.4.1 applied for or received any grant, award, subsidy or financial assistance from any Governmental department or agency;

3.4.2 done or agreed to do anything as a result of which any Governmental grant is or may be liable to be refunded in whole or in part;

3.4.3 delegated any powers under a power of attorney (other than as an incidental part of a larger transaction) which remains in effect and has appointed any agent under an authority which has not been revoked and other than any ostensible or implied authorities to directors or employees and consultants to enter into routine contracts in the normal course of their duties;

3.4.4 at any time acquired, assigned or otherwise disposed of any leasehold property in such a way that it retains any residual liability;

3.4.5 been and is not in default under any written agreement or covenant to which it is a party nor under any other written obligation binding on it being a default which would have a materially adverse effect.

3.5 On the closing date, after giving effect to the consummation of the transactions contemplated by the agreement, to the knowledge of Altris Inc and Altris Plc jointly and severally, the company will have sufficient cash reserves to meet its foreseeable obligations as they fall due.

4.    Assets

4.1

4.1.1 Except for assets disposed of by the company in the ordinary course of trading the company is the owner of and has good and marketable title to all assets included in the effective date management accounts and all such assets are in the company's possession or under its control.

4.1.2 There is no encumbrance or agreement to create an encumbrance over the whole or any part of the undertaking, property, assets, or goodwill of the company.

4.2 To the knowledge of Altris Inc and Altris Plc jointly and severally the fixed and loose plant and machinery, fixtures and fittings, vehicles and office equipment used in connection with the business of the company are, in the aggregate considered as a whole:

4.2.1 in such repair and condition as is necessary to enable the company to conduct its business on the closing date in substantially the manner heretofore conducted, and is, to the knowledge of Altris Inc and Altris Plc jointly and severally regularly maintained, properly tested and certified, safe and without risk to health when properly used;

4.2.2 capable of being efficiently and properly used in connection with the business of the company;

4.2.3             not to any extent surplus to requirements;

4.2.4             not expected to require replacements or additions within 6
                  (six) months from the closing date.

4.3

4.3.1 Maintenance contracts are in full force and effect in respect of all assets of the company which it is normal or prudent to have maintained by independent or specialist contractors.

4.3.2 Details of all contracts entered into by the company for the maintenance of any of the company's assets are included in the Disclosure Letter.

4.4 All assets used in connection with the business of the company are owned by it absolutely and are held free from any lease, hire, hire purchase or conditional sale agreement, bill of sale or other agreement for payment on deferred terms.

4.5 The company is not the holder or beneficial owner of and has not agreed to acquire any class of any shares or other securities of any other corporation (whether registered in England and Wales or elsewhere).

4.6 The company's stock is all (save insofar as specific provision has been made in the Accounts) in good usable and merchantable condition and capable of being sold by the company in the ordinary course of its business in accordance with its current price list without rebate, allowance or discount and the levels of stock, trade debtors and trade creditors are not materially different from those which the company normally has at this stage of its trading year.

4.7 The asset register of the company comprises a complete and accurate record of all plant, machinery, vehicles and equipment owned, used or possessed by the company (and such register or registers accurately reflect whether such plant, machinery, vehicles or equipment are owned or used or possessed by the company.)

4.8 The company has not sold or distributed any products or supplied any services which were, are or will become materially defective or which do not comply in any respect with and express or implied warranties or representations made by any person or with all applicable regulations, standards and requirements and the company does not give and has not given express warranties, representations, guarantees or indemnities as to the fitness for purpose, quality or otherwise of any of its products or services except as provided for in the Accounts and except for routine "bugs" which are consistent in nature and amount with those experienced generally with similar software products.

5.    Insurances

5.1 There are existing valid policies of insurance for full replacement values against all liabilities risks and losses (including but not limited to the losses caused by any unlawful act on the part of any person) against which it is normal or prudent to insure in respect of all property owned by and in the business carried on by the company.

5.2 All premiums due in respect of the company's insurance policies have been paid in full.

5.3 Nothing has been done or has been omitted to be done which could result in any of the company's insurance policies being or becoming void or voidable.

5.4 The executives of Altris Inc and Altris Plc are not aware of any circumstances which would or might entitle the company to make a claim under any of its insurance policies or which would or might be required under any of its insurance policies to be notified to the insurers.

6.    Disputes/Litigation

6.1 The company is not engaged whether as plaintiff or defendant or otherwise in any litigation, criminal or arbitration proceedings before any court, tribunal, statutory or governmental body, department, board or agency and no litigation, criminal or arbitration proceedings are pending or, to the knowledge of Altris Inc and Altris Plc jointly and severally threatened by or against the company and having made due and careful enquiries the executives of Altris Inc and Altris Plc do not know of any facts which are likely to give rise to the same or which are likely to give rise to proceedings in respect of which the company would be liable to indemnify any person concerned.

6.2 There is no dispute with any Revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of the company, and, to the knowledge of Altris Inc and Altris Plc jointly and severally there are no facts which may give rise to such dispute.

6.3 There are no claims pending or, to the knowledge of Altris Inc and Altris Plc jointly and severally threatened or capable of arising against the company by any employee or workman or third party in respect of any accident or injury, which are not fully covered by insurance, subject to deductibles.

6.4 To the knowledge of Altris Inc and Altris Plc jointly and severally the company has not manufactured and/or sold products which are or have or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or (whether by statute or otherwise) impliedly made by the company.

7.    Compliance with statutes and licences

7.1 The company has obtained all licences, consents, approvals, permissions, permits, test and other certificates and authorities (public or private) necessary for the carrying on of its business (except where the failure to obtain such licenses, consents, approvals, permissions, permits, test and other certificates and authorities (public or private) would not have a material adverse effect on the business of the company) in the places and in the manner in which such business is now carried on or to which its products are exported, all of which are valid and subsisting, and the executives of Altris Inc and Altris Plc know of no reason or of any facts or circumstances which with or without the giving of notice or lapse of time) would be likely to give rise to any reason why any of them should be suspended, cancelled, revoked or not renewed.

7.2 The company has conducted and is conducting its business in all material respects in accordance with all applicable laws and regulations (whether of the United Kingdom or elsewhere).

7.3 To the knowledge of Altris Inc and Altris Plc jointly and severally after due inquiry, all software used by the company which is not proprietary to or owned by the company has been properly and validly licensed to it and all licence fees as at the closing date will have been paid up to date, and the company will not be in breach of any such licence agreements, except for arrearages in licence fees on the effective date which are reflected in the effective date management accounts and which, if paid promptly after the closing date, will not result in the termination by the licensor of the licence with respect to which such fees are owing.

8.    Trading position

8.1         Between the effective date and the closing date:-

8.1.1 there has been no material adverse change prior to the date hereof (nor is any such material change expected prior to the closing date) in the position or prospects of the company or in the value of its assets or amount or nature of the liabilities of the company as compared with the position disclosed in the effective date financial statements;

8.1.2 the company will not have disposed of any assets or assumed or incurred any outstanding capital commitment or any material liabilities (whether actual or contingent) otherwise than in the ordinary course of carrying on its business (and for this purpose disposals of fixed assets, fixed and loose plant and machinery, fixtures and fittings, vehicle and office equipment shall be deemed to be not in the ordinary course of business);

8.1.3 the business of the company will have continued without interruption and so as to maintain the same as a going concern;

8.1.4 the company's business has not been materially and adversely affected by the loss of any important customer or source of supply;

8.1.5 no dividend or other distribution has been declared, made or paid to the members of the company except as provided for in the Accounts and all dividends or distributions declared, made or paid by the company have been made, paid or declared in accordance with its articles of association and the provisions of any applicable legislation;

8.1.6 no change has been made in the emoluments, except for increases in the normal course of business which are market related, or other terms of employment of any of the company's employees or of any of the directors and the company has not paid any bonus or special remuneration to any such employee or any director.

9.    Contracts and arrangements

      There are not now outstanding with respect to the company or to which the company is a party:-

9.1 any long term unusual or onerous contract or any contract not made in the ordinary course of business;

9.2 any joint venture, consortium or other partnership arrangement or agreement;

9.3 (excepting guarantees or warranties implied by law or provided by the company with respect to goods or services supplied or performed by the company in the ordinary course of business) any guarantee, warranty, undertaking or contract for indemnity or for suretyship under which the company is under a prospective or contingent liability;

9.4 any agreement or arrangement entered into by the company otherwise than by way of bargain at arms length or on arms length terms and in the ordinary course of the company's business;

9.5 any agreement or arrangement which cannot readily be fulfilled or performed by the company in accordance with its terms and without undue or unusual expenditure or effort or without making a loss;

9.6 any agreement containing covenants limiting or excluding its right to do business and/or compete in any area or any field or with any person, firm or company.

10.   Intellectual property rights

10.1

10.1.1 The company owns no patents, trade marks, registered designs, applications for any of the foregoing, copyrights, trade or business names, inventions, processes, know-how and other industrial property rights (together 'Intellectual Property Rights'). Except for Intellectual Property Rights licensed to the company by third parties under license agreements which are in full force and effect, the Intellectual Property Rights used by the company are vested in and beneficially owned by Altris Plc free from encumbrances, other than the license thereof included in the distribution agreement to be entered into under the agreement.

10.1.2 To the knowledge of Altris Inc and Altris Plc jointly and severally none of such Intellectual Property Rights is being used, claimed, opposed or attacked by any other person nor does the use of such Intellectual Property Rights or any part of them infringe the Intellectual Property Rights owned or enjoyed by any third party.

10.1.3 To the knowledge of Altris Inc and Altris Plc jointly and severally none of the Intellectual Property Rights used by the company is the subject of any claim, opposition, attack, assertion or other arrangement of whatsoever nature which does or may impinge upon their use, validity, enforceability or ownership by the company, and there are no grounds or other circumstances which may give rise to the same.

10.1.4 To the knowledge of Altris Inc and Altris Plc jointly and severally the company is not using any process which involves the exercise of rights owned by third parties or gives rise to a liability to pay compensation under the Patents Act 1977 or makes use of information confidential to a third party except under valid licences from such third parties, all of which are in full force and effect.

10.2 No licences or registered user or other rights have been granted or agreed to be granted by the company to any third party in respect of such Intellectual Property Rights, except to customers of the company in the ordinary course of business.

10.3 To the knowledge of Altris Inc and Altris Plc jointly and severally no disclosure has been made to any person other than to SL of any of the industrial know how or the financial or trade secrets of the company except properly and in the ordinary course of business and on the footing that such disclosure is to be treated as being of a confidential nature.

10.4 To the knowledge of Altris Inc and Altris Plc jointly and severally no act has been done or has been omitted to be done to entitle any authority or person to cancel, forfeit or modify any Intellectual Property Rights.

10.5 All computer software and hardware utilised by and/or marketed by the company , including that licensed by Altris Plc, was at the effective date Y2K compliant.

11.   Employees

11.1        There are not now outstanding:

11.1.1 any service agreement or contracts between the company and any of its Directors, officers, executives or employees which cannot be terminated by the company by 14 (fourteen) weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment);

11.1.2 any recognition or other agreement or arrangement (whether or not legally binding) between the company and any trade union or other body representing its employees.

11.2 The executives of Altris Inc and Altris Plc are not aware of any outstanding claim against the company by any person who is now or has been an officer or employee of the company and no disputes have during the preceding three years arisen between the company and any material number or category of employees and there are no present circumstances which are likely to give rise to any such dispute.

11.3 Since the effective date no change has been made in the rate of remuneration or the endowment or pension benefits of any Director or employee or in the terms of employment of any officer or senior executive.

11.4 None of the following are in existence and there are no proposals for any of the following:

11.4.1            profit sharing schemes;

11.4.2            share option schemes;

11.4.3            'phantom' share option schemes;

11.4.4            profit related pay schemes;

11.4.5            employee share ownership trusts under the Finance Act 1989;

11.4.6            employee benefit trusts.

11.5 SL has been supplied with copies of all documents comprising the pension scheme operated by the company for the benefit of its employees.

11.6 Save for the Pension Scheme ('the Scheme') details of which are included in the Disclosure Letter there are no superannuation retirement, pension, death, ill health or disability benefit schemes or like arrangements in operation or proposed to be operated by or in relation to the business of the company nor (save for entitlement under the Scheme) do any of the current or past employees or any other person have any entitlement or expectation to any such benefits under any such scheme or arrangement.

11.7        With regard to the Scheme:

11.7.1 there is annexed to the Disclosure Letter copies of all the Trust Deeds and Rules of the Scheme together with any announcements booklets or other documentation affecting the entitlement of any member to benefit under the Scheme;

11.7.2 the company has complied with all the provisions of the Scheme applicable to it;

11.7.3 the Scheme is an exempt approved scheme within the meaning of the Income and Corporation Taxes Act 1988 Section 592(1) and to the knowledge of Altris Inc and Altris Plc jointly and severally there is no reason why such approval could be withdrawn;

11.7.4 the company does not hold and has never held and is not named and has never been named in any contracting out certificate under the Social Security Pensions Act 1975;

11.7.5 all benefits (other than a refund of contributions of interest where appropriate) payable under the Scheme on the death of a member while in an employment to which the Scheme relates or during a period of sickness or disability of a member are fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such an insurance company at its normal rates and on its normal terms for persons in good health.

11.7.6 there are no arrearages in the payment of amounts due and payable by the company under the Scheme.

11.8

11.8.1 There is annexed to the Disclosure Letter a copy of the most recent audited accounts, trustees report and Actuarial Valuation of the Scheme all of which are true, complete and accurate in all material respects.

11.8.2 There has been no material change in the assets or solvency of the Scheme as disclosed in such accounts and valuation.

11.9

11.9.1 No power to augment or alter benefits under the Scheme has been exercised and no employee or member of the Scheme has been notified that such an exercise may be contemplated.

11.9.2 No discretion has been exercised under the Scheme to provide in respect of any member a benefit which would not otherwise be provided in respect of such member and no member of the Scheme has been notified that such an exercise may be contemplated.

11.10

11.10.1 The Scheme is funded on a money purchase basis and there is no obligation to continue to make contributions to the Scheme after Completion, and if contributions to the Scheme were to cease with effect from Completion there would be no liability to make any further payments to the Scheme and there would be no liability whatsoever to the Trustees and to or in respect of the members and former members of the Scheme or otherwise with regard to the Scheme.

11.10.2 The scheme has no employer related investments as defined in the Social Security Act 1990.

11.11

11.11.1 Except for any liability under the Scheme, any liability existing by law and any liability to any member of the Altris Group, the company has no liability to:

11.11.1.1 any of the executives and employees apart from remuneration accrued during the month in which the agreement has been entered into;

11.11.1.2               any associates of any of the executives and employees;
                        or

11.11.1.3 any company of which 15% or more of the equity share capital is owned or controlled directly or indirectly by any of the executives, employees and/or their respective associates.

11.11.2 None of the executives of Altris Inc or Altris Plc nor (so far as the executives of Altris Inc and Altris Plc are aware) the employees and their respective associates has any interest in any other person (other than Altris Inc) which has or has had a material or close trading relationship with or is or may be in competition with the company.

11.11.3 To the knowledge of Altris Inc and Altris Plc jointly and severally each of the executives is free to continue his employment and is not in breach of any other contract of employment (past or now subsisting) and is not liable to any action (whether for damages, injunction, specific performance or otherwise) relating to any such contract and is not in any breach of duty of confidence or any undertaking or arrangement relating to any intellectual property rights and is not now liable to any action (whether for damages, injunction, specific performance or otherwise) relating to any continuous or continuing obligation in any such contract.

12.   Taxation

12.1 Save to the extent that specific provision has been made in the effective date management accounts for any liability to Taxation and save for any liability to corporation tax arising in the ordinary course of the company's normal trading since the accounting date, the company has no liability or contingent liability in respect of any form of Taxation (the deprivation or nullifying of any relief or advantage (including the right to set past losses against future profits) or the requirement to make any payment or the loss of the right to any repayment by or to the Inland Revenue or any other authority being deemed to be a liability in respect of Taxation for the purposes of this paragraph).

12.2 The company has duly complied in all material respects with its obligations to account to the Inland Revenue and all other relevant authorities for all amounts for which it is accountable in respect of Taxation or amounts payable under social security legislation.

12.3 All returns and computations in connection with Taxation that should have been made by the company have been made correctly and on a proper basis in all material respects; no such return or computation has been or, to the knowledge of Altris Inc and Altris Plc jointly and severally is likely to be disputed and there are no facts known or which would on reasonable enquiry be known to Altris Inc and Altris Plc jointly and severally which may give rise to any such dispute or to any claim for any Taxation or to the deprivation of any relief from taxation or advantage that might have been available.

12.4 The company has not been a party to any scheme or arrangement designed partly or wholly for the purpose of artificially and unlawfully avoiding Taxation.

12.5 The company is duly registered for VAT purposes and has in all material respects complied with the Value Added Tax Act 1983 and all orders, regulations, directions or conditions made or imposed thereunder and has maintained correct and up-to-date records, invoices and other documents appropriate or necessary for the purposes of such legislation and is not in arrear with any payment or returns thereunder or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision.

12.6 All material information necessary for computation of Taxation liabilities of company in possession or under control of company.

13.   Information and general

13.1 The information set out in the recitals to the agreement and in the Disclosure Letter is true, complete and accurate.

13.2

13.2.1 The forecasts, business plan, and projections in respect of the company handed to SL were prepared in good faith and after diligent and careful consideration and enquiry and on the basis of assumptions which were and remain, to the knowledge of Altris Inc and Altris Plc jointly and severally fair and realistic and none of the executives of Altris Inc or Altris Plc is now aware of any fact or matter which will, or is likely to, result in any of such forecasts or projections not being achieved in any material respect.

13.2.2 None of the executives of Altris Inc or Altris Plc disagrees with any of the opinions or views expressed in the forecasts, business plan and projections.

13.3 To the knowledge of Altris Inc and Altris Plc jointly and severally there are fully and accurately disclosed in the Disclosure Letter all matters which:

13.3.1 are necessary to qualify the statements set out in this Appendix 9 in order for such statements, when so qualified, to be fair, accurate and not misleading;

13.3.2 which are expected to materially and adversely affect the future value of the company.

13.4 Altris Inc and Altris Plc jointly and severally are not aware of any fact or matter not disclosed in writing to SL, the disclosure of which might reasonably affect the willingness of SL to make the investment contemplated by this agreement.

13.5 The records, statutory books and books of account of the company are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including, without limitation, all documents of title, accounts, books, ledgers and contracts to which it is a party) which are the property of the company are in its possession or under its control and all accounts, documents, returns and forms required to be delivered or made to the Registrar of Companies and any relevant foreign equivalent have been duly and correctly delivered or made.

13.6 The company does not trade and has never traded under any name other than its corporate name and no action has been taken against the company under Section 28 of the Companies Act 1985.

13.7 The company at the effective date was not and at the closing date will not be indebted to:-

13.7.1 Data General Corporation, other than accounts payable by the company for maintenance in the ordinary course of business in an amount not in excess of GBD5 000 (five thousand pounds)

13.7.2            David Gaunt

13.7.3            Octagon

            all of which obligations have been validly assumed by Altris Inc.

14.   The company

      The copies certified by the secretary of the company of the Memorandum and Articles of Association of the company and of the resolutions of the company annexed to the Disclosure Letter are true copies and the register of members and other statutory books of the company are true, accurate and complete.

15.   Insolvency

15.1 No administrator, administrative receiver, receiver, manager of assets, liquidator or any other similar officer has ever been appointed in respect of the whole or any part of the assets or undertaking of the company and no order has been made, petition presented or resolution passed for the purpose of the making of any order in relation to administration, administrative receivership, receivership, liquidation, management of assets or any other similar situation of the company.

15.2 After giving effect to the transaction contemplated in terms of the restructuring agreement, the company is neither insolvent nor unable to pay its debts as they fall due (as such expression is defined in either sub-section (1)(a) to (d) (inclusive) or sub-section (2) of
            Section 123 of the Insolvency Act 1986).

15.3 No voluntary arrangement (as referred to in the Insolvency Act 1986) or scheme or arrangement as regards its creditors has been proposed by the directors or is in operation in relation to the company.

15.4 The company has not entered into any transaction nor been given a preference to which sections 238, 239 or 423 of the Insolvency Act 1986 apply or which may otherwise be liable to be set aside or avoided for any reason.

                          U S WARRANTIES - APPENDIX 10

            1. Representations and Warranties of Altris Inc and Altris Plc jointly and severally.

      Altris Inc and Altris Plc jointly and severally hereby represent and warrant to SL as follows:

            1.1. Corporate Status.

                  1.1.1. Altris Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed and delivered by Altris Inc. in connection herewith or therewith (collectively, the "Operative Documents"). Altris Inc. is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of Altris Inc.

                  1.1.2. The Annual Report on Form 10-K of Altris, Inc. for the year ended December 31, 1998 (the "Annual Report") sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which Altris Inc. owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which Altris Inc. or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization, and, if Altris Inc. does not directly or indirectly own 100% of the outstanding equity interests in the entities so listed on the Annual Report, the percentage interest so owned by Altris Inc. or any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on the Annual Report, each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as now being conducted, and each is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of Altris Inc.. All of the outstanding shares of capital stock, or other equity interests, of each Subsidiary owned, directly or indirectly, by Altris Inc. have been validly issued, are fully paid and nonassessable, and are owned by Altris Inc. directly or indirectly free and clear of all liens, charges, security interests, or encumbrances. "Material adverse event" shall mean any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) material adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of Altris Inc. as represented to SL herein or in any document delivered to SL in connection herewith, or (iii) material default or potential material default under any of the Operative Documents.

            1.2. Capitalization.

                  1.2.1. The Annual Report accurately describes the authorized capital stock of Altris Inc. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights, or any similar rights held by any party with respect to the issuance of the common stock of Altris Inc. to be acquired by SL pursuant to this Agreement.

                  1.2.2. Except as described in the Annual Report and as otherwise disclosed to SL by Altris, Inc. in writing: Altris Inc. has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from Altris Inc. any shares of capital stock of Altris Inc., there are no securities outstanding or committed to be issued by Altris Inc. or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of Altris Inc., and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Altris Inc. is a party, or by which it is bound, requiring or restricting the issuance of any shares of capital stock or other securities of Altris Inc., whether or not outstanding. Except as set forth on the Annual Report, all such shares have been duly reserved for issuance, have been duly and validly authorized, and upon issuance in accordance with the terms of the respective instruments and receipt of payment therefor, will be validly issued, fully paid, and nonassessable.

                  1.2.3. The common stock (the "Purchased Common Stock") that is being purchased by SL, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Operative Documents and under applicable state and federal securities laws. The Common Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

            1.3. Authorization. Altris Inc. has full legal right, power and authority to enter into and perform its obligations under this Agreement and the Operative Documents without the consent or approval of any other person, firm, governmental agency, or other legal entity, except as contemplated hereby or thereby. The execution and delivery of this Agreement, the issuance of the Purchased Common Stock hereunder, the execution and delivery of each other document in connection herewith or therewith to which Altris Inc. is a party, and the performance by Altris Inc. of its obligations hereunder or thereunder are within the corporate powers of Altris Inc. and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Articles of Incorporation or Bylaws of Altris Inc.,
(ii) any material agreement to which Altris Inc. or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of Altris Inc. or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer executing this Agreement, and any other document executed and delivered by Altris Inc. in connection herewith or therewith, is duly authorized to act on behalf of Altris Inc.

            1.4. Validity And Binding Effect. Each of the Operative Documents is the legal, valid and binding obligation of Altris Inc., enforceable against Altris Inc. in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            1.5. Contracts And Other Commitments. Except as disclosed Altris Inc. and its Subsidiaries do not have and are not bound by any loans, liens, pledges, security interests agreements, indentures or other instruments defining the rights of security holders, under any securities or other financings upon which Altris Inc. or any Subsidiary is obligated or by which Altris Inc. is bound.

            1.6. Litigation. Except as set forth on the Annual Report or as disclosed in the Disclosure Letter to the UK Warranties, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which Altris Inc. or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to Altris Inc. or such Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations, or business of Altris Inc. and its Subsidiaries.

            1.7. Financial Statements. The consolidated financial statements of Altris Inc. and its Subsidiaries for the fiscal years ended December 31, 1998, 1997, and 1996, [and the preliminary draft of the unaudited consolidated financial statements as of and for the three months ended March 31, 1999 (the "Interim Financial Statements")], and the related notes, copies of which Altris Inc. previously has delivered to SL, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of Altris Inc. and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited consolidated financial statements).

            1.8. SEC Reports. Altris Inc.'s common stock is listed for trading on the OTC Bulletin Board and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, Altris Inc. has timely filed all reports, registrations, proxy or information statements, and all other documents, together with any amendments required to be made thereto

(collectively, the "SEC Reports"), required to be filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), except for delays in the filing of SEC Reports filed in 1998. [NOTE: In connection with the restatement of the Company's financial statements, the 10-k and certain 10-Q's were filed late.] The SEC Reports, as amended by amendments filed with the SEC, complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. [NOTE: The 1996 10-K and several 10-Q's relating to 1996 and 1997 were amended in 1998 to restate previously reported financial information.]

            1.9. Absence of Changes. Since December 31, 1998, except as contemplated hereby or by the other Operative Documents and except as reflected in the Interim Financial Statements, (i) neither Altris Inc. nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to Altris Inc., (ii) neither Altris Inc. nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital stock, long-term debt, or short-term debt of Altris Inc., and (iv) there has not been any material adverse change in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of Altris Inc. or any Subsidiary, taken as a whole.

            1.10. No Defaults. Except as set forth on the Annual Report, except for amounts due to creditors that will be satisfied promptly upon the closing of the transactions contemplated by the agreement, and except where a default or event of default does not and would not constitute a material adverse event, no default or event of default by Altris Inc. or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any material contract, instrument or agreement to which Altris Inc. or any Subsidiary is a party or by which Altris Inc. or any Subsidiary or its respective properties may be bound, except for any such default or event of default which would not reasonably be expected to cause a material adverse event, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

            1.11. Compliance with Law. Altris Inc. is in compliance with all foreign, federal, state or local laws, regulations, decrees and orders applicable to it (including but not limited to the Foreign Corrupt Practices Act, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, would not reasonably be expected to cause a material adverse event.

            1.12. Taxes. Except as set forth on the Annual Report, Altris Inc. and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended or returns which when filed will not result in any additional tax or material penalty), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and Altris Inc. does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against Altris Inc. or its properties. Altris Inc.'s federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1993, or closed by applicable statutes of limitation.

            1.13. Certain Transactions. Except as set forth on in the proxy statements filed by Altris Inc. with the SEC and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of Altris Inc., neither Altris Inc. nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, or to any affiliate, in excess of an aggregate amount of $60,000, and none of such officers or directors or any members of their immediate families or affiliates, are indebted to Altris Inc. or any Subsidiary in excess of an aggregate amount of $60,000, or have any direct or indirect ownership interest in any firm or corporation with which Altris Inc. or any Subsidiary is affiliated or with which Altris Inc. has a business relationship, or any firm or corporation which competes with Altris Inc. or any Subsidiary, except that Altris Inc.'s officers and directors may own individually no more than 1% of the outstanding capital stock of any publicly traded company which competes directly with Altris Inc.. Except as set forth in the proxy statements filed by Altris Inc. with the SEC, no officer or director of Altris Inc. or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with Altris Inc. or any Subsidiary that would require disclosure under Item 404 of Regulation S-K. Except as set forth on the Annual Report, neither Altris Inc. nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            1.14. Title to Property. Altris Inc. and each Subsidiary has good and marketable title to all of the real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities, claims and restrictions of every kind and nature whatsoever, except as disclosed on the Annual Report and other than (a) liens for taxes not yet due, (b) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the business of Altris Inc. or the use of its assets, (c) such secured indebtedness as is disclosed in the Financial Statements covering the assets and properties referred to therein (if any), (d) liens in the ordinary course of business consistent with past practice and (f) installments of special assessments not yet delinquent, recorded easements, covenants and other restrictions, and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character. Any real property and buildings held under lease by Altris Inc. or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on the Annual Report or which are not material and do not interfere with the use to be made of such buildings or property by Altris Inc.

            1.15. Intellectual Property.

                  1.15.1.

                  Except as set forth in the Annual Report, to Altris Inc.'s knowledge, Altris Inc. is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of Altris Inc.. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Altris Inc. or any Subsidiary or marketing studies conducted by Altris Inc., all of which Altris Inc. considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

                  1.15.2.

                  Except as set forth in the Annual Report, to Altris Inc.'s knowledge, Altris Inc. has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by Altris Inc. or any Subsidiary or used or required by Altris Inc. or any Subsidiary in the operation of its business as presently being conducted; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of Altris Inc.

                  1.15.3.

                  Altris Inc. has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a material adverse event. To Altris Inc.'s knowledge, no products or processes of Altris Inc. infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to Altris Inc.. Altris Inc. follows such procedures as Altris Inc. deems necessary or appropriate to provide reasonable protection of Altris Inc.'s trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of Altris Inc., no person employed by or affiliated with Altris Inc. has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of Altris Inc., no person employed by or affiliated with Altris Inc. has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Altris Inc.

            1.16. Environmental Matters. Altris Inc. has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder except to the extent that the violation thereof would not reasonably be expected to cause a material adverse event. Altris Inc. has been issued and will maintain all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters, except to the extent that the absence thereof would not reasonably be expected to cause a material adverse event. Altris Inc. has not during the two years prior to the date hereof received notice of, does not know of, and does not suspect facts which might constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge into or upon
(i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises, except to the extent that any such emission, spill, release or discharge would not reasonably be expected to cause a material adverse event. During the two years prior to the date hereof, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
(iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters materially affecting Altris Inc. or its business, operations, assets, equipment, property, leaseholds or other facilities. Altris Inc. does not have any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

            1.17. Accounting Matters. Altris Inc. and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of Altris Inc. and each of its Subsidiaries; (iii) access to the assets of Altris Inc. and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of Altris Inc. and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            1.18. Distributions To Company. Except for limitations existing under applicable law, no Subsidiary of Altris Inc. is currently prohibited, directly or indirectly, from paying any dividends to Altris Inc., from making any other distributions on such Subsidiary's capital stock, from repaying to Altris Inc. any loans or advances to such Subsidiary, or from transferring any of such Subsidiary's property or assets to Altris Inc. or any other Subsidiary of Altris Inc.

            1.19. Prior Sales. All offers and sales of Altris Inc.'s capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

            1.20. Regulatory Compliance. Except as set forth in the Annual Report, the conduct of the business and the ownership of the assets of Altris Inc. is not dependent on any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body which

Altris Inc. has not obtained, except to the extent that the absence thereof would not reasonably be expected to cause a material adverse event. All material licenses, permits and authorizations held by Altris Inc. are in full force and effect.

            1.21. Margin Regulations. Altris Inc. is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

            1.22. Limited Offering. Subject in part to the truth and accuracy of SL's representations set forth in this Agreement, the offer, sale and issuance of the Common Stock is exempt from the registration requirements of the Securities Act, and neither Altris Inc. nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

            1.23. Registration Obligations. Except as described in the Annual Report, Altris Inc. is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that are proposed to be subsequently issued.

            1.24. Insurance. Altris Inc. has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

            1.25. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Altris Inc. in connection with Altris Inc.'s valid execution, delivery, or performance of this Agreement by Altris Inc., except such filings as have been made prior to the Closing, except notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefore.

            1.26. Employees. To the best of Altris Inc.'s knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of Altris Inc.'s employees belongs to any union or collective bargaining unit. To the knowledge of Altris Inc.,

Altris Inc. has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the knowledge of Altris Inc., no employee of Altris Inc. is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with Altris Inc., or any other party because of the nature of the business conducted or presently proposed to be conducted by Altris Inc. or to the use by the employee of his or her best efforts with respect to such business. Other than as set forth on the Annual Report hereto, Altris Inc. is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. To the knowledge of Altris Inc., it is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with Altris Inc., nor does Altris Inc. have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of Altris Inc. is terminable at the will of Altris Inc.

            1.27. ERISA. Altris Inc. is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. SS 1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Altris Inc. nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA). Altris Inc. and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property equals or exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Altris Inc. or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither Altris Inc. nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

            1.28. Fees/Commissions. Altris Inc. has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder.

            1.29. Disclosure. No representation or warranty made as of the date hereof by Altris Inc. contained in this Agreement, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

            1.30. Survival. The representations and warranties of Altris Inc. contained in the agreement shall survive the agreement for the period set forth in the agreement.

                                                                     APPENDIX 16

                                     [LOGO]

                       [Letterhead of Kallmeyer & Strime]

                                THE SL WARRANTIES

In these warranties:-

(1) the provisions contained in the agreement to which these warranties constitute Appendix 16 ("the agreement"), relating to its interpretation shall apply mutatis mutandis;

(2) expressions to which a meaning is attributed in the agreement shall bear the same meaning.

      SL warrants to Altris Inc and Altris Limited that save as disclosed in the Disclosure Letter attached hereto:-

1.    Organization, Corporate Power and Authority

      Each of SL and Spescom CIT is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of South Africa and is duly qualified to do business as a foreign corporation in the jurisdictions in which it conducts its business, except where the failure so to qualify will not have a material adverse effect on its business. Each of SL and Spescom CIT has all requisite corporate power and authority to own, operate and lease its assets, to conduct its business, to execute and deliver the agreement and the other documents and agreements to be executed and delivered by it pursuant to the agreement and to perform its obligations thereunder.

2.    Authorization of Agreements

      The execution, delivery and performance by each of SL and Spescom CIT of the agreement and the other documents and agreements to be executed and delivered by it pursuant to the agreement, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action by each of SL and Spescom CIT. This agreement has been, and each of the other documents and agreements to be executed and delivered by each of SL and Spescom CIT pursuant to the agreement will be on the closing date, duly executed and delivered by it and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of SL or Spescom CIT, as the case may be, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

3.    Effect of agreement

      The execution, delivery and performance by each of SL and Spescom CIT of the agreement and the other documents and agreements to be executed and delivered by it pursuant to the agreement, and the consummation by it of the transactions contemplated thereby, will not violate its charter or by-laws or any judgment, award or decree or any indenture, agreement or other instrument to which it is a party, or by which it or its assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its assets, except to the extent that the effect thereof is not materially adverse to its business.

4.    Government approvals

      Except for the approval of exchange control authorities of the South African Reserve Bank, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental or regulatory authority is required to be obtained by SL or Spescom CIT for the execution and delivery by it of the agreement and the other documents and agreements to be executed and delivered by it pursuant to the agreement or the consummation by it of the transactions contemplated thereby.

5.    Investment representations

5.1 SL is acquiring the investment in Altris Inc contemplated by clause 7 of the agreement, and the shares of Altris Inc common stock (hereinafter referred to as the "Investment"), for SL's own account, for investment purposes only, and not with a view to or for the resale or distribution thereof, in whole or in part.

5.2 SL understands that the offering and sale of the Investment (hereinafter referred to as the "Offering") are intended, save as set out in clause 7.1.2 of the agreement, to be exempt from registration under the Securities Act of 1933, as amended (hereinafter referred to as the "1933 Act"), by virtue of Section 4(2) of the 1933 Act, among other provisions. SL is an accredited investor under the 1933 Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Investment and has obtained, in its judgment, sufficient information from Altris Inc. to evaluate the merits and risks of such investment.

5.3 Altris Inc has provided SL with the Annual Report on Form 10-K filed by Altris Inc. with the Securities and Exchange Commission for the year ended December 31, 1998 and preliminary interim financial information with respect to the quarter ended March 31, 1999.

5.4 Altris Inc. has provided SL with access and the opportunity to ask questions of, and receive answers from, Altris Inc. concerning the terms and conditions of the Offering, the business, financial condition, results of operations and prospects of Altris Inc. and other matters pertaining to its investment.

5.5 SL has determined that the Investment is a suitable investment and that SL has the financial ability to bear the economic risk of its investment in Altris Inc. (including the possible complete loss of its investment), has adequate means of providing for current needs and contingencies and has no current or prospective need for liquidity with respect to its investment.

5.6 SL understands that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Investment has not been registered under the 1933 Act or under the securities laws of any state. Consequently, the Investment cannot be resold, pledged, assigned or otherwise disposed of, except in accordance with an exemption from such registration.